                    SECURITIES AND EXCHANGE COMMISSION



                          Washington, D.C. 20549







                                 FORM 8-K


                              CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 29, 1996




                              Ethyl Corporation
          (Exact name of registrant as specified in its charter)


          Virginia               1-5112              54-0118820
(State or other jurisdiction   (Commission         (IRS Employer
  of incorporation)            File Number)      Identification No.)



        330 South Fourth Street, Richmond, Virginia           23219
          (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code     (804) 788-5000

Item 2.  Acquisition or Disposition of Assets

     On February 29, 1996, Ethyl Corporation (the "Company") completed the acquisition of the worldwide lubricant additives business of Texaco Inc. ("Texaco"), including manufacturing and blending facilities, identifiable intangibles and working capital.

     The products of the acquired business include viscosity index improvers and other lubricating oil additives, which are used in automotive and industrial applications. The acquisition, to be accounted for under the purchase method, included a cash payment of $135.9 million (subject to adjustment based on final working capital determination) and a future contingent payment of up to $60 million. The cash payment was financed primarily under the Company's revolving credit agreement. The payment of up to $60 million will become due on February 26, 1999, with interest payable on the contingent amount until such date. The actual amount of the contingent payment and total interest will be determined using an agreed upon formula based on volumes of certain acquired product lines shipped during the calendar years 1996 through 1998, as specified in the contingent note agreement. Texaco retained substantially all noncurrent liabilities.

     The Company intends to continue to use the assets acquired from Texaco in the manner in which they were used by Texaco.

     The principal source of funds for the cash portion of the acquisition was the Company's $500 million revolving credit agreement dated February 16, 1994 with Chemical Bank, as Administrative Agent and NationsBank of North Carolina, N.A., as co-agent and a number of other commercial banks. Nine million dollars of the purchase price was funded with a one year variable rate loan from NationsBank, N.A.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired

     As of the date of filing this Current Report on Form 8-K, it is impracticable to provide financial statements, as of and for the two years ending December 31, 1995, of the lubricant additives business of Texaco acquired by the Company. Such financial statements will be filed on or before May 14, 1996.

     (b)  Pro Forma Financial Information

     As of the date of filing this Current Report on Form 8-K, it is impracticable to provide pro forma financial information, as of and for the two years ending December 31, 1995, showing the impact of the acquisition of the lubricant additives business of Texaco on the financial statements of the Company. Such financial statements will be filed on or before May 14, 1996.

     (c)  Exhibits.

          2. Purchase Agreement dated as of September 22, 1995, among Texaco and certain of its subsidiaries and the Company, as modified by Restatement of Amendments among the parties to that agreement, dated as of February 29, 1996.

                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              ETHYL CORPORATION
                                (Registrant)


Date:  March 15, 1996              By:      /s/ D A Fiorenza

                                   Name:    D A Fiorenza

                                   Title:   Vice President - Business
                                            Evaluation & Support

EXHIBIT INDEX

Exhibit Number and Description

        2 Purchase Agreement dated as of September 22, 1995, as modified by Restatement of Amendments dated as of February 29, 1996.


         5      Exhibit 2



                               TABLE OF CONTENTS

                          PURCHASE AND SALE AGREEMENT
                              (ADDITIVE BUSINESS)


                                   PART ONE:

                  SUBJECT MATTER OF THE AGREEMENT: DEFINITIONS
                           AND RULES OF CONSTRUCTION . . . . . . . . . . . .   1

    Section 1.1    Subject Matter . . . . . . . . . . . . . . . . . . . . .   1
    Section 1.2    Definitions. . . . . . . . . . . . . . . . . . . . . . .   2
    Section 1.3    Rules of Construction. . . . . . . . . . . . . . . . . .  13
                   (a)  General . . . . . . . . . . . . . . . . . . . . . .  14
                   (b)  Parts and Sections. . . . . . . . . . . . . . . . .  14
                   (c)  Other Agreements. . . . . . . . . . . . . . . . . .  14

                                   PART TWO:
                    PURCHASE OF TEXACO ADDITIVE BUSINESS,
           PURCHASE PRICE AND TRANSFER OF TEXACO ADDITIVE BUSINESS. . . . .  14

    Section 2.1    Purchase and Sale of Texaco Additive Business. . . . . .  14
    Section 2.2    Purchase Price . . . . . . . . . . . . . . . . . . . . .  14
    Section 2.3    Transfer of the U.S. Assets, the Belgian Stock,
                   Brazilian Stock, Etc.. . . . . . . . . . . . . . . . . .  15
                   (a)  Transfer of Brazilian, Belgian and Korean
                        Stock . . . . . . . . . . . . . . . . . . . . . . .  15
                   (b)  Transfer of Assets, Etc.. . . . . . . . . . . . . .  15
                   (c)  Assumed Liabilities . . . . . . . . . . . . . . . .  15
                   (d)  Transfer of Excluded Assets . . . . . . . . . . . .  16
                   (e)  Retained Liabilities. . . . . . . . . . . . . . . .  16
                   (f)  Continuing Liabilities. . . . . . . . . . . . . . .  16
                   (g)  Transfer of Excluded Contracts. . . . . . . . . . .  18
    Section 2.4    Closing Working Capital. . . . . . . . . . . . . . . . .  18
                   (a)  Estimated Working Capital.. . . . . . . . . . . . .  18
                   (b)  Determination of Closing Working Capital. . . . . .  19
                   (c)  Adjustment Payment. . . . . . . . . . . . . . . . .  19
    Section 2.5    Payment. . . . . . . . . . . . . . . . . . . . . . . . .  19

                                  PART THREE:

                        REPRESENTATIONS AND WARRANTIES. . . . . . . . . . .  20

    Section 3.1    Seller.. . . . . . . . . . . . . . . . . . . . . . . . .  20
                   (a)  Organization and Standing of Seller . . . . . . . .  20
                   (b)  Authority . . . . . . . . . . . . . . . . . . . . .  20
                   (c)  Validity of Agreement . . . . . . . . . . . . . . .  20
                   (d)  No Violation. . . . . . . . . . . . . . . . . . . .  20
                   (e)  No Consent Required . . . . . . . . . . . . . . . .  21
                   (f)  Disclosure. . . . . . . . . . . . . . . . . . . . .  21
                   (g)  Financial Statements. . . . . . . . . . . . . . . .  21
                   (h)  Changes . . . . . . . . . . . . . . . . . . . . . .  21
                   (i)  Conduct of Business . . . . . . . . . . . . . . . .  23
                   (j)  Litigation. . . . . . . . . . . . . . . . . . . . .  23
                   (k)  No Undisclosed Liabilities. . . . . . . . . . . . .  23
                   (l)  Intellectual Property Rights. . . . . . . . . . . .  23
                   (m)  Tax Matters . . . . . . . . . . . . . . . . . . . .  25
                   (n)  Environmental Matters . . . . . . . . . . . . . . .  25
                   (o)  Product Tests . . . . . . . . . . . . . . . . . . .  26
    Section 3.2    TOHI.. . . . . . . . . . . . . . . . . . . . . . . . . .  26
                   (a)  Organization and Standing of TOHI . . . . . . . . .  26
                   (b)  Authority . . . . . . . . . . . . . . . . . . . . .  26
                   (c)  Validity of Agreement . . . . . . . . . . . . . . .  27
                   (d)  No Violation. . . . . . . . . . . . . . . . . . . .  27
                   (e)  No Consent Required . . . . . . . . . . . . . . . .  27
                   (f)  Ownership of Brazilian Stock. . . . . . . . . . . .  27
                   (g)  Ownership of TOHI . . . . . . . . . . . . . . . . .  28
    Section 3.3    Company. . . . . . . . . . . . . . . . . . . . . . . . .  28
                   (a)  Organization and Standing of Company. . . . . . . .  28
                   (b)  Authority . . . . . . . . . . . . . . . . . . . . .  28
                   (c)  Validity of Agreement . . . . . . . . . . . . . . .  28
                   (d)  No Violation. . . . . . . . . . . . . . . . . . . .  28
                   (e)  No Consent Required . . . . . . . . . . . . . . . .  29
                   (f)  Litigation. . . . . . . . . . . . . . . . . . . . .  29
                   (g)  Contracts . . . . . . . . . . . . . . . . . . . . .  29
                   (h)  Title to U.S. Assets. . . . . . . . . . . . . . . .  30
                   (i)  Condition and Repair. . . . . . . . . . . . . . . .  31
                   (j)  Condemnation. . . . . . . . . . . . . . . . . . . .  31
                   (k)  Compliance with Applicable Law. . . . . . . . . . .  31
                   (l)  U.S. Employees. . . . . . . . . . . . . . . . . . .  31
                   (m)  Inventory.. . . . . . . . . . . . . . . . . . . . .  31
                   (n)  ERISA: Plan Administration. . . . . . . . . . . . .  32
                   (o)  ERISA; Qualified Plans. . . . . . . . . . . . . . .  32
                   (p)  Labor Relations . . . . . . . . . . . . . . . . . .  32
                   (q)  Products Liability. . . . . . . . . . . . . . . . .  32
                   (r)  Subsidiaries. . . . . . . . . . . . . . . . . . . .  33
                   (s)  Bank Accounts . . . . . . . . . . . . . . . . . . .  33
                   (t)  Ownership of Texaco Korea . . . . . . . . . . . . .  33
    Section 3.4    Texaco Brasil. . . . . . . . . . . . . . . . . . . . . .  33
                   (a)  Organization and Standing of Texaco Brasil. . . . .  33
                   (b)  Authority . . . . . . . . . . . . . . . . . . . . .  33
                   (c)  No Consent Required . . . . . . . . . . . . . . . .  33
                   (d)  Corporate Documents . . . . . . . . . . . . . . . .  34
                   (e)  Subsidiaries. . . . . . . . . . . . . . . . . . . .  34
                   (f)  Capitalization. . . . . . . . . . . . . . . . . . .  34
                   (g)  Options or Warrants . . . . . . . . . . . . . . . .  34
                   (h)  Litigation. . . . . . . . . . . . . . . . . . . . .  34
                   (i)  Contracts . . . . . . . . . . . . . . . . . . . . .  35
                   (j)  Title to Brazilian Assets . . . . . . . . . . . . .  35
                   (k)  Condition and Repair. . . . . . . . . . . . . . . .  36
                   (l)  Condemnation. . . . . . . . . . . . . . . . . . . .  36
                   (m)  Compliance with Applicable Law. . . . . . . . . . .  36
                   (n)  Brazilian Employees . . . . . . . . . . . . . . . .  37
                   (o)  Bank Accounts . . . . . . . . . . . . . . . . . . .  37
                   (p)  Inventory . . . . . . . . . . . . . . . . . . . . .  37
                   (q)  Brazilian Benefit Plans . . . . . . . . . . . . . .  37
                   (r)  Recently Terminated Employees . . . . . . . . . . .  38
                   (s)  Brazilian Collective Bargaining Convention and
                        Union Related Matters . . . . . . . . . . . . . . .  38
                   (t)  Compliance with the FGTS Regulations. . . . . . . .  38
                   (u)  Compliance with the INSS Regulations. . . . . . . .  38
    Section 3.5    Selling Subsidiaries.. . . . . . . . . . . . . . . . . .  39
                   (a)  Organization and Standing of Selling
                        Subsidiaries. . . . . . . . . . . . . . . . . . . .  39
                   (b)  Authority . . . . . . . . . . . . . . . . . . . . .  39
                   (c)  No Consent Required . . . . . . . . . . . . . . . .  39
                   (d)  Litigation. . . . . . . . . . . . . . . . . . . . .  39
                   (e)  Contracts . . . . . . . . . . . . . . . . . . . . .  39
                   (f)  Title to Miscellaneous Assets . . . . . . . . . . .  40
                   (g)  Compliance with Applicable Law. . . . . . . . . . .  40
                   (h)  Miscellaneous Employees . . . . . . . . . . . . . .  41
                   (i)  Inventories.. . . . . . . . . . . . . . . . . . . .  41
                   (j)  Ownership . . . . . . . . . . . . . . . . . . . . .  41
    Section 3.6    Texaco Caribbean . . . . . . . . . . . . . . . . . . . .  41
                   (a)  Organization and Standing of Texaco
                        Caribbean . . . . . . . . . . . . . . . . . . . . .  41
                   (b)  Authority . . . . . . . . . . . . . . . . . . . . .  41
                   (c)  Validity of Agreement . . . . . . . . . . . . . . .  41
                   (d)  No Violation. . . . . . . . . . . . . . . . . . . .  42
                   (e)  No Consent Required . . . . . . . . . . . . . . . .  42
                   (f)  Ownership of Brazilian Stock. . . . . . . . . . . .  42
                   (g)  Ownership of Texaco Caribbean . . . . . . . . . . .  43
    Section 3.7    Texaco Korea . . . . . . . . . . . . . . . . . . . . . .  43
                   (a)  Organization and Standing . . . . . . . . . . . . .  43
                   (b)  Authority . . . . . . . . . . . . . . . . . . . . .  43
                   (c)  No Consent Required . . . . . . . . . . . . . . . .  43
                   (d)  Corporate Documents . . . . . . . . . . . . . . . .  43
                   (e)  Texaco Korea Capitalization . . . . . . . . . . . .  43
                   (f)  Options or Warrants . . . . . . . . . . . . . . . .  43
                   (g)  Subsidiaries. . . . . . . . . . . . . . . . . . . .  44
                   (h)  Litigation. . . . . . . . . . . . . . . . . . . . .  44
                   (i)  Contracts . . . . . . . . . . . . . . . . . . . . .  44
                   (j)  Title to Korean Assets. . . . . . . . . . . . . . .  44
                   (k)  Compliance with Applicable Law. . . . . . . . . . .  45
                   (l)  Korean Employees. . . . . . . . . . . . . . . . . .  45
                   (m)  Inventories . . . . . . . . . . . . . . . . . . . .  45
                   (n)  Bank Accounts . . . . . . . . . . . . . . . . . . .  45
    Section 3.8    Texaco Belgium . . . . . . . . . . . . . . . . . . . . .  45
                   (a)  Organization and Standing of Texaco Belgium . . . .  45
                   (b)  Authority . . . . . . . . . . . . . . . . . . . . .  45
                   (c)  Validity of Agreement . . . . . . . . . . . . . . .  46
                   (d)  No Violation. . . . . . . . . . . . . . . . . . . .  46
                   (e)  No Consent Required . . . . . . . . . . . . . . . .  46
                   (f)  Ownership of Belgian Stock. . . . . . . . . . . . .  47
                   (g)  Ownership of Texaco Belgium . . . . . . . . . . . .  47
                   (h)  Certain Real Estate Matters . . . . . . . . . . . .  47
     Section 3.9    Texaco Petroleum . . . . . . . . . . . . . . . . . . . .  47
                   (a)  Organization and Standing of Texaco
                        Petroleum . . . . . . . . . . . . . . . . . . . . .  47
                   (b)  Authority . . . . . . . . . . . . . . . . . . . . .  47
                   (c)  Validity of Agreement . . . . . . . . . . . . . . .  47
                   (d)  No Violation. . . . . . . . . . . . . . . . . . . .  48
                   (e)  No Consent Required . . . . . . . . . . . . . . . .  48
                   (f)  Ownership of Belgian Stock. . . . . . . . . . . . .  48
                   (g)  Ownership of Texaco Petroleum . . . . . . . . . . .  48
    Section 3.10   TBSA.. . . . . . . . . . . . . . . . . . . . . . . . . .  49
                   (a)  Organization and Standing of TBSA.. . . . . . . . .  49
                   (b)  Authority.. . . . . . . . . . . . . . . . . . . . .  49
                   (c)  No Violation. . . . . . . . . . . . . . . . . . . .  49
                   (d)  No Consent Required.. . . . . . . . . . . . . . . .  49
                   (e)  Ownership of TBSA . . . . . . . . . . . . . . . . .  49
    Section 3.11   Buyer. . . . . . . . . . . . . . . . . . . . . . . . . .  49
                   (a)  Organization and Standing of Buyer. . . . . . . . .  50
                   (b)  Authority . . . . . . . . . . . . . . . . . . . . .  50
                   (c)  Validity of Agreement . . . . . . . . . . . . . . .  50
                   (d)  No Violation. . . . . . . . . . . . . . . . . . . .  50
                   (e)  No Consent Required . . . . . . . . . . . . . . . .  50
                   (f)  Disclosure. . . . . . . . . . . . . . . . . . . . .  51
                   (g)  Employment Offers . . . . . . . . . . . . . . . . .  51
                   (h)  ERISA; Prohibited Transaction.. . . . . . . . . . .  51
    Section 3.12   No Other Warranties. . . . . . . . . . . . . . . . . . .  51

                                   PART FOUR:

                                  COVENANTS
                      REGARDING TEXACO ADDITIVE BUSINESS. . . . . . . . . .  51

    Section 4.1    Covenants of Seller. . . . . . . . . . . . . . . . . . .  51
                   (a)  Conduct of Business . . . . . . . . . . . . . . . .  51
                   (b)  Access to Properties and Information. . . . . . . .  53
                   (c)  Intercompany Accounts . . . . . . . . . . . . . . .  53
                   (d)  Seller's Non-Compete. . . . . . . . . . . . . . . .  53
                   (e)  No Solicitation . . . . . . . . . . . . . . . . . .  55
                   (f)  Title to the U.S. Properties. . . . . . . . . . . .  56
                   (g)  Discharge of Retained Liabilities.. . . . . . . . .  56
                   (h)  Perimeter Surveys.. . . . . . . . . . . . . . . . .  56
                   (i)  Ghent Real Estate Matters . . . . . . . . . . . . .  57
                   (j)  Certain Real Estate Matters . . . . . . . . . . . .  57
                   (k)  Belgian Company Transfer. . . . . . . . . . . . . .  57
                   (l)  Belgian Company Representations and
                        Warranties. . . . . . . . . . . . . . . . . . . . .  57
                   (m)  Brazilian Company Transfer. . . . . . . . . . . . .  62
                   (n)  Service Supply and Technology Agreements. . . . . .  62
                   (o)  Asset List Delivery . . . . . . . . . . . . . . . .  62
                   (p)  Environmental . . . . . . . . . . . . . . . . . . .  62
    Section 4.2    Covenants of Buyer.. . . . . . . . . . . . . . . . . . .  62
                   (a)  Performance Bonds, Etc. . . . . . . . . . . . . . .  62
                   (b)  Use of Texaco Mark. . . . . . . . . . . . . . . . .  63
                   (c)  Change of Name. . . . . . . . . . . . . . . . . . .  63
                   (d)  Accounts Receivable . . . . . . . . . . . . . . . .  63
                   (e)  Non-Assertion of Claims . . . . . . . . . . . . . .  64
    Section 4.3    Covenants of Seller and Buyer. . . . . . . . . . . . . .  64
                   (a)  Compliance with Conditions Precedent. . . . . . . .  64
                   (b)  Brokers . . . . . . . . . . . . . . . . . . . . . .  64
                   (c)  Certain Filings and Consents. . . . . . . . . . . .  64
                   (d)  Press Release . . . . . . . . . . . . . . . . . . .  65
                   (e)  Post-Closing Access . . . . . . . . . . . . . . . .  65
                   (f)  Exposure Litigation . . . . . . . . . . . . . . . .  65
                   (g)  Further Assurances. . . . . . . . . . . . . . . . .  65
                   (h)  Employment Offer to Miscellaneous Employees . . . .  66
                   (i)  Service, Supply and Technology Request. . . . . . .  66
                   (j)  Uncollected Accounts Receivable . . . . . . . . . .  67
                   (k)  Transfer of Permits.. . . . . . . . . . . . . . . .  67
                   (l)  Software Agreement. . . . . . . . . . . . . . . . .  67
                   (m)  Insurance Policies. . . . . . . . . . . . . . . . .  67
                   (n)  Offset Rights . . . . . . . . . . . . . . . . . . .  68
                   (o)  Ghent Blending. . . . . . . . . . . . . . . . . . .  68
                   (p)  Port Arthur Pilot Plant . . . . . . . . . . . . . .  69
                   (q)  Research and Development. . . . . . . . . . . . . .  69
                   (r)  Additional Ghent Land.. . . . . . . . . . . . . . .  69
                   (s)  Caltex. . . . . . . . . . . . . . . . . . . . . . .  70
                   (t)  TSCA Matters. . . . . . . . . . . . . . . . . . . .  70
                   (u)  Rio Additive Plant. . . . . . . . . . . . . . . . .  70
                   (v)  Sublease. . . . . . . . . . . . . . . . . . . . . .  70
                   (w)  Purchase of Rio Additives Plant Property. . . . . .  71
                   (x)  Brazilian Reimbursement.. . . . . . . . . . . . . .  71
                   (y)  Additives Plant Tankage.. . . . . . . . . . . . . .  72
                   (z)  PIBSA Plant Property. . . . . . . . . . . . . . . .  72
                   (aa) Post Closing Sublease . . . . . . . . . . . . . . .  73
    Section 4.4    Confidentiality. . . . . . . . . . . . . . . . . . . . .  73
                   (a)  Confidential Information. . . . . . . . . . . . . .  73
                   (b)  Disclosure. . . . . . . . . . . . . . . . . . . . .  73
                   (c)  Non-Disclosure. . . . . . . . . . . . . . . . . . .  74
                   (d)  Survival. . . . . . . . . . . . . . . . . . . . . .  74
                   (e)  Affiliates and Representatives. . . . . . . . . . .  75
                   (f)  Confidential Nature . . . . . . . . . . . . . . . .  75

                                  PART FIVE

                       COVENANTS REGARDING THE COMPANY. . . . . . . . . . .  75

    Section 5.1    Covenants of Seller and Buyer. . . . . . . . . . . . . .  75
                   (a)  Non-Represented U.S. Employees. . . . . . . . . . .  75
                   (b)  Represented U.S. Employees. . . . . . . . . . . . .  76
                   (c)  No Solicitation . . . . . . . . . . . . . . . . . .  76
                   (d)  Compensation. . . . . . . . . . . . . . . . . . . .  76
                   (e)  No Termination. . . . . . . . . . . . . . . . . . .  76
                   (f)  Buyer Benefit Plans . . . . . . . . . . . . . . . .  76
                   (g)  Defined Benefit Plans . . . . . . . . . . . . . . .  77
                   (h)  Separation. . . . . . . . . . . . . . . . . . . . .  78
                   (i)  Participant List, Etc.. . . . . . . . . . . . . . .  78
                   (j)  Defined Contribution Plans. . . . . . . . . . . . .  79
                   (k)  Account Balances. . . . . . . . . . . . . . . . . .  79
                   (l)  Welfare Benefit Plans . . . . . . . . . . . . . . .  79
                   (m)  Vacation. . . . . . . . . . . . . . . . . . . . . .  80
                   (n)  Retirees. . . . . . . . . . . . . . . . . . . . . .  80
                   (o)  Plan Withdrawal and Suspension of Severance . . . .  81
                   (p)  Reimbursement, Etc. . . . . . . . . . . . . . . . .  81
                   (q)  Employment Claims.. . . . . . . . . . . . . . . . .  81


                                   PART SIX

                                  COVENANTS
                           REGARDING TEXACO BRASIL. . . . . . . . . . . . .  82

    Section 6.1    Covenants of Buyer . . . . . . . . . . . . . . . . . . .  82
                   (a)  Brazilian Transfer Employees. . . . . . . . . . . .  82
                   (b)  Compensation. . . . . . . . . . . . . . . . . . . .  82
    Section 6.2    Covenants of Buyer and Seller. . . . . . . . . . . . . .  82
                   (a)  Offers of Employment. . . . . . . . . . . . . . . .  83
                   (b)  No Termination. . . . . . . . . . . . . . . . . . .  83
                   (c)  Brazilian Savings Plan. . . . . . . . . . . . . . .  83
                   (d)  Brazilian Environmental Permits.. . . . . . . . . .  83

                                  PART SEVEN

                                  COVENANTS
                          REGARDING BELGIAN BUSINESS. . . . . . . . . . . .  83

    Section 7.1    Covenants of Seller. . . . . . . . . . . . . . . . . . .  83
                   (a)  Withdrawal Option Under Texaco Belgian
                        Pension Plan. . . . . . . . . . . . . . . . . . . .  83
                   (b)  Texaco's Belgian Pension Plan . . . . . . . . . . .  84
    Section 7.2    Covenants of Buyer . . . . . . . . . . . . . . . . . . .  84
                   (a)  Compliance with Belgian Collective
                        Labor Agreement No. 32. . . . . . . . . . . . . . .  84
                   (b)  Buyer's Belgian Pension Plan. . . . . . . . . . . .  84
                   (c)  Belgian Life Insurance. . . . . . . . . . . . . . .  85
    Section 7.3    Covenants of Buyer and Seller. . . . . . . . . . . . . .  85
                   (a)  Belgian Employees . . . . . . . . . . . . . . . . .  85
                   (b)  Consideration for Belgian Assets. . . . . . . . . .  85
                   (c)  Paritary Committees and Collective Labor
                        Agreements. . . . . . . . . . . . . . . . . . . . .  85


                                  PART EIGHT
                                ENVIRONMENTAL . . . . . . . . . . . . . . .  86

    Section 8.1    Survival; Applicability. . . . . . . . . . . . . . . . .  86
                   (a)  Survival of Environmental Covenants . . . . . . . .  86
                   (b)  Applicability to Breaches of Representations. . . .  86
    Section 8.2    Definitions. . . . . . . . . . . . . . . . . . . . . . .  87
    Section 8.3    Environmental Responsibilities of Seller . . . . . . . .  89
                   (a)  Seller's Performance of Covenants . . . . . . . . .  89
                   (b)  Seller's Environmental Events . . . . . . . . . . .  89
                   (c)  Additional Matters in Ghent . . . . . . . . . . . .  89
                   (d)  Shared Environmental Liabilities and Changes in
                        Conditions. . . . . . . . . . . . . . . . . . . . .  90
                   (e)  Environmental Liabilities Under New . . . . . . . .  91
                   (f)  Disposal by Buyer.. . . . . . . . . . . . . . . . .  91
                   (g)  Additional Matters Regarding Star Enterprise. . . .  91
                   (h)  Limitations.. . . . . . . . . . . . . . . . . . . .  91
    Section 8.4    Environmental Responsibilities of Buyer. . . . . . . . .  92
                   (a)  Post-Closing Environmental Events.. . . . . . . . .  92
                   (b)  Shared Environmental Liabilities. . . . . . . . . .  92
                   (c)  Changes in Conditions . . . . . . . . . . . . . . .  92
                   (d)  Environmental Liabilities Under New . . . . . . . .  92
                   (e)  Annual Environmental Deductible.. . . . . . . . . .  93
    Section 8.5    Covenant of Cooperation. . . . . . . . . . . . . . . . .  93
    Section 8.6    Performance of Work. . . . . . . . . . . . . . . . . . .  93
                   (a)  Performance of Work by Buyer. . . . . . . . . . . .  94
                   (b)  Remediation by Buyer. . . . . . . . . . . . . . . .  94
                   (c)  Measures to Minimize Disruption.. . . . . . . . . .  94
    Section 8.7    Remediation by Seller. . . . . . . . . . . . . . . . . .  94
                   (a)  Seller's Election.. . . . . . . . . . . . . . . . .  94
                   (b)  Performance of Remediation. . . . . . . . . . . . .  94
    Section 8.8    Environmental Assessments. . . . . . . . . . . . . . . .  96
    Section 8.9 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
    Section 8.10   Reimbursement Procedures . . . . . . . . . . . . . . . .  97

                                  PART NINE

                               INDEMNIFICATION. . . . . . . . . . . . . . .  99

    Section 9.1    Seller's Indemnification.. . . . . . . . . . . . . . . .  99
    Section 9.2    Buyer's Indemnification. . . . . . . . . . . . . . . . . 100
    Section 9.3    Defense of Action. . . . . . . . . . . . . . . . . . . . 100
    Section 9.4    Payments.. . . . . . . . . . . . . . . . . . . . . . . . 101

                                   PART TEN

                                    TAXES . . . . . . . . . . . . . . . . . 102

    Section 10.1   General. . . . . . . . . . . . . . . . . . . . . . . . . 102
                   (a)  Seller's Liability. . . . . . . . . . . . . . . . . 102
                   (b)  Buyer's Liability . . . . . . . . . . . . . . . . . 102
                   (c)  Post-Effective Date Determination . . . . . . . . . 102
                   (d)  Refunds . . . . . . . . . . . . . . . . . . . . . . 103
                   (e)  Tax Attributes. . . . . . . . . . . . . . . . . . . 103
    Section 10.2   Tax Indemnification. . . . . . . . . . . . . . . . . . . 104
                   (a)  Seller's Indemnification. . . . . . . . . . . . . . 104
                   (b)  Buyer's Indemnification . . . . . . . . . . . . . . 105
                   (c)  Payments. . . . . . . . . . . . . . . . . . . . . . 105
                   (d)  No Liability, Etc.. . . . . . . . . . . . . . . . . 105
    Section 10.3   Tax Returns. . . . . . . . . . . . . . . . . . . . . . . 106
                   (a)  Seller. . . . . . . . . . . . . . . . . . . . . . . 106
                   (b)  Buyer . . . . . . . . . . . . . . . . . . . . . . . 107
    Section 10.4   Tax Agreements.. . . . . . . . . . . . . . . . . . . . . 107
    Section 10.5   Tax Audits.. . . . . . . . . . . . . . . . . . . . . . . 107
    Section 10.6   Other Assistance Regarding Taxes.. . . . . . . . . . . . 108
    Section 10.7   FIRPTA Certificate.. . . . . . . . . . . . . . . . . . . 108
    Section 10.8   Preservation of Records. . . . . . . . . . . . . . . . . 109
    Section 10.9   Allocation of Purchase Price.. . . . . . . . . . . . . . 109
    Section 10.10  Conflict.. . . . . . . . . . . . . . . . . . . . . . . . 109

                                 PART ELEVEN

                             CONDITIONS PRECEDENT . . . . . . . . . . . . . 110

    Section 11.1   Conditions Precedent of Buyer. . . . . . . . . . . . . . 110
                   (a)  Representations and Warranties True
                        at Closing. . . . . . . . . . . . . . . . . . . . . 110
                   (b)  Compliance with Agreement.. . . . . . . . . . . . . 110
                   (c)  Certified Resolutions and Officers'
                        Certificate . . . . . . . . . . . . . . . . . . . . 110
                   (d)  Approval of Proceedings.. . . . . . . . . . . . . . 110
                   (e)  Opinion of Counsel. . . . . . . . . . . . . . . . . 110
                   (f)  Injunction, Etc . . . . . . . . . . . . . . . . . . 111
                   (g)  Consents. . . . . . . . . . . . . . . . . . . . . . 111
                   (h)  Service, Supply and Technology Agreements.. . . . . 111
                   (i)  Patent Assignment Agreements. . . . . . . . . . . . 111
                   (j)  Trademark Agreements. . . . . . . . . . . . . . . . 111
                   (k)  Resignations. . . . . . . . . . . . . . . . . . . . 111
                   (l)  Environmental Permits.. . . . . . . . . . . . . . . 111
                   (m)  Brazilian Fee Properties. . . . . . . . . . . . . . 111
                   (n)  Belgium Property. . . . . . . . . . . . . . . . . . 112
                   (o)  Additive Plants Support Services. . . . . . . . . . 112
                   (p)  Employees . . . . . . . . . . . . . . . . . . . . . 112
                   (q)  Assigned Contracts; Consents. . . . . . . . . . . . 112
                   (s)  TSCA Matters. . . . . . . . . . . . . . . . . . . . 112
                   (t)  Ghent Gas Pipeline. . . . . . . . . . . . . . . . . 112
                   (u)  Easement and Rights of Way. . . . . . . . . . . . . 112
                   (v)  Confidentiality Agreement . . . . . . . . . . . . . 113
                   (w)  Release of Rights . . . . . . . . . . . . . . . . . 113
    Section 11.2   Conditions Precedent of Seller . . . . . . . . . . . . . 113
                   (a)  Representations and Warranties True at
                        Closing . . . . . . . . . . . . . . . . . . . . . . 113
                   (b)  Compliance with Agreement.. . . . . . . . . . . . . 113
                   (c)  Certified Resolutions and Officers'
                        Certificate . . . . . . . . . . . . . . . . . . . . 113
                   (d)  Approval of Proceedings.. . . . . . . . . . . . . . 113
                   (e)  Opinion of Counsel of Buyer.. . . . . . . . . . . . 114
                   (f)  Injunction, Etc . . . . . . . . . . . . . . . . . . 114
                   (g)  Consents. . . . . . . . . . . . . . . . . . . . . . 114
                   (h)  Service, Supply and Technology Agreements.. . . . . 114
                   (i)  Trademark Agreements. . . . . . . . . . . . . . . . 114
                   (j)  TSCA Matters. . . . . . . . . . . . . . . . . . . . 114

                                 PART TWELVE:

                                MISCELLANEOUS . . . . . . . . . . . . . . . 115

    Section 12.1   Notices. . . . . . . . . . . . . . . . . . . . . . . . . 115
    Section 12.2   Modification . . . . . . . . . . . . . . . . . . . . . . 115
    Section 12.3   Governing Law. . . . . . . . . . . . . . . . . . . . . . 115
    Section 12.4   Assignment . . . . . . . . . . . . . . . . . . . . . . . 116
    Section 12.5   Counterparts . . . . . . . . . . . . . . . . . . . . . . 117
    Section 12.6   Invalidity . . . . . . . . . . . . . . . . . . . . . . . 117
    Section 12.7   Entire Agreement and Construction. . . . . . . . . . . . 117
    Section 12.8   Expenses . . . . . . . . . . . . . . . . . . . . . . . . 117
    Section 12.9   Waivers and Amendments . . . . . . . . . . . . . . . . . 117
    Section 12.10  Survival of Representations and Covenants. . . . . . . . 118
    Section 12.11  Section Headings . . . . . . . . . . . . . . . . . . . . 118
    Section 12.12  Termination. . . . . . . . . . . . . . . . . . . . . . . 119
    Section 12.13  Dispute Resolution . . . . . . . . . . . . . . . . . . . 119
                   (a)  Generally.. . . . . . . . . . . . . . . . . . . . . 119
                   (b)  Violations. . . . . . . . . . . . . . . . . . . . . 119
    Section 12.14  Schedules and Exhibits . . . . . . . . . . . . . . . . . 119

                       PURCHASE AND SALE AGREEMENT
                           (ADDITIVE BUSINESS)

    THIS AGREEMENT, dated as of September 22, 1995, entered into among Texaco Inc., a Delaware corporation, having an office at 2000 Westchester Avenue, White Plains, New York 10650 ("Seller") acting on behalf of itself and the Selling Subsidiaries (as hereinafter defined), S. A. Texaco Belgium N.V., a society anonyme organized under the laws of the Kingdom of Belgium, having an office at Avenue Arnaud Fraiteur 25, B-1050, Brussels, Belgium ("Texaco Belgium"), S.A. Texaco Petroleum N.V., a society anonyme organized under the laws of the Kingdom of Belgium, having an office at Avenue Arnaud Fraiteur 25, B-1050, Brussels, Belgium ("Texaco Petroleum"), Texaco Overseas Holdings Inc., a Delaware corporation, having an office at 32 Loockerman Square, Suite L-100, Dover, Delaware 19901 ("TOHI"), Texaco Additive Company, a Delaware corporation, having an office at 3040 Post Oak Boulevard, Houston, Texas 77056 ("Company"), Texaco Caribbean Inc., a Delaware corporation, having an office at 150 Alhambra Circle, P.O. Box 343300, Coral Gables, Florida 33134-4534 ("Texaco Caribbean"), and Ethyl Corporation, a Virginia corporation having an office at 330 South Fourth Street, Richmond, Virginia 23217 ("Buyer").



                                 PART ONE:

               SUBJECT MATTER OF THE AGREEMENT: DEFINITIONS
                         AND RULES OF CONSTRUCTION

     Section 1.1 Subject Matter. The subject matter of the Agreement is: (i) the sale to Buyer by Seller, the Company, TOHI, Texaco Caribbean, Texaco Belgium, Texaco Petroleum and the Selling Subsidiaries, as the case may be, of the U.S. Assets, as hereinafter defined, the Brazilian Stock, as hereinafter defined, the Belgian Stock, as hereinafter defined, the Korean Stock, as hereinafter defined, the Miscellaneous Assets, as hereinafter defined, and the Intellectual Property, as hereinafter defined, to be effected by (x) the transfer by TOHI and Texaco Caribbean of the Brazilian Stock, the transfer by the Company of the Korean Stock and the transfer by Texaco Belgium and Texaco Petroleum of the Belgian Stock; (y) the transfer by the Company of the U.S. Assets, and the transfer by the Selling Subsidiaries of the Miscellaneous Assets; and (z) the transfer by Seller and its Affiliates of the Intellectual Property to Buyer; (ii) the purchase by Buyer or Buyer's Subsidiary of the U.S. Assets, the Brazilian Stock, the Korean Stock, the Belgian Stock, the Miscellaneous Assets and the Intellectual Property, the assumption of the Assumed Liabilities, as hereinafter defined, by Buyer or Buyer's Subsidiaries, and retention of the Continuing Liabilities, by Texaco Brasil, the Belgian Company, and Texaco Korea, and (iii) the terms and conditions upon which the foregoing transactions shall take place.

     Section 1.2 Definitions. For purposes of the Agreement, except as otherwise expressly provided herein, the terms defined in this Section 1.2 have the meanings herein assigned to them, and the capitalized terms defined elsewhere in the Agreement by inclusion in quotation marks and parentheses have the meanings so ascribed to them.

          "Additive Assets" means, collectively, the U.S. Assets, the Belgian Assets, the Brazilian Assets, the Korean Assets, the Miscellaneous Assets and the Intellectual Property, excluding the Excluded Assets.

          "Affiliate" means, with respect to any specified Person, any other Person, directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, "controlling", "controlled by", and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, it being understood that, with respect to a corporation or partnership, control shall mean direct or indirect ownership of more than fifty percent (50%) of the voting stock or general partnership interest or voting interest in any such corporation or partnership.

          "Agreement" means this Purchase and Sale Agreement
     (Additive Business), including the Schedules and Exhibits hereto.

          "Assets" means tangible assets and property, real, personal and mixed, including, but not limited to: (i) fixed assets, including land, land improvements, buildings, fixtures, machinery and equipment, tools, furniture, furnishings, plant and office equipment, leasehold improvements and vehicles; (ii) inventories, including supplies, raw materials, work-in-process, finished goods and goods-in-transit from suppliers or manufacturers; (iii) cash and cash equivalents; and (iv) books, records, sales and sales promotional data, relevant information in databases, advertising materials, customer lists, supplier lists and business plans.

          "Assumed Liabilities" means (i) current liabilities of the Company or the Selling Subsidiaries as of the Effective Date relating to the U.S. Business or the Miscellaneous Business which were both incurred in the ordinary course of business consistent with past practices and set forth in the Closing Working Capital, it being understood that all intercompany accounts and notes (representing amounts due from or payable to Seller or Seller's Affiliates by the Company or the Selling Subsidiaries) relating to the U.S. Business or the Miscellaneous Business for activity occurring prior to and including the Effective Date, shall cease to exist and shall be removed from the books and records of the Company or the Selling Subsidiaries in a manner consistent with Sections 2.4(b) and 4.1(c), and amounts due from or payable to Seller or Seller's Affiliates by the Company or the Selling Subsidiaries, for activity occurring after the Effective Date through the Closing Date, shall become valid payables and receivables as of the Closing Date under the Service, Supply and Technology Agreements, (ii) obligations of the Company or the Selling Subsidiaries arising and relating to periods after the Effective Date under Contracts relating to the U.S. Business or to the Miscellaneous Business made prior to the Closing Date, in the ordinary course of business consistent with past practices (other than the Contracts set forth on Schedules 3.3(g) and 3.5(e)) and (iii) obligations of the Company or the Selling Subsidiaries arising and relating to periods after the Effective Date under Contracts as set forth on Schedules 3.3(g) and 3.5(e).

          "Belgian Assets" means, prior to the Belgian Transfer Date, all of the Assets and Intangible Assets owned, leased or otherwise controlled by Texaco Belgium which are exclusively related to the Belgian Business, excluding the Excluded Assets, and on or after the Belgian Transfer Date, all of the Assets and Intangible Assets owned, leased or otherwise controlled by the Belgian Company.

          "Belgian Business" means the business and operations conducted by Texaco Belgium to be transferred to the Belgian Company on or prior to the Closing Date as set forth in
     Section 4.1(k) at the business center and manufacturing facility in Ghent, Belgium producing, selling and marketing PIBSA, ZDDP's, succinimides, DI Packages, OCP and PMA VI improvers and other miscellaneous lubricant additives, blending and packaging lubes and antifreeze and contract manufacturing of polyols, excluding the business and operations related to the Excluded Assets.

          "Belgian Company" means Texaco Additive N.V., a Belgian
     Naamloze Venootschap having an office at 9042 Ghent 29 J. F.
     Kennedylaan.

          "Belgian Employees" means the individuals who were employed by Texaco Belgium in the Belgian Business as of the date of the Agreement as set forth on Schedule 4.1 (l) (xiv) and excluding employees listed on Schedule 4.1(l) (xiv)(a) as updated as of the Closing Date to eliminate individuals whose employment terminated prior to the Closing Date and to add individuals who were employed after the date of the Agreement and remained employed by the Belgian Company on the Closing Date.

          "Belgian Stock" means One Thousand Two Hundred Fifty
     (1,250) nominal shares of the Belgian Company which are issued.

          "Brazilian Assets" means, prior to the Brazilian Transfer Date, all of the Assets and Intangible Assets owned, leased or otherwise controlled by TBSA which are exclusively related to the Brazilian Business, excluding the Excluded Assets, and on or after the Brazilian Transfer Date, all of the Assets and Intangible Assets owned, leased or otherwise controlled by the Texaco Brasil.

          "Brazilian Business" means the business and operations conducted by TBSA prior to the Brazilian Transfer Date and by Texaco Brasil on or after the Brazilian Transfer Date in the manufacture, marketing and sale of PIBSA, succinimides and the blending, marketing and sale of DI additive packages and OCP VI improvers.

          "Brazilian Collective Bargaining Conventions" means the agreements, or decisions rendered in collective bargaining proceedings by which appropriate union and the Company or the competent companies association set the conditions of work applicable to all employees and companies engaged in the same activity or type of work within a specific geographical area.

          "Brazilian Employees" means the individuals as set forth on Schedule 3.4(n) who were employed by TBSA and are involved in the Brazilian Business as of the date of the Agreement plus individuals who were employed the date of the Agreement and remained employed by TBSA on the Brazilian Transfer Date.

          "Brazilian Stock" means the Nine Hundred Fifteen (915) common shares of the capital stock of Texaco Brasil which are issued and outstanding.

          "Business Day" means a day on which banks are open for business in New York City.

          "Closing" means the closing of the transactions contemplated by the Agreement at 10:00 a.m. New York time, at 2000 Westchester Avenue, White Plains, New York on the Closing Date, or at such other time or place as the Parties may mutually agree upon in writing.

          "Closing Date" means the third Business Day after the date on which all of the conditions to all Parties' obligations hereunder have been satisfied unless waived by the appropriate Party, or such later date as shall be agreed upon in writing by the Parties, but in no event later than the Termination Date.

          "Code" means the United States Internal Revenue Code of
     1986, as amended.

          "Confidentiality Agreement" means the confidentiality agreement between Seller, Buyer and Huntsman, dated August 16, 1995.

          "Consolidated Return" means a return with respect to any Taxes that are filed on a consolidated, combined or unitary basis.

          "Contracts" means contracts, commitments, understandings, binding arrangements and other agreements of any kind or nature, written or oral, including, without limitation, leases of real and personal property.

          "Copyright Assignment Agreements" means the agreements conveying to Buyer copyrights substantially in the form attached as Exhibit C.

          "Corporate Documents" means with respect to a Delaware corporation, the Certificate of Incorporation and By-Laws thereof, and with respect to any corporation organized under the Laws of another Governmental Body, such documents as are equivalent to such Certificate of Incorporation and By-laws.

          "DI" means dispersants and inhibitors.

          "Effective Date" means the (i) Closing Date, if the Closing occurs on the last day of any calendar month, or (ii) if the Closing does not occur on the last day of a calendar month, the last day of the calendar month immediately preceding the calendar month in which the Closing occurs.

          "Encumbrances" means liens, charges, mortgages, pledges, security interests, claims, defects of title, restrictions and any other rights of third parties, including rights of set-off, voting trusts, transfers or receipt of income or other exercise of any attributes of ownership.

          "Excluded Assets" means the Assets and Intangible Assets owned, leased or otherwise controlled by the Company, TBSA, Texaco Belgium, Texaco Korea and the Selling Subsidiaries, as set forth on Schedule 2.3(d) under the captions "U.S. Excluded Assets", "Belgian Excluded Assets", "Brazilian Excluded Assets", "Korean Excluded Assets" and "Miscellaneous Excluded Assets".

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are in effect as of the Closing Date and when used in connection with all or part of the Texaco Additive Business means as consistently applied by the Seller, the Company, TBSA, Texaco Brasil, Texaco Korea, TOHI, Texaco Caribbean, the Selling Subsidiaries, the Belgian Company or Texaco Belgium, as the case may be.

          "Governmental Body" means any domestic or foreign national, state, provincial, municipal or other local government or multinational body (including, but not limited to, the European Community), any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

          "Huntsman" means Huntsman Corporation, a Delaware corporation having an office at 3040 Post Oak Boulevard, Houston, Texas 77056.

          "Income Tax" means any federal, alternative minimum, state, local or foreign income, franchise or similar Tax and in each instance any interest, penalties or additions to Tax attributable to such Tax.

          "Indefeasible" means, with respect to any real property owned or any other real property interest owned, that such real property owned or any other real property interest owned cannot be revoked, defeated or voided with the exception of minor imperfections such as shortages in areas or gaps in parcels which, individually or in the aggregate, do not materially impair the use of such real property or real property interest.

          "Insurance Policy" means any commercial policies of insurance covering, prior to the Closing Date, (i) property damage to the Additive Assets (including business interruption) and (ii) liability of Seller, the Company, Texaco Korea, Texaco Brasil, Texaco Belgium, Texaco Petroleum, the Belgian Company, TOHI, Texaco Caribbean, Selling Subsidiaries or Seller's other Affiliates including any of their respective employees, directors, officers or agents.

          "Intangible Assets" means intangible assets of every kind, character or description, including, without limitation,
     (i) rights under Contracts, (ii) accounts and notes receivable, choses in action and (iii) prepaid rent, prepaid Taxes, prepaid supplies, advances and other prepaid expenses and deposits, but specifically excluding Intellectual Property.

          "Intellectual Property" means intellectual and similar property of every kind and nature relating to or used or necessary in the operation of the Texaco Additive Business, including, without limitation, (i) Patents, (ii) trademarks associated solely with the Texaco Additive Business (including the goodwill of the Texaco Additive Business associated with such trademarks) excluding all marks containing "Texaco" or "Tex" as a prefix or suffix or those marks containing the Star T design logo (but including all Governmental Body trademarks, service marks, logos and designs, all registrations and recordings thereof, and all applications in connection therewith, in the United States Patent and Trademark Office, any state of the United States or any other Governmental Body, and all extensions or renewals thereof which are set forth on
     Schedule 3.1(l)(ii)), (iii) copyrights associated solely with the Texaco Additive Business (including without limitation all copyrights, United States and foreign copyright registrations, and applications to register copyrights which are set forth on
     Schedule 3.1(l)(iii)), (iv) inventions, product formulae, processes, designs, know-how, show-how or other data or information, (v) confidential or proprietary technical and business information, processes and trade secrets, (vi) technical manuals and documentation made or used in connection with any of the foregoing, (vii) engine and gear test results, test protocols, product certifications and approvals, and
     (vii) licenses and rights with respect to the foregoing or property of like nature.

          "IRS" means the Internal Revenue Service of the United
     States.

          "Korean Assets" means all of the Assets and the Intangible Assets owned, leased or otherwise controlled by Texaco Korea, which are exclusively related to the Korean
     Business, excluding the Excluded Assets.

          "Korean Business" means the sales and marketing activities conducted by Texaco Korea.

          "Korean Stock" means the Twelve Thousand Nine Hundred
     (12,900) common shares of capital stock par value 10,000 Won per share of Texaco Korea which are issued and outstanding.

          "Laws" means all applicable statutes, laws, rules, regulations, orders, ordinances, judgments and decrees of any Governmental Body, including the common or civil law of any Governmental Body.

          "Lubricant Additives" means chemicals or other materials added to lubricating oils (including without limitation crankcase engine oils, hydraulic oils, turbine oils, power transmission fluids, metalworking fluids, and gear oils) to impart certain properties to said oils. Such additives may function as: (i) inhibitors to prevent product degradation, mechanical wear, or equipment or engine failure, (ii) detergents and dispersants that solubilize degradation products and reduce deposit formation, (iii) modifiers of fluidity characteristics of the formulated lubricants, including viscosity index improvers and cold flow improvers or
     (iv) materials that provide lubricity properties, friction reduction, or fuel economy benefits. It is expressly understood that the term Lubricant Additives as used herein does not include greases, fuel additives or coolant additives.

          "Marketable" means, with respect to any real property owned or other real property interest owned, that such real property or other real property interest is free from all Encumbrances, except Permitted Encumbrances.

          "Miscellaneous Assets" means all of the Assets and the Intangible Assets owned, leased or otherwise controlled by the Selling Subsidiaries, primarily related to the Miscellaneous
     Business, excluding the Excluded Assets.

          "Miscellaneous Business" means the sales and marketing activities related to the Texaco Additive Business conducted by the Selling Subsidiaries at the locations set forth on
     Schedule 3.5(f), excluding the business and operations related to the Excluded Assets.

          "Miscellaneous Employees" means the represented and non-represented individuals who were employed by a Selling Subsidiary and engaged in the Miscellaneous Business as of the date of the Agreement as set forth on Schedule 3.5(h) and as updated as of the Closing Date to eliminate individuals whose employment terminated prior to the Closing Date and to add individuals who were employed after the date of the Agreement and remained employed on the Closing Date.

          "OCP" means olefin copolymer used in the manufacture of VI improvers.

          "Party" means any of Buyer or Seller.

          "Patents" means (i) all United States and foreign patents, and all registrations and recordings thereof, (ii) all patent applications of the United States or any other country, including registrations and recordings thereof, and including all reissues, divisions, continuations, continuations-in-part, substitutions, extensions or renewals of any of the foregoing, and (iii) invention disclosures, and the inventions disclosed or claimed therein, including the right to make, use or sell the inventions disclosed therein, related to the Texaco Additive Business as set forth on
     Schedule 3.1(l)(ii).

          "Patent Assignment Agreements" means the agreements conveying to Buyer the Patents, substantially in the forms attached as Exhibit D.

          "Permitted Encumbrances" means (i) Encumbrances for Taxes, governmental charges or levies on property not yet due and delinquent, (ii) easements, rights of way, licenses, real property leases, encroachments and other minor imperfections of title, which do not, individually or in the aggregate, materially impair the use of any real property or any real property interest or materially impair the use of any other Additive Asset, or (iii) the Encumbrances set forth on
     Schedule 2.1. Permitted Encumbrances shall not include any mortgage, charge, lien or security interest which evidences or secures payment for a sum of borrowed money.

          "Person" means any individual, partnership, firm, trust, association, corporation, joint venture, unincorporated organization, other business entity or Governmental Body.

          "PIBSA" means polyisobutylene succinic anhydride.

          "Regulations" means the Income Tax regulations issued with respect to the Code.

          "Return" means returns, reports and information statements with respect to Taxes required to be filed with the IRS or any Governmental Body.

          "Selling Subsidiaries" means the Subsidiaries of Seller listed as the owners of the Miscellaneous Assets on Schedule
     3.5(a).

          "Service, Supply and Technology Agreements" means the agreements as set forth on Schedule 11.1(h).

          "Subsidiary" means, with respect to any Person, a corporation incorporated under the Laws of a Governmental Body of which at least a majority of the voting stock or voting interest is owned, directly or indirectly, by such Person or by one or more subsidiaries of such Person.

          "Tax" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including, without limitation, income, gross receipt, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax.

          "Tax Sharing Arrangement" means any written agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax Benefits with respect to a consolidated, combined or Consolidated Return of Seller or any of Seller's Affiliates which Consolidated Return includes Texaco Brasil and which is set forth in Exhibit A.

          "TBSA" means Texaco Brasil S.A. Produtos de Petroleo, a
     Brazilian company having an office at Avenida Republica do Chile n. 230-25o andar (parte), Cidade do Rio Janeiro 20031,
     170 Brasil.

          "TDC" means Texaco Development Corporation, a Delaware corporation, having an office at 2000 Westchester Avenue, White Plains, NY 10650.

          "TSE" means Texaco Services (Europe) Limited, a Delaware corporation, having an office at Avenue Arnaud Fraiteur 25, B-1050 Brussels, Belgium.

          "Termination Date" means December 31, 1995.

          "Texaco Additive Business" means, collectively, the U.S. Business, the Belgian Business, the Korean Business, the
     Brazilian Business and the Miscellaneous Business.

          "Texaco Brasil" means Texaco Brasil Aditivos S.A., a
     Brazilian company having an office at Avenida Republica do Chile, n. 230-25o andar (parte), Cidade do Rio de Janeiro,
     20031-170 Brasil.


          "Texaco Korea" means Texaco Korea Ltd., a Korean company having an office at 175-14 Nonhyun-dong, Kangnan-ku, Seoul, Korea.

          "Third Party Action" means any claim, demand, action, suit or investigation made or instituted by a Person other than a member of the Buyer Group or Seller Group for which an Indemnified Party may be entitled to indemnification pursuant to the Agreement.

          "Total Fluid Management Program" means Seller's or its
     Affiliates' program involving the reclamation or refortification of used lubricants, metalworking fluids, and antifreeze/coolants for continued use by consumers of Seller's or its Affiliates' products and services.

          "Trademark Assignment Agreements" means the Trademark
     Assignment Agreement substantially in the form attached as Exhibit B.

          "Transfer Date" means (i) the Closing Date, if the
     Closing occurs on the first day of any calendar month, or (ii) if the Closing does not occur on the first day of a calendar month, the first day of the calendar month immediately following the calendar month in which the Closing occurs.

          "U.S. Assets" means all of the Assets and Intangible
     Assets owned, leased or otherwise controlled by the Company excluding the Excluded Assets.

          "U.S. Business" means the business and operations conducted by the Company excluding the business and operations related to the Excluded Assets.

          "U.S. Employees" means the represented and non-represented individuals who were employed by or seconded to the Company as of the date of the Agreement as set forth on
     Schedule 3.3(l) and as updated as of the Closing Date to eliminate individuals whose employment terminated prior to the Closing Date and to add individuals who were employed after the date of the Agreement and remained employed to the Closing Date.

          "VI" means viscosity index.

          "Working Capital" means current assets less current liabilities determined in accordance with GAAP.

          "ZDDP" means zinc dialkyl dithiophosphates.

          "Other Definitions" The following terms have the meanings ascribed to them in the Sections noted:

               "Acquisition".....................  4.1(e)
               "Additional Indemnity Taxes"......  9.4
               "Additional Section 2.3(e) Taxes".  2.3(e)
               "Additional Section 10.2(c) Taxes" 10.2(c)
               "Annual Environmental Deductible".  8.2
               "Area 1"..........................  4.3(z)
               "Area 2"..........................  4.3(u)
               "Asset Consideration".............  2.2
               "Assumption Agreements"...........  2.3(c)
               "Auditors"........................  2.3(f)
               "Belgian Encumbrances"............  4.1(l)(x)
               "Belgian Property"................  4.1(l)(x)
               "Belgian Transfer Date"...........  4.1(l)
               "Brazilian Benefit Plans..........  3.4(q)
               "Brazilian Easements".............  3.4(j)
               "Brazilian Fee Properties"........  3.4(j)
               "Brazilian Leased Properties".....  3.4(j)
               "Brazilian Savings Plan"..........  6.2(c)
               "Brazilian Transfer Date".........  4.1(m)
               "Brazilian Transferred Employees..  6.2(a)
               "Buyer's Belgian Pension Plan"....  7.2(b)
               "Buyer's Benefit Plan"............. 5.1(f)
               "Buyer's Environmental Event".....  8.2
               "Buyer Group".....................  9.1
               "Caltex"..........................  4.3(t)
               "Cash Flow Statement".............  2.3(f)
               "Claim"........................... 12.10
               "Claim Termination Date".......... 12.10
               "Closing Date Period"............. 10.3(a)
               "Closing Payment".................  2.4(a)
               "Closing Statement"...............  2.4(b)
               "Closing Working Capital".........  2.4(b)
               "Combined Financial Statements"...  3.1(g)
               "Confidential Information" .......  4.4(a)
               "Continuing Liabilities"..........  2.3(f)
               "Defined Benefit Plans"...........  5.1(g)
               "Defined Contribution Plans"......  5.1(j)
               "Enhancements"....................  8.7(b)
               "Environmental Event".............  8.2
               "Environmental Laws"..............  8.2
               "Environmental Liabilities".......  8.2
               "ERISA"...........................  3.3(n)
               "Estimated Working Capital".......  2.4(a)
               "Excluded Belgian Employees"......  4.1(l)(xiv)(a)
               "Excluded Contracts"..............  2.3(g)
               "Excluded Marks"..................  4.2(b)
               "Exposure Liability"..............  4.3(f)
               "Exposure Litigation Protocol"....  4.3(f)
               "FGTS"............................  3.4(q)
               "First Offer".....................  4.1(d)
               "Ghent Deed"......................  3.8(h)
               "HSR".............................  4.3(c)
               "Indemnified Member"..............  9.4
               "Indemnified Party"...............  9.3
               "Indemnifying Party"..............  9.3
               "INSS"............................  3.4(q)
               "Intellectual Property Licenses"..  3.1(l)
               "Korean Leased Properties" .......  3.7(j)
               "Legally Effective Date" .........  8.2
               "Liabilities".....................  9.1
               "Material Environmental Permits"..  3.1(n)
               "Miscellaneous Leased Properties".  3.5(f)
               "New Defined Benefit Plans".......  5.1(g)
               "New Defined Contribution Plans"..  5.1(j)
               "New Environmental Laws"..........  8.2
               "New Welfare Benefit Plans".......  5.1(l)
               "1994 Dollars"....................  8.3(d)
               "Notes"...........................  2.2
               "Offset"..........................  4.3(n)
               "Payee"........................... 10.2(a)
               "Payor"........................... 10.2(a)
               "Petrobas Property"................ 4.3(u)
               "Phase I Environmental Assessment"  8.2
               "Protocol"........................  8.9(b)(i)
               "Purchase Price"..................  2.2
               "Remediation".....................  8.2
               "Retained Liabilities"............  2.3(e)
               "Rework"..........................  3.3(q)
               "Rio Lease".......................  4.3(b)
               "Seller Environmental Event"......  8.2
               "Seller Group"....................  9.2
               "Seller Tax Group"................  3.1(m)
               "Seller's New Pension Plan".......  6.2(a)
               "Seller's Pension Assets".........  6.2(b)
               "Stipulated Environmental Laws" ..  8.2
               "Tax Beneficiary"................. 10.2(a)
               "Tax Benefit".....................  2.3(e)
               "TBSA"............................  6.2(a)
               "Texaco's Belgian Pension Plan"...  7.1(a)
               "Transfer Tax".................... 10.1(a)
               "Uncollected Receivables".........  4.3(j)
               "U.S. Fee Properties".............  3.3(m)
               "U.S. Leased Properties"..........  3.3(m)
               "U.S. Transferred Employees"......  5.1(a)
               "Welfare Benefit Plans"...........  5.1(l)
               "Withdrawal Option"...............  7.1(a)


     Section 1.3    Rules of Construction.  For purposes of the
Agreement:

          (a) General. Unless the context otherwise requires: (i) "or" is not exclusive; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) words in the singular include the plural and words in the plural include the singular; (iv) words in the masculine include the feminine and words in the feminine include the masculine; (v) any date specified for any action that is not a Business Day shall be deemed to mean the first Business Day after such date; and (vi) reference to a corporation or a partnership includes such corporation's or partnership's successors and assigns.

          (b)  Parts and Sections.  References to Parts and
     Sections are, unless otherwise specified, to Parts and Sections of the Agreement. Neither the captions to Parts or Sections thereof nor the Table of Contents shall be deemed to be a part of the Agreement.

          (c) Other Agreements. References herein to any agreement or other instrument shall, unless the context otherwise requires (or the definition thereof otherwise specifies), be deemed references to the same as it may from time to time be changed, amended or extended. There is no incorporation by reference herein unless expressly so stated.


                                 PART TWO:

                  PURCHASE OF TEXACO ADDITIVE BUSINESS,
          PURCHASE PRICE AND TRANSFER OF TEXACO ADDITIVE BUSINESS

     Section 2.1 Purchase and Sale of Texaco Additive Business. At the Closing, Seller shall sell, transfer, assign and deliver or cause to be sold, transferred, assigned and delivered to Buyer or one or more Subsidiaries of Buyer designated by Buyer, the U.S. Assets, the Brazilian Stock, the Korean Stock, the Belgian Stock, the Miscellaneous Assets and the Intellectual Property, free and clear of all Encumbrances except Permitted Encumbrances, and Buyer or one or more Subsidiaries of Buyer designated by Buyer shall purchase, receive and accept the U.S. Assets, the Brazilian Stock, the Korean Stock, the Belgian Stock, the Miscellaneous Assets and the Intellectual Property.

     Section 2.2 Purchase Price. The purchase price of the U.S. Assets, the Belgian Stock, the Brazilian Stock, the Korean Stock, the Miscellaneous Assets and the Intellectual Property shall be One Hundred Seventy Six Million Two Hundred Thousand Dollars ($176,200,000) ("Asset Consideration") plus the Closing Working Capital as determined in accordance with Section 2.4 (collectively, the "Purchase Price"). At the Closing, Buyer shall deliver to Seller an amount equal to the Asset Consideration plus the Estimated Working Capital.

     Section 2.3 Transfer of the U.S. Assets, the Belgian Stock, Brazilian Stock, Etc. The transfer of the U.S. Assets, the Belgian Stock, the Brazilian Stock, the Korean Stock, the Miscellaneous Assets and the Intellectual Property shall be effected as follows:

          (a) Transfer of Brazilian, Belgian and Korean Stock. At the Closing, Seller shall assign, transfer and deliver or cause to be assigned, transferred and delivered to Buyer or Buyer's Subsidiaries (i) the Brazilian Stock, through the execution of the appropriate entries in the Corporate Registrar of Transfer of Shares and in the Corporate Registrar of Ownership of Shares in accordance with the Brazilian Corporation Laws, (ii) the certificates evidencing the Korean Stock duly endorsed in blank or accompanied by appropriate instruments of transfer in accordance with Korean corporation Laws and (iii) the Belgian Stock, through the execution of the appropriate entries in the Share Register in accordance with Belgian corporation Laws. Buyer agrees that the entity buying the Brazilian Stock shall be a U.S. corporation. Such certificates may be legended to reflect that the securities represented thereby have not been registered under any Brazilian Laws, Korean Laws or Belgian Laws.

          (b) Transfer of Assets, Etc. At the Closing, Seller shall assign, transfer and deliver, or cause to be assigned, transferred and delivered, such certificates, deeds of trust, bills of sale or other deeds or documents as are required to effect the transfer of the U.S. Assets, the Miscellaneous Assets, and the Intellectual Property (including Seller's computer software presently used in or necessary to the Texaco Additive Business and all licenses therefor, but excluding (i) Seller's or Huntsman's proprietary computer software presently used both in Seller's or Huntsman's business and in the Texaco Additive Business as set forth on Schedule 2.3(b) and (ii) third party computer software licensed to Seller and presently used in or necessary to Buyer in the Texaco Additive Business, it being understood and agreed that the use of such excluded computer software shall be provided or licensed pursuant to one or more of the Service, Supply and Technology Agreements to Buyer or one or more Subsidiaries of Buyer designated by Buyer).

          (c) Assumed Liabilities. At the Closing, Buyer and Seller shall enter into or cause to be entered into assumption agreements to assume the Assumed Liabilities substantially in the form of Exhibit F ("Assumption Agreements"). Except as expressly provided in the Agreement, Buyer has not agreed to pay, shall not be required to assume, and shall not have, any liability or obligation, direct or indirect, absolute or contingent, of Seller, Affiliates of Seller or any other Person, the assumption of which by Buyer is not expressly provided for in the Agreement or Assumption Agreements.

          (d) Transfer of Excluded Assets. Prior to the Closing Date, Seller shall cause the Excluded Assets as set forth on
     Schedule 2.3(d) which are held by Texaco Brasil, the Belgian Company and Texaco Korea and all rights, obligations and liabilities (absolute, accrued, contingent or otherwise) related to such Excluded Assets to be sold, assigned or otherwise conveyed by Texaco Brasil, the Belgian Company or Texaco Korea to Seller or Seller's designees (which designees shall in no event include Texaco Brasil, the Belgian Company or Texaco Korea) and such sale, assignment or conveyance of such Excluded Assets and such related obligations and liabilities shall not create any obligations or liabilities (including, without limitation, Tax liabilities) of Texaco Brasil, the Belgian Company or Texaco Korea that survive the Closing.

          (e) Retained Liabilities. Prior to the Closing Date, except for Continuing Liabilities, Seller shall remove or extinguish or cause to be removed or extinguished all obligations and liabilities (absolute, accrued, contingent or otherwise) of Texaco Brasil, the Belgian Company and Texaco Korea ("Retained Liabilities"); provided however, to the extent Seller does not remove, extinguish or cause to be removed or extinguished the Retained Liabilities prior to the Closing Date, Seller shall continue to remove or extinguish or cause to be removed or extinguished the Retained Liabilities after the Closing Date and shall remain liable for the Retained Liabilities. Seller's satisfaction of any Retained Liabilities after the Closing Date shall be treated as adjustments to the Purchase Price of the Brazilian Stock, the Belgian Stock or the Korean Stock, as the case may be. If Seller's satisfaction of any Retained Liabilities gives rise to a Tax deduction, Tax credit or other Tax benefit ("Tax Benefit") to Texaco Brasil, the Belgian Company or Texaco Korea the amount of such Tax Benefit shall be refunded to Seller when Texaco Brasil, the Belgian Company or Texaco Korea realizes a cash Tax savings from such Tax Benefit. If for any reason either of Texaco Brasil, the Belgian Company or Texaco Korea has any Tax imposed on it on account of Seller's satisfaction of the Retained Liabilities ("Additional Section 2.3(e) Taxes"), Seller shall also be liable for such Additional Section 2.3(e) Taxes.

          (f) Continuing Liabilities. After the Closing Date, Buyer acknowledges that Texaco Brasil, the Belgian Company and Texaco Korea shall be bound by the Continuing Liabilities. As used in the Agreement, "Continuing Liabilities" means (i) current liabilities of Texaco Brasil (excluding taxes, labor and social security liabilities of TBSA not relating to the Brazilian Business), the Belgian Company and Texaco Korea as of the Effective Date which are incurred in the ordinary course of business consistent with past practices, it being understood that all intercompany accounts and notes (representing amounts due from or payable to Seller or Seller's Affiliates by Texaco Brasil, the Belgian Company and Texaco Korea) for activity occurring prior to and including the Effective Date, shall cease to exist and shall be removed from the books and records of Texaco Brasil, the Belgian Company and Texaco Korea in a manner consistent with Sections 2.4(b) and 4.1(c), and amounts due from or payable to Seller or Seller's Affiliates by Texaco Brasil, the Belgian Company or Texaco Korea, for activity occurring after the Effective Date through the Closing Date, shall become valid payables and receivables as of the Closing Date under the Service, Supply and Technology Agreements, (ii) obligations of Texaco Brasil, the Belgian Company and Texaco Korea arising out of and relating to periods after the Effective Date under Contracts made prior to the Effective Date in the ordinary course of business consistent with past practices (other than the Contracts as set forth on Schedule 3.4(i), 4.1(l)(ix) and 3.7(i)), and (iii) obligations of Texaco Korea, the Belgian Company and Texaco Brasil arising out of and relating to periods after the Effective Date under Contracts made prior to the Effective Date as set forth on Schedules 3.4(i), 4.1(l)(ix) and 3.7(i). As of the Effective Date, and until after the Closing Date, no payments shall be made for any amounts due for activity occurring between the Effective Date and the Closing Date between Seller or Seller's Affiliates and Texaco Brasil, the Belgian Company or Texaco Korea. Any net cash flow generated from receipt and payment activity by Texaco Brasil, the Belgian Company or Texaco Korea in the ordinary course of business between the Effective Date and the Closing Date shall remain in the bank accounts of the Texaco Brasil, the Belgian Company or Texaco Korea, as the case may be, at Closing. With respect to the U.S. Business and the Miscellaneous Business, Seller shall cause the Company and the Selling Subsidiaries to keep accurate records of the net cash flow generated by the U.S. Business and the Miscellaneous Business from the Effective Date to the Closing Date as if the cash flow for these operations had been held separate as set forth in this Section 2.3(f) for the Company and the Selling Subsidiaries. Seller shall estimate the amount of such net cash and remit such estimated amount to Buyer at Closing. Seller shall prepare a statement of actual net cash flow (the "Cash Flow Statement") in accordance with GAAP as promptly as possible after the Closing Date, but in no event later than sixty (60) days after the Closing Date. Buyer shall have thirty (30) days after receipt to review the Cash Flow Statement. If Seller and Buyer agree on the resolution of all matters relating to the Cash Flow Statement within such thirty
     (30) day period, the Cash Flow Statement shall be final and binding. If Seller and Buyer shall fail to reach an agreement within such thirty (30) day period, then all disagreements shall be submitted for resolution to Arthur Andersen LLP and Coopers & Lybrand (the "Auditors"). The Auditors shall have up to twenty (20) days after such submission to resolve the dispute submitted to the Auditors which resolution shall be final and binding on the Parties. In the event that the final determination of net cash flow due Buyer is greater than the estimated net cash flow paid on the Closing Date, Seller shall pay such excess to Buyer within five (5) Business Days. In the event that the final determination of net cash flow due Buyer is less than the amount paid on the Closing Date, Buyer shall pay such shortfall to Seller within five (5) Business Days. From the Effective Date, accounts payable for products and services delivered by Seller and Seller's Affiliates to the Texaco Additive Business and receivables for products and services delivered to Seller and Seller's Affiliates from the Texaco Additive Business from the sales and service agreements negotiated as a part of this transaction shall become assets or liabilities of Buyer as applicable at the Closing Date.
     The fees and expense of the Buyer's Auditor shall be paid by Buyer.

          (g) Transfer of Excluded Contracts. Prior to the Closing Date, Seller shall or shall cause Seller's Affiliates to transfer, assign or otherwise convey to Seller or the appropriate Seller Affiliate the Excluded Contracts as set forth on Schedule 2.3(g) ("Excluded Contracts") and such contracts and related obligations and liabilities shall not create any obligations or liabilities (including without limitation tax liabilities) to Buyer or Buyer's Subsidiaries, Texaco Brasil, the Belgian Company or Texaco Korea.

     Section 2.4 Closing Working Capital. Buyer and Seller agree as follows:

          (a) Estimated Working Capital. The estimated amount of the Closing Working Capital, ("Estimated Working Capital") shall be determined jointly in the manner specified in Section 2.4(b) within five (5) days prior to the Closing Date by a representative designated by Buyer and a representative designated by Seller. Seller shall and shall cause Seller's Affiliates to conduct with the right of Buyer to observe at major facilities a physical inventory of the raw materials, in process and finished goods and spare parts and stores in excess of Fifty Thousand Dollars ($50,000) used to conduct the Texaco Additives Business at the month end prior to the Closing Date in accordance with procedures set forth in
     Schedule 2.4(a).

          (b) Determination of Closing Working Capital. As promptly as practicable after the Closing Date (but in no event later than ninety (90) days after the Closing Date), Buyer shall prepare a statement of the Working Capital included in the Additive Assets as of the Effective Date ("Closing Statement"). The Closing Statement shall be prepared on the same basis as the December 31, 1994 Balance Sheet contained in the Combined Financial Statements but excluding amounts due from or payable to Seller or Seller's Affiliates as well as any deferred tax assets for the benefit of Seller or Seller's Affiliates. In addition, the Closing Statement shall not include as an asset of the Texaco Additive Business (i) any prepaid insurance premiums or (ii) any Excluded Assets. The same pro rata basis of allocating the LIFO reserve between the inventories sold and retained by Seller used in the December 31, 1994 Balance Sheet contained in the Combined Financial Statements shall be used in calculating the Closing Statement. Seller shall have thirty
     (30) days after receipt to review the Closing Statement. If Seller and Buyer agree on the resolution of all matters relating to the Closing Statement within such thirty (30) day period, the Closing Statement shall be final and binding, and shall set forth the Working Capital included in the Additive Assets as of the Effective Date ("Closing Working Capital"). If Seller and Buyer shall fail to reach an agreement with respect to all matters relating to the Closing Statement within such thirty (30) day period, then all disagreements shall be submitted for resolution to the Auditors. The Auditors shall have up to twenty (20) days after such submission to resolve the disputes submitted to the Auditors and shall determine the Closing Working Capital which determination shall be final and binding on the Parties. The fees and expenses of the Auditors shall be shared equally by Seller and Buyer.

          (c) Adjustment Payment. Within ten (10) Business Days after the final determination of the Closing Working Capital ("Adjustment Date"): (i) in the event that the Closing Working Capital exceeds the Estimated Working Capital, the Buyer shall pay to Seller the amount of the excess; or (ii) in the event that the Closing Working Capital is less than the Estimated Working Capital, Seller shall pay to Buyer the amount of the shortfall.

     Section 2.5 Payment. Unless otherwise expressly provided herein, any amount payable under the Agreement shall be payable in immediately available funds, by means of a wire transfer, if to Seller, to Seller's account number 050015834 at Chemical Bank, New York, New York (ABA#021000128) (with immediate telephone notice to Peter Wissel at (914) 253-7705 or to such other account and depository designated by Seller prior to the Closing by notice to Buyer) or if to Buyer, to such account and depository designated by Buyer prior to the Closing by notice to Seller.


                                PART THREE:

                      REPRESENTATIONS AND WARRANTIES

     Section 3.1 Seller. Seller represents and warrants to Buyer that:

          (a) Organization and Standing of Seller. Seller has been duly organized and is validly existing in good standing under the Laws of Delaware.

          (b) Authority. Seller has the corporate power and authority to enter into and perform the Agreement and all agreements and transactions contemplated hereby. The execution, delivery and performance by Seller of the Agreement and all agreements and transactions contemplated hereby, including without limitation, the sale and delivery of the U.S. Assets as contemplated hereby, have been duly authorized by all requisite corporate and shareholder action, if any, on the part of Seller and the Agreement has been duly executed and delivered by Seller.

          (c) Validity of Agreement. The Agreement is a legal, valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors' rights in general. The enforceability of Seller's obligations under the Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

          (d) No Violation. The execution and delivery of the Agreement by Seller, and the performance by Seller of the terms of the Agreement, do not (i) conflict with or result in a violation of the Corporate Documents of Seller, TDC, TSE or any Selling Subsidiary, (ii) conflict with, result in a violation of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to the express terms of any Contract to which Seller or any Selling Subsidiary is a party or is subject, except for such violations, conflicts, defaults, terminations or accelerations which, either individually or in the aggregate, would not have a material adverse effect on the Texaco Additive Business, or
     (iii) violate any Law, except for such violations which, either individually or in the aggregate, would not have a material adverse effect on the Texaco Additive Business.

          (e) No Consent Required. Except as otherwise provided in Section 4.3(c) and as set forth on Schedule 3.1(e), (i) no consent, waiver, approval, authorization or other action by, or filing with, any Governmental Body is required in connection with the execution, delivery and performance by Seller of the Agreement or the agreements and transactions contemplated hereby, and (ii) no consent, waiver, approval, authorization or other action by any Person (other than Governmental Bodies) is required in connection with the execution, delivery and performance by Seller of the Agreement or the agreements and transactions contemplated hereby, except for consents, waivers, approvals, authorizations or actions which, if not obtained, made or taken, would not have a material adverse effect on the Texaco Additive Business.

          (f) Disclosure. No representations or warranties by Seller in the Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the representations or warranties of Seller herein, in light of the circumstances under which they were made, not misleading.

          (g) Financial Statements. The combined balance sheet of the Texaco Additive Business as of December 31, 1994 and the related combined statements of income and retained earnings, and cash flows for the fiscal year 1994 audited by Arthur Andersen LLP are as set forth on Schedule 3.1(g) ("Combined Financial Statements"). The Combined Financial Statements are true and complete in all material respects and have been prepared in accordance with GAAP and fairly present, as of the dates thereof, the combined financial position of the Texaco Additive Business, and for the periods therein referred to, the combined results of operations and combined cash flows of the Texaco Additive Business.

          (h) Changes. Except as set forth on Schedule 3.1(h), since December 31, 1994 (i) there has been no material adverse change in the financial condition of the Texaco Additive Business; (ii) neither Seller nor any of Seller's Affiliates has permitted or allowed any of the Additive Assets to be subjected to any Encumbrances, except for Permitted Encumbrances; (iii) neither Seller nor any of Seller's Affiliates has disposed of, waived or permitted to lapse claims and rights under Contracts relating to the Texaco Additive Business with an aggregate value in excess of One Hundred Twenty Five Thousand Dollars ($125,000) other than in the ordinary course of business consistent with past practices; (iv) neither Seller nor any of Seller's Affiliates has transferred or otherwise disposed of any Additive Asset except in the ordinary course of business consistent with past practice and except for the Excluded Assets; (v) neither Seller nor any of Seller's Affiliates has made any announcement or proposal concerning or is under any legal obligation to grant any general increase in the compensation of officers of the Company, Belgian Company, Texaco Belgium, Texaco Korea, TBSA or Texaco Brasil or U.S. Employees, Belgian Employees, Brazilian Employees or Miscellaneous Employees (including, without limitation, any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any contractual changes to the benefits other than in the ordinary course of business consistent with past practices; (vi) neither Seller nor any of Seller's Affiliates has paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) relating to the Texaco Additive Business other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the December 31, 1994 Balance Sheet contained in the Combined Financial Statements or incurred in the ordinary course of business and consistent with past practice since December 31, 1994; (vii) neither Seller nor any of Seller's Affiliates has cancelled any debts of the Texaco Additive Business in excess of Fifty Thousand Dollars ($50,000) individually, or One Hundred Thousand Dollars ($100,000) in the aggregate other than intercompany accounts and notes; (viii) neither Seller nor any of Seller's Affiliates has disposed of or permitted to lapse any rights to the use of any material Intellectual Property, or disposed of or disclosed to any Person other than representatives of Buyer any trade secret, formula, process or know-how not theretofore a matter of public knowledge other than in the ordinary course of business including through secrecy agreement or if not in the ordinary course of business pursuant to those secrecy agreements as set forth on Schedule 3.1(h)(viii); (ix) neither Seller nor any of Seller's Affiliates had any single capital expenditure or other commitment which had been contracted to but not incurred relating to the Texaco Additive Business in excess of Seven Hundred and Fifty Thousand Dollars ($750,000) for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments relating to the Texaco Additive Business in excess of Seven Million Five Hundred Thousand Dollars ($7,500,000) for additions to property, plant, equipment or intangible capital assets; (x) neither Seller nor Seller's Affiliates has caused a change in inventory levels inconsistent with the normal operation of the Texaco Additives Business; and (xi) neither Seller nor any of Seller's Affiliates has agreed, whether in writing or otherwise, to take any action described in clauses (i) to (x) of this Section 3.1(h).

          (i)  Conduct of Business.  Except as set forth on
     Schedule 3.1(i), since December 31, 1994, the Texaco Additive Business has not been conducted other than in the ordinary course.

          (j) Litigation. Except as set forth on Schedule 3.1(j), there are no actions, suits, investigations or proceedings pending or, to the actual knowledge of Seller, threatened against Seller or any of Seller's Affiliates before any court or arbitration tribunal or before or by any Governmental Body relating to the execution, delivery or performance of the Agreement or the agreements and transactions contemplated hereby.

          (k) No Undisclosed Liabilities. Neither Seller, the Company, TOHI, Texaco Caribbean, Texaco Brasil, TBSA, Texaco Korea, Belgian Company, Texaco Belgium, any Selling Subsidiary nor any of their Affiliates have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) related to the Texaco Additive Business which would be required by GAAP to be reflected on the December 31, 1994 Balance Sheet contained in the Combined Financial Statements of the Texaco Additive Business and which were not fully reflected or reserved against in the December 31, 1994 Balance Sheet contained in the Combined Financial Statements, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since December 31, 1994.

          (l) Intellectual Property Rights. With respect to Intellectual Property: (i) Seller, the Company, Texaco Brasil, Texaco Korea, Belgian Company, Texaco Belgium, TBSA, TDC, TSE, or a Selling Subsidiary is the owner of or has rights to use all Intellectual Property; (ii) based on Seller's and Seller's Affiliates actual knowledge, Schedule 3.1(l)(ii) sets forth a complete and accurate list of all registered copyrights, Patents and trademarks owned by or under obligation of assignment to Seller, the Company, Texaco Brasil, TBSA, TDC, TSE, Texaco Korea, Belgian Company, Texaco Belgium, or any of the Selling Subsidiaries, necessary for the conduct of the Texaco Additive Business excluding those marks containing "Texaco", "Tex" as a prefix or suffix, or the Star T design logo; (iii) each owner, listed on Schedule 3.1(l)(iii) is listed in the records of the appropriate Governmental Body as the sole owner of record (except as otherwise indicated in such Schedule); (iv) based on Seller's and Seller's Affiliates actual knowledge, Schedule 3.1(l)(iv) sets forth a complete and accurate list of all agreements between Seller, the Company, the Belgian Company, Texaco Belgium, Texaco Korea, Texaco Brasil, TBSA, TDC, TSE, or any Selling Subsidiary or any other Affiliate of Seller, on the one hand, and any Person, on the other hand, granting any right to use or practice any rights under any Intellectual Property including, without limitation, any patent license, copyright license, trademark license or sublicense to which Seller, the Company, Texaco Brasil, TBSA, TDC, TSE, Texaco Korea, the Belgian Company, Texaco Belgium or any Selling Subsidiary or any other Affiliate of the Seller is a party, (collectively, "Intellectual Property Licenses"); (v) except as set forth on
     Schedule 3.1(l)(v), there is no Encumbrance on the right of Seller, the Company, Texaco Belgium, Texaco Brasil, TBSA, TDC, TSE, Texaco Korea, the Belgian Company, or any of the Selling Subsidiaries to transfer to Buyer any of the Intellectual Property, as herein contemplated; (vi) no trade secret, formula, process, invention, design, know-how or any other information considered material, proprietary and confidential has been disclosed or authorized to be disclosed to any Person which is not an Affiliate of Seller, except Buyer and Buyer's Affiliates or except in the ordinary course of business or pursuant to an obligation of confidentiality binding upon said Person except as set forth in Schedule 3.1(l)(vi); (vii) based on Seller's and Seller's Affiliates actual knowledge or except as set forth on Schedule 3.1(l)(vii), there are no pending proceedings by or before Governmental Bodies, including opposition, interference, cancellation or other proceedings or suits, relating to such Intellectual Property, and based on Seller's and Seller's Affiliates actual knowledge, no such proceedings are threatened; (viii) based on Seller's and Seller's Affiliates actual knowledge, the conduct of the Texaco Additive Business and the exercise of rights relating to Patents, trademarks or copyrights contained within Intellectual Property does not infringe upon or otherwise violate, intellectual property rights of any Person; (ix) based on Seller's and Seller's Affiliates actual knowledge, no Person is infringing upon or otherwise violating any Patents, trademarks or copyrights contained within Intellectual Property; (x) except as set forth in Schedule 3.1(1)(x), based on Seller's and Seller's Affiliates actual knowledge, none of Seller, the Company, Texaco Brasil, TBSA, TDC, TSE, Texaco Korea, the Belgian Company, Texaco Belgium, any Selling Subsidiary or any of their Affiliates has received notice of any claims, and there are no pending or threatened claims, of any Persons relating to the scope, ownership or use of any of the Intellectual Property; and (xi) except as set forth in
     Schedule 3.1(1)(xi), based on Seller's and Seller's Affiliates actual knowledge, each copyright registration, Patent and registered trademark and application therefor listed on
     Schedule 3.1(l)(ii) is in proper form, not disclaimed and has been duly maintained, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions except with respect to use requirements as to trademarks.

          (m) Tax Matters. With respect to Tax matters: (i) Texaco Korea, the Belgian Company, Texaco Belgium, TBSA and Texaco Brasil have (x) timely filed in accordance with all Laws, all material Returns required to be filed on or before the Closing Date with respect to Taxes, (y) paid all Taxes shown to have become due pursuant to such Returns, and (z) paid all Taxes for which a notice of, or assessment or demand for, payment has been received or which are otherwise due and payable, except disputed amounts being contested in good faith in accordance with applicable Laws and as to which adequate reserves have been established; (ii) all such Returns are true, correct and complete in all material respects; (iii) Texaco Korea, the Belgian Company, Texaco Belgium, TBSA and Texaco Brasil have made all payments of estimated Taxes required to be made under foreign Law; (iv) all amounts that are required to be collected or withheld by Texaco Korea, the Belgian Company, Texaco Belgium, TBSA and Texaco Brasil, if any, or with respect to Taxes imposed with respect to the Korean Business, the Belgian Business or Brazilian Business have been duly collected or withheld, and all such amounts that are required to be remitted to any taxing authority have been duly remitted; and (v) neither of Texaco Korea, Texaco Belgium, TBSA nor Texaco Brasil has had, in the past five taxable years, any U.S. source income or any income that is effectively connected with a U.S. trade or business.

          (n)  Environmental Matters.  With respect to
     environmental matters: (i) except as set forth on Schedule 3.1(n)(i), the Texaco Additive Business is in substantial compliance with all applicable Environmental Laws, the failure to comply with which would have a material adverse effect on the Texaco Additive Business; (ii) all permits, licenses, registrations and other governmental authorizations under Environmental Laws required to be held by Seller, the Company, TBSA, Texaco Brasil, Texaco Korea, Belgian Company, Texaco Belgium, or any of the Selling Subsidiaries in connection with the Texaco Additive Business, other than those permits, licenses, registrations and governmental authorizations which, if not held, would not have a material adverse effect on the Texaco Additive Business, are set forth on Schedule 3.1(n)(ii) ("Material Environmental Permits"); (iii) except as set forth on Schedule 3.1(n)(iii), none of the Seller, the Company, TBSA, Texaco Brasil, Texaco Korea, Texaco Belgium, the Belgian Company or any of the Selling Subsidiaries has been notified by any Governmental Body that any Material Environmental Permit may be modified, suspended or revoked, or that any Material Environmental Permit cannot be renewed, transferred, provided or otherwise obtained by Buyer in the ordinary course of business; (iv) except as set forth on Schedule 3.1(n)(iv), there are no actions, suits, investigations or proceedings under applicable Environmental Laws pending or, to the actual knowledge of Seller, the Company, Texaco Brasil, TBSA, Texaco Korea, the Belgian Company, Texaco Belgium or any of the Selling Subsidiaries, threatened against Seller, the Company, TBSA, Texaco Brasil, Texaco Korea, the Belgian Company, Texaco Belgium or any of the Selling Subsidiaries relating to the Texaco Additive Business, or against any Person whose liability for such actions, suits, investigations or proceedings may have been retained or assumed by Seller, the Company, TBSA, Texaco Brasil, Texaco Korea, the Belgian Company, Texaco Belgium or any of the Selling Subsidiaries in connection with the Texaco Additive Business under Contract or Law; and (v) except as set forth on Schedule 3.1(n)(iv), none of Seller, the Company, Texaco Brasil, TBSA, Texaco Korea, the Belgian Company, Texaco Belgium or any of the Selling Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or other proceeding under Environmental Laws before or by any Governmental Body which would have a material adverse effect on the Texaco Additive Business.

          (o) Product Tests. In regard to Lubricant Additive and finished lubricant product and testing documentation submitted by Seller or Seller's Affiliates related to the Texaco Additive Business for approvals or certifications to customers or approval authorities, Seller or Seller's Affiliates have conducted the tests reflected in that documentation in accordance with the procedures required therein and the results are accurate and complete in all material respects.

     Section 3.2 TOHI. Seller represents and warrants to Buyer that:

          (a) Organization and Standing of TOHI. TOHI has been duly organized and is validly existing in good standing under the Laws of Delaware.

          (b) Authority. TOHI has the corporate power and authority to enter into and perform the Agreement and all agreements and transactions contemplated hereby and to sell and deliver the Brazilian Stock as contemplated hereby. The execution, delivery and performance by TOHI of the Agreement and all agreements and transactions contemplated hereby, including without limitation, the sale and delivery of the Brazilian Stock as contemplated hereby have been duly authorized by all requisite corporate and shareholder action, if any, on the part of TOHI and the Agreement has been duly executed and delivered by TOHI.

          (c) Validity of Agreement. The Agreement is a legal, valid and binding obligation of TOHI and is enforceable against TOHI in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors' rights in general. The enforceability of TOHI's obligations under the Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

          (d) No Violation. The execution and delivery of the Agreement by TOHI, and the performance by TOHI of the terms of the Agreement, do not (i) conflict with, or result in a violation of the Corporate Documents of TOHI or Texaco Brasil,
     (ii) conflict with, result in a violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any obligation pursuant to the express terms of any Contract to which TOHI or Texaco Brasil is a party or is subject, except for such violations, conflicts, defaults, terminations, or accelerations which, individually or in the aggregate, would not have a material adverse effect on the Brazilian Business, or (iii) violate any Law, except for such violations which, individually or in the aggregate, would not have a material adverse effect on the Brazilian Business.

          (e) No Consent Required. Except as otherwise provided in Section 4.3(c) and as set forth on Schedule 3.2(e), (i) no consent, waiver, approval, authorization or other action by, or filing with, any Governmental Body, is required in connection with the execution, delivery and performance by TOHI of the Agreement or the agreements or transactions contemplated hereby, including, without limitation, the sale of the Brazilian Stock as contemplated hereby and (ii) no consent, waiver, approval, authorization or other action by any Person (other than Governmental Bodies) is required in connection with the execution, delivery and performance by TOHI of the Agreement or the agreements or transactions contemplated hereby, including, without limitation, the transfer of the Brazilian Stock as contemplated hereby, except for consents, waiver, approvals, authorizations or actions which, if not obtained, made or taken would not have a material adverse effect on the Brazilian Business.

          (f)  Ownership of Brazilian Stock.  TOHI owns Nine
     Hundred Six (906) common shares of the Brazilian Stock, free and clear of any Encumbrance, and has the right to transfer and deliver such common shares of the Brazilian Stock to Buyer or its designees at the Closing.

          (g) Ownership of TOHI. Seller owns, directly or indirectly, all of the issued and outstanding capital stock of TOHI.

     Section 3.3 Company. Seller represents and warrants to Buyer that:

          (a) Organization and Standing of Company. The Company has been duly organized and is validly existing in good standing under the Laws of Delaware and is in good standing as a foreign corporation in all jurisdictions where the nature of its properties or business requires it.

          (b) Authority. The Company has the corporate power and authority to own, lease or otherwise control the U.S. Assets and to conduct its business as presently conducted. The Company has the corporate power and authority to enter into and perform the Agreement and the agreements and transactions contemplated hereby. The execution, delivery and performance by the Company of the Agreement and the agreements and transactions contemplated hereby have been duly authorized by all requisite corporate and shareholder action, if any, on the part of the Company, and the Agreement has been duly executed and delivered by the Company.

          (c) Validity of Agreement. The Agreement is a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors' rights in general. The enforceability of the Company's obligations under the Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

          (d) No Violation. The execution and delivery of the Agreement by the Company, and the performance by the Company of the terms of the Agreement, do not (i) conflict with or result in a violation of the Corporate Documents of the Company, (ii) conflict with, result in a violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any obligation pursuant to the express terms of any Contract to which the Company is a party or is subject, except for such violations, conflicts, defaults, terminations, or accelerations which, individually or in the aggregate, would not have a material adverse effect on the U.S. Business, or
     (iii) violate any Law, except for such violations which, individually or in the aggregate, would not have a material adverse effect on the U.S. Business.

          (e) No Consent Required. Except as otherwise provided in Section 4.3(c) and as set forth on Schedule 3.3(e), (i) no consent, waiver, approval, authorization or other action by, or filing with, any Governmental Body is required in connection with the execution, delivery and performance by the Company of the Agreement or the agreements or transactions contemplated hereby, and (ii) no consent, waiver, approval, authorization or other action by any Person (other than Governmental Bodies) is required in connection with the execution, delivery and performance by the Company of the Agreement or the agreements or transactions contemplated hereby, except for consents, waivers, approvals, authorizations or actions which, if not obtained, made or taken, would not have a material adverse effect on the U.S. Business.

          (f) Litigation. Except as set forth in Schedule 3.3(f), there are no actions, suits, inquiries, investigations or proceedings pending or, to the actual knowledge of Seller or the Company, threatened against the U.S. Business before any court or arbitration tribunal or before or by any Governmental Body relating to the U.S. Business. The Company is not subject to any judgment, order or decree entered in any lawsuit or other proceeding before or by any Governmental Body which, individually or in the aggregate, would have a material adverse effect on the conduct of the U.S. Business.

          (g) Contracts. Except as set forth on Schedule 3.3(g), the Company is not a party to or subject to (i) any employment or consulting Contract with any U.S. Employee, officer or director of the Company (ii) any plan, arrangement or Contract providing for bonuses, pensions, options, deferred compensation, retirement payments or profit sharing for or with any U.S. Employee, the Company's officers or directors,
     (iii) any collective bargaining agreement with any labor union, (iv) any instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, which is not set forth on the December 31, 1994 Balance Sheet in the Combined Financial Statement, (v) any Contract limiting the freedom of the Company to conduct business in any geographic area or to compete in any line of business or with any Person, or (vi) any other Contract which is material to the operations of the U.S. Business. There exists no default or event of default under any of the Contracts set forth on Schedule 3.3(g) which, individually or in the aggregate, would have a material adverse effect on the U.S. Business.

          (h)  Title to U.S. Assets.  With respect to U.S. Assets:
     (i) Schedule 3.3(h) sets forth a comprehensive description of all U.S. Assets constituting real property owned in fee, including land, buildings, improvements and structures thereon and appurtenances thereto ("U.S. Fee Properties"), and sets forth the names of the record title owners of the U.S. Fee Properties; (ii) the Company has Marketable and Indefeasible title to the U.S. Fee Properties; (iii) Schedule 3.3(h)(iii) sets forth a comprehensive listing of all easements and rights-of-way where the Company, or its predecessors, is the grantee ("U.S. Easements"); (iv) the Company has Marketable and Indefeasible title to the U.S. Easements subject to their terms and with respect to such U.S. Easements: (x) the easements comprising the U.S. Easements are in full force and effect and constitute the legal, valid and binding obligations of each party thereto, (y) there exists no default or event of default under any such easements which in the aggregate would have a material adverse effect on the U.S. Business, and (z) except as set forth on Schedule 3.3(h)(iv), no term easement comprising a U.S. Easement which benefits any real property, any real property interest or any U.S. Asset requires the payment of a sum of money, excluding rentals, to prevent such term easement from terminating or to renew such term easement, and Schedule 3.3(h)(iv) sets forth the term and the amount payable necessary to renew each easement or prevent the termination of each easement; (v) Schedule 3.3(h)(v) sets forth a comprehensive description of all U.S. Assets constituting leasehold interests in real property where the Company is lessee, including buildings, improvements and structures located thereon and appurtenances thereto ("U.S. Leased Properties") and with respect to such U.S. Leased
     Properties: (x) the leases comprising the U.S. Leased Properties are in full force and effect and constitute the legal, valid and binding obligations of each party thereto, and (y) there exists no default or event of default under any of such leases which in the aggregate would have a material adverse effect on the U.S. Business; (vi) the Company has good title to all other U.S. Assets, subject to the Permitted Encumbrances, and other than those that are leased which are listed on Schedule 3.3(h)(vi), to which the Company has valid and enforceable leases; (vii) the U.S. Assets and the Intellectual Property constitute all of the material rights and assets which are used in the conduct of the U.S. Business as the U.S. Business was conducted on December 31, 1994 and is presently being conducted; and (viii) no other material properties or rights (with the exception of the rights arising
     (x) under service or supply agreements in effect between the Company and Seller or Huntsman or their respective Affiliates which are superseded by Service, Supply and Technology Agreements effective at the Effective Date, and (y) from services or supplies offered by Seller or Huntsman to Buyer which were declined by Buyer) as set forth on Schedule 3.3(h), whether or not owned by the Company, are required for the operation of the U.S. Business as the U.S. Business was operated on December 31, 1994 or is presently being operated.

          (i)  Condition and Repair.  Except as set forth in
     Schedule 3.3(i), the plants, structures and equipment of the U.S. Assets taken as a whole have been operated, maintained and repaired in a reasonably prudent manner, in accordance with industry standards and past practices, contain no known structural defects which in the aggregate would have a material adverse effect on the U.S. Business and are adequate for the uses to which they are put.

          (j) Condemnation. There are no condemnation proceedings by a Governmental Body pending or to the actual knowledge of Seller threatened with respect to any of the U.S. Fee
     Properties.

          (k) Compliance with Applicable Law. Except as set forth on Schedule 3.3(k), the Company in the conduct of the U.S. Business, has been and is in compliance with all Laws (other than Environmental Laws), the failure to comply with which would have a material adverse effect on the U.S. Business.

          (l) U.S. Employees. Schedule 3.3(l) sets forth a complete and accurate list of the U.S. Employees, including and specifically identifying as such those U.S. Employees who may go on long term disability.

          (m) Inventory. The inventories of the Company (i) consist of a quality and quantity usable in the ordinary course of business, (ii) with respect to finished inventory, are of a quality to be salable in the ordinary course of business and (iii) are owned by the Company. Inventories of feedstock, unfinished products and finished products of the Company are valued in the December 31, 1994 Balance Sheet contained in the Combined Financial Statements and the Closing Statement at the lower of cost (substantially determined on a last-in, first-out basis) or market, with adequate reserves in the aggregate for inventories determined on a last-in, first-out basis to cover any obsolete or below-standard quality materials in accordance with past practices of the Company. With respect to materials and supplies inventory, which are carried on an average cost basis, the excess of cost over market after any reserves for obsolete or below standard inventory, does not exceed in the aggregate One Hundred Thousand Dollars ($100,000).

          (n)  ERISA: Plan Administration.  Each Defined
     Contribution Plan has been operated and administered in substantial compliance with its terms and with Law, including but not limited to the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") and the Code.

          (o)  ERISA; Qualified Plans.  Each Defined Contribution
     Plan that is intended to be "qualified" within the meaning of
     Section 401(a) of the Code (or other Law) is so qualified.

          (p)  Labor Relations.  With respect to labor relations:
     (i) Schedule 3.3(p) sets forth a list of all collective bargaining agreements with respect to U.S. Employees; (ii) Seller has delivered to Buyer a complete and accurate copy of the policy and procedures manual applicable to all U.S. Transferred Employees; (iii) except as set forth on Schedule 3.3(p), to Seller's or the Company's actual knowledge there is
     (x) no labor strike, dispute, slow down or work stoppage or lockout actually pending or threatened against or affecting the Company, (y) no union organizational campaign in progress with respect to the non-represented U.S. Transferred Employees and no question concerning representation respecting such U.S. Transferred Employees, (z) no unfair labor practice charge or complaint against the Company, pending or threatened against the Company before the National Labor Relations Board, and
     (aa) no charge, complaint, grievance or any arbitration proceeding arising out of or under the collective bargaining agreements actually pending or to the actual knowledge of Seller or the Company threatened against the Company before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; and (iv) the Company has not received notice of the intent of any federal, state or local agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company and no such investigation is in progress.

          (q)  Products Liability.  Except as set forth on Schedule
     3.3 (q)(i), there is no claim, action, suit, proceeding or investigation by any Person or before any Governmental Body, or governmental inquiry pending, or to the actual knowledge of Seller or Seller's Affiliates, threatened against or involving Seller or any of Seller's Affiliates relating to any product alleged to have been designed, manufactured, shipped, sold, marketed, distributed, processed or merchandised by or on behalf of the Texaco Additive Business and alleged to have a defect, hazard or impurity of any kind, in manufacture, processing, design, materials, workmanship or otherwise, including without limitation any alleged failure to warn of the defect, hazard or impurity or any alleged breach of express or implied warranties or any alleged misrepresentation, nor to the actual knowledge of Seller or Seller's Affiliates is there any valid basis for any such claim, action, suit, inquiry, proceeding or investigation by any Person or before any Governmental Body that, if adversely determined, individually or in the aggregate, would have a material adverse effect on the Texaco Additive Business. Except as set forth on Schedule 3.3(q)(ii), since January 1, 1989, there has not been any product recall, change in chemical formulation resulting from government action ("Rework"), or post-sale warning made to Texaco Additive Business customers generally (other than as set forth on Material Safety Data Sheets or product labels) by the Texaco Additive Business relating to any product designed, manufactured, shipped, sold, marketed, distributed, processed or merchandised by or on behalf of the Texaco Additive Business, or any investigation or consideration of or decision made by any officer, employee, agent or other representative of the Texaco Additive Business concerning whether to undertake any such recall, Rework or post-sale warning except for product recalls, Reworks or post-sale warnings that would not have a material adverse effect, individually or in the aggregate, on the Texaco Additive Business.

          (r) Subsidiaries. Except for Texaco Korea, the Company has no Subsidiaries and holds no interest in any partnership or other equity interest in any corporation, joint venture, trust or other entity.

          (s) Bank Accounts. Schedule 3.3 (s) sets forth a complete and accurate list of all bank accounts of the Company and the signatories thereunder.

          (t) Ownership of Texaco Korea. The Company owns all of the shares of Korean Stock, free and clear of any Encumbrances, and has the right to transfer and deliver the Korean Stock to Buyer or its designee at the Closing.

     Section 3.4    Texaco Brasil.   Seller represents and warrants
to Buyer that:

          (a) Organization and Standing of Texaco Brasil. Texaco Brasil has been duly organized and is validly existing in good standing under the laws of Brazil.

          (b)  Authority.  From and after the Brazilian Transfer
     Date Texaco Brasil has the corporate power and authority to own, lease or otherwise control the Brazilian Assets and to conduct the Brazilian Business.

          (c) No Consent Required. Except as otherwise provided in Section 4.3(c) and as set forth on Schedule 3.4(c), (i) no consent, waiver, approval, authorization or other action by, or filing with, any Governmental Body, is required in connection with the transfer of the Brazilian Stock as contemplated hereby and (ii) no consent, waiver, approval, authorization or other action by any Person (other than Governmental Bodies) is required in connection with the transfer of the Brazilian Stock as contemplated hereby except for consents, waivers, approvals, authorizations or actions which, if not obtained, made or taken, would not have a material adverse effect on the Brazilian Business.

          (d)  Corporate Documents.  The copies of Corporate
     Documents of Texaco Brasil which have been delivered by Seller to Buyer constitute true, correct and complete copies of the Corporate Documents of Texaco Brasil and reflect all amendments thereto through and including the date of the Agreement.

          (e) Subsidiaries. Texaco Brasil has no Subsidiaries and holds no interest in any partnership or other equity interest in any corporation, joint venture, trust or other entity.

          (f) Capitalization. Texaco Brasil's capital stock consists of the shares of Brazilian Stock. The Brazilian Stock has been duly authorized and validly issued to TOHI and Texaco Caribbean and is fully paid and nonassessable and constitutes all of the issued and outstanding capital stock of Texaco Brasil.

          (g) Options or Warrants. There are no outstanding (i) securities convertible into or exchangeable for capital stock of Texaco Brasil, (ii) options, warrants or other rights to purchase or subscribe for capital stock of Texaco Brasil or securities convertible into or exchangeable for capital stock of Texaco Brasil, or (iii) Contracts of any kind relating to the issuance or disposition of any capital stock of Texaco Brasil, or to the issuance or disposition of any securities convertible into or exchangeable for capital stock of Texaco Brasil, or any options, warrants or rights to purchase or subscribe for any capital stock of Texaco Brasil.

          (h) Litigation. Except as set forth on Schedule 3.4(h), there are no actions, suits, inquiries, investigations or proceedings pending or, to the actual knowledge of Seller, or Texaco Brasil, threatened against TBSA or Texaco Brasil before any court or arbitration tribunal or before or by any Governmental Body, relating to the Brazilian Business. TBSA or Texaco Brasil is not subject to any judgment, order or decree entered in any lawsuit or other proceeding before or by any Governmental Body which, individually or in the aggregate, would have a material adverse effect on the Brazilian Business.

          (i) Contracts. Except as set forth on Schedule 3.4(i), with respect to the Brazilian Business, Texaco Brasil or TBSA is not a party to or subject to (i) any employment or consulting Contract with any Brazilian Transfer Employee or officer or director of Texaco Brasil, (ii) any plan or Contract providing for bonuses, pensions, options, deferred compensation, retirement payments or profit sharing for or with any Brazilian Transfer Employee, or Texaco Brasil's officers or directors, (iii) any collective bargaining agreement with any labor union, (iv) any instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, which is not set forth on the December 31, 1994 Balance Sheet contained in the Combined Financial Statements, (v) any Contract limiting the freedom of Texaco Brasil to conduct business in any geographic area or to compete in any line of business or with any Person, or (vi) any other Contract which is material to the Brazilian Business. There exists no default or event of default under any of the Contracts set forth on Schedule 3.4(i) which, individually or in the aggregate, would have a material adverse effect on the Brazilian Business.

          (j) Title to Brazilian Assets. With respect to the Brazilian Assets: (i) Schedule 3.4(j) sets forth a comprehensive description of all Brazilian Assets constituting real property owned by Texaco Brasil in fee, including land, buildings, improvements and structures thereon and appurtenances thereto from and after the Brazilian Transfer Date ("Brazilian Fee Properties"); (ii) from and after the Brazilian Transfer Date Texaco Brasil has Marketable and Indefeasible title to the Brazilian Fee Properties subject to the applicable Permitted Encumbrances; (iii) Schedule 3.4(j) also sets forth a comprehensive listing of all easements and rights-of-way where from and after the Brazilian Transfer Date Texaco Brasil, is the grantee ("Brazilian Easements") and with respect to the Brazilian Easements: (x) the easements comprising the Brazilian Easements are in full force and effect and constitute the legal, valid and binding obligations of each party thereto, (y) there exists no default or event of default under any such easements which in the aggregate would materially adversely affect the Brazilian Business, (z) except as set forth on Schedule 3.4(j), no term easement which benefits any real property, any real property interest or any Brazilian Asset requires the payment of a sum of money, excluding rentals, to prevent such easement from terminating or to renew such easement, and (aa) from and after the Brazilian Transfer Date Texaco Brasil has Marketable and Indefeasible title to the Brazilian Easements subject to the specific encumbrances listed on Schedule 3.4(j); (iv) Schedule 3.4(j) also sets forth a comprehensive description of all Brazilian Assets constituting material leasehold interests in real property where from and after the Brazilian Transfer Date Texaco Brasil is lessee, including buildings, improvements and structures located thereon and appurtenances thereto ("Brazilian Leased Properties")and with respect to the Brazilian Leased Properties: (x) the leases comprising the Brazilian Leased Properties are in full force and effect and constitute the legal, valid and binding obligations of each party thereto, and (y) there exists no default or event of default under any of such leases which in the aggregate would have a material adverse effect on the Brazilian Business; (v) from and after the Brazilian Transfer Date Texaco Brasil has good title to all other Brazilian Assets, subject to the Permitted Encumbrances, and other than those that are leased to which it has valid and enforceable leases which are listed on Schedule 3.4(j)(v); (vi) the Brazilian Assets and the Intellectual Property constitute all of the material rights and assets which are used in the conduct of the Brazilian Business as the Brazilian Business was conducted on December 31, 1994 and is presently being conducted; and (vii) no other material properties or rights (with the exception of the rights arising (x) under service or supply agreements in effect between Texaco Brasil and Seller and their respective Affiliates, (y) under service or supply agreements in effect between the Texaco Brasil and Seller or their respective Affiliates which are superseded by Service, Supply and Technology Agreements effective at Closing, and (z) from services or supplies offered by Seller to Buyer but which were declined by Buyer) as set forth on Schedule 3.4(j), whether or not owned by Texaco Brasil, are required for the operation of the Brazilian Business as the Brazilian Business was operated on December 31, 1994 or is presently being operated.

          (k)  Condition and Repair.  Except as set forth in
     Schedule 3.4(k), the plants, structures and equipment of the Brazilian Assets taken as a whole have been operated, maintained and repaired in a reasonably prudent manner in accordance with industry standards and past practices, contain no known structural defects which in the aggregate would have a material adverse effect on the Brazilian Business and are adequate for the uses to which they are put.

          (l) Condemnation. There are no condemnation, expropriation or similar proceedings pending or threatened with respect to any of the Brazilian Fee Properties.

          (m) Compliance with Applicable Law. Except as set forth on Schedule 3.4(m), TBSA and from and after the Brazilian Transfer Date, Texaco Brasil, in the conduct of the Brazilian Business, has been and is in compliance with all Laws (other than Environmental Laws), but including, without limitation, the labor laws and regulations applicable to Brazilian Employees (including, without limitation, laws and regulations relating to overtime work, Christmas bonuses and vacations) the failure to comply with which would have a material adverse effect on the Brazilian Business.

          (n) Brazilian Employees. Schedule 3.4(n) sets forth a complete and accurate list of the TBSA Employees involved in the Brazilian Business, including and specifically identifying as such those Brazilian Employees (i) who may go on long term disability and (ii) who are subject to restriction from termination, whether pursuant to a Collective Bargaining Convention, an individual employment agreement or any Law. With respect to each Brazilian Employee identified in Section 3.4(n)(ii), Schedule 3.4(n) sets forth the period for which such Brazilian Employee is protected.

          (o) Bank Accounts. Schedule 3.4(o) sets forth a complete and accurate list of all bank accounts of Texaco
     Brasil from and after the Brazilian Transfer Date and the signatories thereunder.

          (p) Inventory. From and after the Brazilian Transfer Date the inventories of Texaco Brasil shall consist of those used in the Brazilian Business (i) consist of a quality and quantity usable in the ordinary course of business, (ii) with respect to finished inventory, are of a quality to be salable in the ordinary course of business, and (iii) are owned by Texaco Brasil. Inventories of Brazilian Business are valued in the December 31, 1994 Balance Sheet contained in the Combined Financial Statements and the Closing Statement at the lower of cost (substantially determined on a last-in, first-out basis) or market, with adequate reserves in the aggregate for inventories determined on a last-in, first-out basis to cover any obsolete or below-standard quality materials in accordance with past practices of TBSA. The excess of cost over market after any reserves for obsolete or below standard material does not exceed in the total aggregate Fifty Thousand Dollars ($50,000).

          (q) Brazilian Benefit Plans. Schedule 3.4(q) sets forth a list of any and all benefit plans provided to the Brazilian Employees ("Brazilian Benefit Plans"). Schedule 3.4 (q) sets forth those benefits provided to Brazilian Employees which have been and are considered remuneration for all legal purposes, including, without limitation for the purpose of calculating (x) contributions to the ("FGTS"); (y) contributions due to the "Instituto Nacional do Seguro Social" ("INSS"); and (z) any other applicable mandatory labor rights.

          (r) Recently Terminated Employees. Except as set forth on Schedule 3.4(r), no TBSA or Texaco Brasil employee who was involved in the Brazilian Business has been voluntarily or involuntarily terminated in the two year period prior to the Closing Date.

          (s) Brazilian Collective Bargaining Convention and Union Related Matters. Schedule 3.4(s) sets forth a list of all collective bargaining conventions applicable to the Brazilian Employees. Texaco Brasil and TBSA have been and are in compliance with all provisions of the Brazilian Collective Bargaining Convention concerning the Brazilian Employees and, to Seller's, TBSA's and Texaco Brasil's actual knowledge, except as set forth on Schedule 3.4(s), (i) there is no labor strike, dispute, slow down, work stoppage or lockout pending or threatened against or affecting Texaco Brasil or TBSA with respect to the Brazilian Business; (ii) there is no union organization charge or complaint against Texaco Brasil or TBSA pending or threatened, with respect to any violation or alleged violation of the provisions of any Brazilian Collective Bargaining Convention in connection with any Brazilian Employee; and (iii) no charge, complaint, grievance or any arbitration proceeding arising out of or under the Brazilian Collective Bargaining Convention is pending or, to the actual knowledge of Seller, TBSA, and Texaco Brasil threatened against Texaco Brasil or TBSA before any court or commission in connection with any Brazilian Employee or the Brazilian Business.

          (t) Compliance with the FGTS Regulations. Texaco Brasil and TBSA have been and are in compliance with the laws and regulations concerning the FGTS with regard to Brazilian Employees, or TBSA or Texaco Brasil directors, involved in the Brazilian Business and, to Seller's, TBSA's and Texaco Brasil's actual knowledge, except as set forth on Schedule 3.4(t), there is (i) no debt in connection to the FGTS before any Brazilian Employee or before any governmental entity responsible for surveillance or collection; and (ii) no investigation, charge, complaint, labor claim or other suit pending or threatened against Texaco Brasil or TBSA with respect to any violation, or alleged violation, of the laws and regulations concerning the "FGTS" in connection with any Brazilian Employee, or any TBSA or Texaco Brasil director, involved in the Brazilian Business.

          (u) Compliance with the INSS Regulations. Texaco Brasil and TBSA have been and are in compliance with the laws and regulations concerning social security contributions with respect to the Brazilian Business. There is (i) no debt in connection to said contributions before the INSS or any other Governmental Entity responsible for surveillance or collection; and (ii) no investigation, charge, complaint, labor claim or other suit pending or threatened against Texaco Brasil or TBSA with respect to any violation of the laws and regulations concerning social security contributions.

     Section 3.5 Selling Subsidiaries. Seller represents and warrants to Buyer that:

          (a) Organization and Standing of Selling Subsidiaries. Each Selling Subsidiary as set forth in Schedule 3.5(a) has been duly organized and is validly existing in good standing under the Laws of the jurisdiction of its organization.

          (b) Authority. Each Selling Subsidiary has the corporate power and authority to own, lease or otherwise control the Miscellaneous Assets owned by such Selling Subsidiary and to conduct the Miscellaneous Business conducted by such Selling Subsidiary. The sale and delivery of the Miscellaneous Assets as contemplated hereby have been duly authorized by all requisite corporate and shareholder action on the part of each Selling Subsidiary.

          (c) No Consent Required. Except as otherwise provided in Section 4.3(c) and as set forth in Schedule 3.5(c), (i) no consent, waiver, approval, authorization or other action by, or filing with, any Governmental Body, is required in connection with the transfer of the Miscellaneous Assets as contemplated hereby and (ii) no consent, waiver, approval, authorization or other action by any Person (other than Governmental Bodies) is required in connection with the transfer of the Miscellaneous Assets as contemplated hereby except for consents, waivers, approvals, authorizations or actions which, if not obtained, made or taken, would not have a material adverse effect on the Miscellaneous Business.

          (d) Litigation. Except as set forth in Schedule 3.5(d), there are no actions, suits, inquiries, investigations or proceedings pending or, to the actual knowledge of Seller or any Selling Subsidiary, threatened against the Miscellaneous Business before any court or arbitration tribunal or before or by any Governmental Body. The Miscellaneous Business is not subject to any judgment, order or decree entered in any lawsuit or other proceeding before or by any Governmental Body which, individually or in the aggregate, would have a material adverse effect on the Miscellaneous Business.

          (e) Contracts. Except as set forth on Schedule 3.5(e), with respect to the Miscellaneous Business, no Selling Subsidiary is a party to or subject to: (i) any employment or consulting Contract with any Miscellaneous Employee; (ii) any plan or Contract providing for bonuses, pensions, options, deferred compensation, retirement payments or profit sharing for or with the Miscellaneous Employees; (iii) any collective bargaining agreement with any labor union; (iv) any instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, which is not set forth on the December 31, 1994 Balance Sheet contained in the Combined Financial Statements; (v) any Contract limiting the freedom of the Miscellaneous Business to conduct business in any geographic area or to compete in any line of business or with any Person; or (vi) any other Contract which is material to the Miscellaneous Business. There exists no default or event of default under any of the Contracts set forth on Schedule 3.5(e) which, individually or in the aggregate, would have a material adverse effect on the Miscellaneous Business.

          (f) Title to Miscellaneous Assets. With respect to the Miscellaneous Assets: Schedule 3.5(f)(i) sets forth a comprehensive description of all Miscellaneous Assets constituting leasehold interests in real property where any of the Selling Subsidiaries is lessee, including buildings, improvements and structures located thereon and appurtenances thereto ("Miscellaneous Leased Properties") and with respect to the Miscellaneous Leased Properties: (ii) the leases comprising the Miscellaneous Leased Properties are in full force and effect and constitute the legal, valid and binding obligations of each party thereto, and (iii) there exists no default or event of default under any of such leases which in the aggregate would have a material adverse effect on the Miscellaneous Business. The Selling Subsidiaries have good title to all other Miscellaneous Assets, subject to the Permitted Encumbrances, and other than those that are leased, to which the Selling Subsidiaries have valid and enforceable leases as listed on Schedule 3.5(f)(iv). The Miscellaneous Assets and Intellectual Property constitute all of the material rights and assets which are used in the conduct of the Miscellaneous Business as the Miscellaneous Business was conducted on December 31, 1994 and is presently being conducted. No other material properties or rights (with the exception of the rights arising (x) under service or supply agreements in effect between the Selling Subsidiaries and Seller or their respective Affiliates which are superseded by Service, Supply and Technology Agreements effective at Closing, and (y) from services or supplies offered by Seller to Buyer which were declined by Buyer), whether or not owned by the Selling Subsidiaries as set forth on Schedule 3.5(f)(y), are required for the operation of the Miscellaneous Business as the Miscellaneous Business was operated on December 31, 1994 or is presently being operated.

          (g) Compliance with Applicable Law. Each Selling Subsidiary, in its conduct of the Miscellaneous Business, has been and is in compliance with all Laws (other than Environmental Laws, the failure to comply with which would have a material adverse effect on the Miscellaneous Business.

          (h) Miscellaneous Employees. Schedule 3.5(h) contains a complete and accurate list of the Miscellaneous Employees, including and specifically identifying as such those Miscellaneous Employees who may go on long term disability.

          (i) Inventories. The inventories included in the Miscellaneous Assets (i) consist of a quality and quantity usable in the ordinary course of business, (ii) with respect to finished inventory, are of a quality to be salable in the ordinary course of business and (iii) are owned by the Selling Subsidiaries. Inventories related to the Miscellaneous Assets are valued in the December 31, 1994 Balance Sheet contained in the Combined Financial Statements and the Closing Statement at the lower of cost (substantially determined on an average cost basis) or market, with adequate reserves in the aggregate to cover any obsolete or below-standard quality materials in accordance with past practices of the Selling Subsidiaries. The excess of cost over market after any reserves for obsolete or below standard quality materials, does not exceed a total aggregate Twenty Five Thousand Dollars ($25,000).

          (j) Ownership. Seller owns, directly or indirectly, all of the outstanding capital stock of each of the Selling
     Subsidiaries.

     Section 3.6 Texaco Caribbean. Seller represents and warrants to Buyer that:

          (a)  Organization and Standing of Texaco Caribbean.
     Texaco Caribbean has been duly organized and is validly existing in good standing under the Laws of Delaware.

          (b) Authority. Texaco Caribbean has the corporate power and authority to enter into and perform the Agreement and agreements and transactions contemplated hereby and sell and deliver the Brazilian Stock as contemplated hereby. The execution, delivery and performance by Texaco Caribbean of the Agreement and all agreements and transactions contemplated hereby, including without limitation the sale and delivery of the Brazilian Stock as contemplated hereby have been duly authorized by all requisite corporate and shareholder action on part of Texaco Caribbean and the Agreement has been duly executed and delivered by Texaco Caribbean.

          (c) Validity of Agreement. The Agreement is a legal, valid and binding obligation of Texaco Caribbean and is enforceable against Texaco Caribbean in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors' rights in general. The enforceability of Texaco Caribbean's obligations under the Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at
     Law).

          (d) No Violation. The execution and delivery of the Agreement by Texaco Caribbean, and the performance by Texaco Caribbean of the terms of the Agreement, do not (i) conflict with, or result in a violation of, the Corporate Documents of Texaco Caribbean or Texaco Brasil, (ii) conflict with, result in a violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any obligation pursuant to the express terms of any Contract to which Texaco Caribbean or Texaco Brasil is a party or is subject, except for such violations, conflicts, defaults, terminations, or accelerations which, individually or in the aggregate, would not have a material adverse effect on the Brazilian Business, or (iii) violate any Law, except for such violations which, individually or in the aggregate, would not have a material adverse effect on the Brazilian Business.

          (e) No Consent Required. Except as otherwise provided in Section 4.3(c) and as set forth on Schedule 3.6(e), (i) no consent, waiver, approval, authorization or other action by, or filing with, any Governmental Body, is required in connection with the execution, delivery and performance by Texaco Caribbean of the Agreement or the agreements or transactions contemplated hereby, including the sale of the Brazilian Stock as contemplated hereby and, without limitation, (ii) no consent, waiver, approval, authorization or other action by any Person (other than Governmental Bodies) is required in connection with the execution, delivery and performance by Texaco Caribbean of the Agreement or the agreements or transactions contemplated hereby, including, without limitation, the transfer of the Brazilian Stock as contemplated hereby, except for consents, waiver, approvals, authorizations or actions which, if not obtained, made or taken would not have a material adverse effect on the Brazilian Business.

          (f) Ownership of Brazilian Stock. Texaco Caribbean owns nine (9) shares of the Brazilian Stock, free and clear of any Encumbrance, and has the right to transfer and deliver such Brazilian Stock to Buyer or its designee at the Closing.

          (g) Ownership of Texaco Caribbean. Seller owns, directly or indirectly, all of the issued and outstanding capital stock of Texaco Caribbean.

     Section 3.7 Texaco Korea. Seller represents and warrants to Buyer that:

          (a) Organization and Standing. Texaco Korea has been duly organized and is validly existing in good standing under the Laws of the jurisdiction of its organization.

          (b) Authority. Texaco Korea has the corporate power and authority to own, lease or otherwise control the Korean Assets and to conduct the Korean Business.

          (c) No Consent Required. Except as otherwise provided in Section 4.3(c) and as set forth in Schedule 3.7(c), (i) no consent, waiver, approval, authorization or other action by, or filing with, any Governmental Body, is required in connection with the transfer of the Korean Stock as contemplated hereby and (ii) no consent, waiver, approval, authorization or other action by any Person (other than Governmental Bodies) is required in connection with the transfer of the Korean Stock as contemplated hereby except for consents, waivers, approvals, authorizations or actions which, if not obtained, made or taken, would not have a material adverse effect on the Korean Business.

          (d) Corporate Documents. Copies of the Corporate Documents of Texaco Korea which have been delivered by Seller to Buyer, constitute true, correct and complete copies of such Corporate Documents of Texaco Korea and reflect all amendments thereto through and including the date of the Agreement.

          (e) Texaco Korea Capitalization. Texaco Korea's authorized capital consists of twenty thousand (20,000) shares of common stock with a par value of ten thousand won (10,000) per share. The Korean Stock has been duly authorized and validly issued to the Company and is fully paid and non-assessable and constitutes all of the issued and outstanding capital stock of Texaco Korea.

          (f) Options or Warrants. There are no outstanding (i) securities convertible into or exchangeable for the capital stock of Texaco Korea, (ii) options, warrants or other rights to purchase or subscribe for capital stock of Texaco Korea or securities convertible into or exchangeable for capital stock of Texaco Korea, or (iii) Contracts of any kind relating to the issuance or disposition of any capital stock of Texaco Korea or to the issuance or disposition of any securities convertible into or exchangeable for capital stock of Texaco Korea or any options, warrants or rights to purchase or subscribe to capital stock of Texaco Korea.

          (g) Subsidiaries. Texaco Korea has no Subsidiaries and holds no interest in any partnership or other equity interest in any corporation, joint venture, trust or other entity.

          (h) Litigation. Except as set forth in Schedule 3.7(h), there are no actions, suits, inquiries, investigations or proceedings pending or, to the actual knowledge of Seller or Texaco Korea, threatened against Texaco Korea before any court or arbitration tribunal or before or by any Governmental Body relating to the Korean Business. Texaco Korea is not subject to any judgment, order or decree entered in any lawsuit or other proceeding before or by any Governmental Body which, individually or in the aggregate, would have a material adverse effect on the Korean Business.

          (i) Contracts. Except as set forth on Schedule 3.7(i), with respect to the Korean Business, Texaco Korea is not a party to or subject to (i) any employment or consulting Contract with any officer or director of Texaco Korea, (ii) any plan or Contract providing for bonuses, pensions, options, deferred compensation, retirement payments or profit sharing for or with any of Texaco Korea's officers or directors, (iii) any instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, not set forth on the December 31, 1994 Balance Sheet contained in the Combined Financial Statements; (iv) any Contract limiting the freedom of Texaco Korea to conduct business in any geographic area or to compete in any line of business or with any Person; or (v) any other Contract which is material to the Korean Business. There exists no default or event of default under any of the Contracts set forth on Schedule 3.7(i) which, individually or in the aggregate, would have a material adverse effect on the Korean Business.

          (j)  Title to Korean Assets.  With respect to the Korean
     Assets: (i) Texaco Korea owns no real property in fee, (ii) there are no easements or rights-of-way where Texaco Korea, or its predecessors, is the grantee and (iii) Schedule 3.7(j)(iii) sets forth a comprehensive description of all Korean Assets constituting leasehold interests in real property where Texaco Korea is lessee, including buildings, improvements and structures located thereon and appurtenances thereto ("Korean Leased Properties") and with respect to the Korean Leased Properties: (x) the leases comprising the Korean Leased Properties are in full force and effect and constitute the legal, valid and binding obligations of each party thereto, and (y) there exists no default or event of default under any of such leases which in the aggregate would have a material adverse effect on the Korean Business. (iv) Texaco Korea has good title to all other Korean Assets, subject to the Permitted Encumbrances, and other than those that are leased, to which Texaco Korea has valid and enforceable leases, which are set forth in Schedule 3.7(j)(iv). The Korean Assets and the Intellectual Property constitute all of the material rights and assets which are used in the conduct of the Korean Business as the Korean Business was conducted on December 31, 1994 and is presently being conducted. (v) No other material properties or rights (with the exception of the rights arising (x) under service or supply agreements in effect between Texaco Korea and Seller or their respective Affiliates which are superseded by Service, Supply and Technology Agreements effective at Closing, and (y) from services or supplies offered by Seller to Buyer which were declined by Buyer) as set forth on Schedule 3.7(j)(v), whether or not owned by the Selling Subsidiaries, are required for the operation of the Korean Business as the Korean Business was operated on December 31, 1994 or is presently being operated.

          (k) Compliance with Applicable Law. Texaco Korea, in its conduct of the Korean Business, has been and is in compliance with all Laws (other than Environmental Laws), the failure to comply with which would have a material adverse effect on the Korean Business.

          (l)  Korean Employees.  Texaco Korea has no employees.

          (m)  Inventories.  Texaco Korea has no inventory.

          (n) Bank Accounts. Schedule 3.7(n) sets forth a complete and accurate list of all bank accounts of Texaco Korea and the signatories thereunder.

     Section 3.8    Texaco Belgium.   Seller represents and
warrants to Buyer that:

          (a) Organization and Standing of Texaco Belgium. Texaco Belgium has been duly organized and is validly existing under the Laws of Belgium.

          (b) Authority. Texaco Belgium has the corporate power and authority to enter into and perform the Agreement and all agreements and transactions contemplated hereby and to sell and deliver the Belgian Stock as contemplated hereby. The execution, delivery and performance by Texaco Belgium of the Agreement and all agreements and transactions contemplated hereby, including without limitation, the sale and delivery of the Belgian Stock as contemplated hereby have been duly authorized by all requisite corporate and shareholder action, if any, on the part of Texaco Belgium and the Agreement has been duly executed and delivered by Texaco Belgium.

          (c) Validity of Agreement. The Agreement is a legal, valid and binding obligation of Texaco Belgium and is enforceable against Texaco Belgium in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors' rights in general. The enforceability of Texaco Belgium's obligations under the Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at
     Law).

          (d) No Violation. The execution and delivery of the Agreement by Texaco Belgium, and the performance by Texaco Belgium of the terms of the Agreement, do not (i) conflict with, or result in a violation of the Corporate Documents of Texaco Belgium or the Belgian Company, (ii) conflict with, result in a violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any obligation pursuant to the express terms of any Contract to which Texaco Belgium or the Belgian Company is a party or is subject, except for such violations, conflicts, defaults, terminations, or accelerations which, individually or in the aggregate, would not have a material adverse effect on the Belgian Business, or
     (iii) violate any Law, except for such violations which, individually or in the aggregate, would not have a material adverse effect on the Belgian Business.

          (e) No Consent Required. Except as otherwise provided in Section 4.3(c) and as set forth on Schedule 3.8(e), (i) no consent, waiver, approval, authorization or other action by, or filing with, any Governmental Body, is required in connection with the execution, delivery and performance by Texaco Belgium of the Agreement or the agreements or transactions contemplated hereby, including, without limitation, the sale of the Belgian Stock as contemplated hereby and (ii) no consent, waiver, approval, authorization or other action by any Person (other than Governmental Bodies) is required in connection with the execution, delivery and performance by Texaco Belgium of the Agreement or the agreements or transactions contemplated hereby, including, without limitation, the transfer of the Belgian Stock as contemplated hereby, except for consents, waivers, approvals, authorizations or actions which, if not obtained, made or taken would not have a material adverse effect on the Belgian Business.

          (f) Ownership of Belgian Stock. Texaco Belgium owns One Thousand Two Hundred and Forty Nine (1,249) of the shares of the Belgian Stock, free and clear of any Encumbrance, and has the right to transfer and deliver such shares of the Belgian Stock to Buyer or its designee at the Closing.

          (g) Ownership of Texaco Belgium. Seller owns, directly or indirectly, all of the issued and outstanding capital stock of Texaco Belgium.

          (h) Certain Real Estate Matters. With respect to Belgian real estate matters (i) Texaco Belgium has notified the City of Ghent, Belgium, in writing under the deed or authentic act dated March 21, 1990 (the "Ghent Deed") of its intention to contribute the Belgian Assets and certain liabilities to the Belgian Company, and to subsequently sell the Belgian Stock to Buyer's designees, a copy of which has been delivered to Buyer and (ii) the contribution of the Belgian Assets and certain liabilities to the Belgian Company and the subsequent sale of the Belgian Stock to Buyer's designees as set forth in the Agreement are not subject to any right of first refusal or similar right to the benefit of the City of Ghent, Belgium, or any other third party.

     Section 3.9    Texaco Petroleum.   Seller represents and
warrants to Buyer that:

          (a)  Organization and Standing of Texaco Petroleum.
     Texaco Petroleum has been duly organized and is validly existing under the Laws of Belgium.

          (b) Authority. Texaco Petroleum has the corporate power and authority to enter into and perform the Agreement and all agreements and transactions contemplated hereby and to sell and deliver the Belgian Stock as contemplated hereby. The execution, delivery and performance by Texaco Petroleum of the Agreement and all agreements and transactions contemplated hereby, including without limitation, the sale and delivery of the Belgian Stock as contemplated hereby have been duly authorized by all requisite corporate and shareholder action, if any, on the part of Texaco Petroleum and the Agreement has been duly executed and delivered by Texaco Petroleum.

          (c) Validity of Agreement. The Agreement is a legal, valid and binding obligation of Texaco Petroleum and is enforceable against Texaco Petroleum in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors' rights in general. The enforceability of Texaco Petroleum's obligations under the Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at
     Law).

          (d) No Violation. The execution and delivery of the Agreement by Texaco Petroleum, and the performance by Texaco Petroleum of the terms of the Agreement, do not (i) conflict with, or result in a violation of the Corporate Documents of Texaco Petroleum or the Belgian Company, (ii) conflict with, result in a violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any obligation pursuant to the express terms of any Contract to which Texaco Petroleum or the Belgian Company is a party or is subject, except for such violations, conflicts, defaults, terminations, or accelerations which, individually or in the aggregate, would not have a material adverse effect on the Belgian Business, or
     (iii) violate any Law, except for such violations which, individually or in the aggregate, would not have a material adverse effect on the Belgian Business.

          (e) No Consent Required. Except as otherwise provided in Section 4.3(c) and as set forth on Schedule 3.9(e), (i) no consent, waiver, approval, authorization or other action by, or filing with, any Governmental Body, is required in connection with the execution, delivery and performance by Texaco Petroleum of the Agreement or the agreements or transactions contemplated hereby, including, without limitation, the sale of the Belgian Stock as contemplated hereby and (ii) no consent, waiver, approval, authorization or other action by any Person (other than Governmental Bodies) is required in connection with the execution, delivery and performance by Texaco Petroleum of the Agreement or the agreements or transactions contemplated hereby, including, without limitation, the transfer of the Belgian Stock as contemplated hereby, except for consents, waivers, approvals, authorizations or actions which, if not obtained, made or taken would not have a material adverse effect on the Belgian Business.

          (f)  Ownership of Belgian Stock.  Texaco Petroleum owns
     One (1) share of Belgian Stock, free and clear of any Encumbrance, and has the right to transfer and deliver such share of Belgian Stock to Buyer or its designee at the Closing.

          (g) Ownership of Texaco Petroleum. Seller owns, directly or indirectly, all of the issued and outstanding capital stock of Texaco Petroleum.

     Section 3.10 TBSA. Seller represents and warrants to Buyer that:

          (a) Organization and Standing of TBSA. TBSA has been duly organized and is validly existing under the Laws of Brasil.

          (b) Authority. TBSA has the corporate power and authority to perform the Agreement and all agreements and transactions contemplated hereby. The performance by TBSA of the Agreement and all agreements and transactions contemplated hereby have been duly authorized by all requisite corporate and shareholder action, if any, on the part of TBSA.

          (c) No Violation. The execution and delivery of the Agreement by Seller, and the performance by Seller and TBSA of the terms of the Agreement, do not (i) conflict with, or result in a violation of the Corporate Documents of TBSA, (ii) conflict with, result in a violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any obligation pursuant to the express terms of any Contract to which TBSA or Texaco Brasil is a party or is subject, except for such violations, conflicts, defaults, terminations, or accelerations which, individually or in the aggregate, would not have a material adverse effect on the Brazilian business, or (iii) violate any Law, except for such violations which, individually or in the aggregate, would not have a material adverse effect on the Brazilian Business.

          (d) No Consent Required. Except as otherwise provided in Section 4.3(c) and as set forth in Schedule 3.10(d), (i) no consent, waiver, approval, authorization or action by, or filing with, any Governmental Body, is required in connection with the performance by TBSA of the Agreement or the agreements or transactions contemplated hereby, and (ii) no consent, waiver, approval, authorization or other action by any Person (other than Governmental Bodies) is required in connection with the performance by TBSA of the Agreement or the agreements or transactions contemplated hereby, except for consents, waivers, approvals, authorizations or actions which, if not obtained, made or taken would not have a material adverse effect on the Brazilian Business.

          (e) Ownership of TBSA. Seller owns, directly or indirectly, all of the issued and outstanding capital stock of TBSA.

     Section 3.11 Buyer. Buyer represents and warrants to Seller as follows:

          (a) Organization and Standing of Buyer. Buyer has been duly organized and is validly existing and in good standing under the Laws of Virginia.

          (b) Authority. Buyer has the corporate power and authority to enter into and perform the Agreement and to purchase the U.S. Assets, the Brazilian Stock, the Korean Stock, the Belgian Stock, the Miscellaneous Assets and the Intellectual Property. The execution, delivery and performance by Buyer of the Agreement and the agreements and transactions contemplated hereby, including the purchase of the U.S. Assets, the Brazilian Stock, the Korean Stock, the Belgian Stock, the Miscellaneous Assets and the Intellectual Property, have been duly authorized by all requisite corporate and shareholder action, if any, on part of Buyer, and the Agreement has been duly executed and delivered by Buyer.

          (c) Validity of Agreement. The Agreement is a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors' rights in general. The enforceability of Buyer's obligations under the Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

          (d) No Violation. The execution and delivery of the Agreement by Buyer, and the performance by Buyer of the terms of the Agreement do not (i) conflict with or result in a violation of the Corporate Documents of Buyer, (ii) conflict with, result in a violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any obligation pursuant to the express terms of any Contract to which Buyer is a party or is subject, except for such violations, conflicts, defaults, terminations or accelerations which, individually or in the aggregate, would not have a material adverse effect on Buyer's ability to perform the terms of the Agreement, or (iii) violate any Law except for such violations which, individually or in the aggregate, would not have a material adverse effect on Buyer's ability to perform the terms of the Agreement.

          (e) No Consent Required. Except as otherwise provided in Section 4.3(c) and as set forth in Schedule 3.11 (e), (i) no consent, waiver, approval, authorization or other action by, or filing with, any Governmental Body, is required in connection with the purchase by Buyer of the U.S. Assets, the Brazilian Stock, the Korean Stock, the Belgian Stock, the Miscellaneous Assets and the Intellectual Property and the performance by Buyer of the transactions contemplated hereby, and (ii) no consent, waiver, approval, authorization or other action by any Person (other than Governmental Bodies) is required in connection with the purchase by Buyer of U.S. Assets, the Brazilian Stock, the Korean Stock, the Belgian Stock, the Miscellaneous Assets and the Intellectual Property and the performance by Buyer of the transactions contemplated hereby except for consents, waivers, approvals, authorizations or actions which, if not obtained, made or taken, would not have a material adverse effect on Buyer's ability to perform the terms of the Agreement.

          (f) Disclosure. No representations or warranties by the Buyer in the Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the representations or warranties of Buyer herein, in light of the circumstances under which they were made, not misleading.

          (g) Employment Offers. To Buyer's actual knowledge, the offers of employment and failure to offer employment with respect to employees or former employees of Seller, Seller's Affiliates and Company made pursuant to Section 5.1 have been made in accordance with all Laws including but not limited to Title VII of the Civil Rights Act of 1964, as amended, Americans with Disabilities Act, the Age Discrimination in Employment Act and the Texas Commission of Human Rights.

          (h) ERISA; Prohibited Transaction. The consummation by Buyer of the transactions contemplated by the Agreement does not, to Buyer's actual knowledge, result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

     Section 3.12 No Other Warranties. Except as otherwise provided herein, there are no express or implied warranties that apply to the transactions contemplated herein.


                                PART FOUR:

                                 COVENANTS
                    REGARDING TEXACO ADDITIVE BUSINESS

     Section 4.1    Covenants of Seller.  Seller covenants with
Buyer that:

          (a) Conduct of Business. Unless otherwise expressly provided in the Agreement, the transactions contemplated hereby, or as set forth on Schedule 4.1(a), Seller shall not, and shall not permit the Company, Texaco Brasil, TBSA, TOHI, Texaco Belgium, the Belgian Company, Texaco Caribbean, Texaco Korea, any of the Selling Subsidiaries or any of Seller's Affiliates with respect to the Texaco Additive Business, to
     (i) mortgage, pledge or subject to any Encumbrance, other than Permitted Encumbrances, any of the Additive Assets; (ii) amend or terminate any material Contract; (iii) increase the salaries or other compensation or benefits of or make a loan to, any U.S. Employees, Belgian Employees, Brazilian Employees or Miscellaneous Employees other than in the ordinary course of business consistent with past practices or as required by Law or the applicable collective bargaining agreement; (iv) make any general change in the credit or warranty terms extended to new or existing customers; (v) sell or dispose of any Additive Assets other than in the ordinary course of business consistent with past practices; (vi) enter into any lease of real or personal property (whether as lessee or lessor) having a term in excess of one year or involving annual rental payments of One Hundred Thousand Dollars ($100,000) or more; (vii) enter into any fixed price Contract for the purchase or sale of inventories other than in the ordinary course of business consistent with past practices;
     (viii) enter into any Contract for the purchase or sale, or for the exchange or storage of inventory or supplies or for the lease (as lessor) of any storage facilities owned by or under lease, as the case may be, other than in the ordinary course of business consistent with past practices or having a term in excess of one year; (ix) enter into any Contract for capital expenditures involving future payments in excess of One Hundred Twenty Five Thousand Dollars ($125,000); (x) dispose of any material records related to the Texaco Additive Business; (xi) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise) related to the Texaco Additive Business, other than the payment, discharge or satisfaction of current liabilities in the ordinary course of business and consistent with past practices; (xii) prepay any obligation related to the Texaco Additive Business; (xiii) cancel any debts which are related to the Texaco Additive Business, or waive any claims or rights which are related to the Texaco Additive Business other than as set forth in Section 2.4; (xiv) dispose of or permit to lapse, other than through expiration by operation of Law, any Intellectual Property or dispose of or disclose to any Person other than Buyer any trade secret, formula, process or know-how owned or used by or applicable to the Texaco Additive Business except in the ordinary course of business consistent with past practices or pursuant to an obligation of confidentiality binding on said Person and not theretofore a matter of public knowledge; (xv) in connection with the Texaco Additive Business, incur or agree to incur any long-term indebtedness or, other than in the ordinary course of business and consistent with past practice, incur, or assume or become subject to, whether directly or by way of a guarantee or otherwise, any obligation or liability (absolute or contingent); (xvi) declare, set aside or pay any dividend or other distribution in respect of the capital stock of Texaco Brasil, Texaco Korea, the Belgian Company or the Company;
     (xvii) redeem or otherwise acquire, sell or transfer except as is expressly provided in the Agreement, any shares of the capital stock of Texaco Brasil, the Belgian Company, Texaco Korea or the Company, (xviii) allow the lapse of any material permit required to conduct the Texaco Additive Business, or
     (xix) agree, whether in writing or otherwise, to do any of the acts prohibited by the foregoing provisions of this sentence. From the date of the Agreement up to and including the Closing Date, Seller shall cause the Texaco Additive Business to be conducted consistent with the ordinary and normal course of the Texaco Additive Business consistent with past practices and Seller shall, and shall cause its Affiliates to, (x) use reasonable endeavors to retain the services of the U.S. Transferred Employees, the Brazilian Employees, the Belgian Employees, and the Miscellaneous Employees and preserve business relationships of the Texaco Additive Business with labor unions, customers, suppliers and others and (y) notify Buyer of the occurrence of any material adverse change in the financial condition of the Texaco Additive Business.

          (b) Access to Properties and Information. Except as set forth in Section 8.8 and Part Ten, from the date hereof to the Closing Date, Seller shall afford or shall cause to be afforded to the officers, employees, accountants and other representatives of Buyer full and reasonable free access to the properties, management and records pertaining to the Texaco Additive Business, wherever situated (including Tax records and Tax reports and Tax litigation files as they relate directly to the Texaco Additive Business), during normal working hours in order that Buyer may have full opportunity to make such investigations as it shall desire of the affairs and financial status of the Texaco Additive Business and all aspects thereof.

          (c) Intercompany Accounts. On or prior to the Closing Date, effective as of the Effective Date, Seller shall or shall cause all intercompany accounts and notes existing and due to or from Seller or Seller's Affiliates as of the Effective Date related to the Texaco Additive Business to be paid in full or otherwise satisfied.

          (d) Seller's Non-Compete. From and after the Closing Date and until the expiration of the fifth year following the Closing Date, Seller shall not, and shall not permit any of Seller's Affiliates to engage in the research, development, manufacture or sale (including toll manufacturing for others and exchange agreements) of Lubricant Additives; except nothing contained herein shall preclude Seller or Seller's Affiliates from engaging in:

               (i) research and development for the sole purpose of developing finished lubricant formulations to be exclusively used by Seller or Seller's Affiliates;

              (ii) research, development and sale (but not the manufacture) of Lubricant Additives for exclusive use in the Total Fluid Management Program; provided, however, that Buyer shall have a right of First Offer with respect to any new Lubricant Additive arising under 4.1(d)(i) and
          (ii) and proposed for use by Seller or Seller's Affiliates in its finished lubricant product formulation;

             (iii) research and development of Lubricant Additives for the sole purpose of assessing performance characteristics of additive components in finished lubricant products sold exclusively by Seller and Seller's Affiliates;

              (iv) packaging of Lubricant Additives as an after market product by Seller or Seller's Affiliates under Seller or Seller's Affiliates brand name for resale directly or indirectly into the retail consumer market; or

               (v) researching, developing, manufacturing or selling finished lubricant products and materials extracted, recovered, or upgraded from refinery streams; provided, however, that nothing contained in this Section 4.1(d) shall be deemed to limit the obligations of Seller or any of Seller's Affiliates under the Lubricant Additive Development and Supply Agreement to be entered into among certain of Seller's Affiliates and Buyer.

          Seller further agrees that it shall not and shall not permit Seller's Affiliates for a period of five (5) years from Closing Date to sell, license or otherwise transfer to third parties other than Buyer, Lubricant Additives technology developed as a result of research and development pursuant to
     Section 4.1(d)(i), (ii), (iii), (iv) and (v) for the manufacture, use or sale of Lubricant Additives except in the case where Buyer declines to exercise its right of First Offer.

          During the period of Seller's non-compete as set forth in
     Section 4.1(d) and in the event Seller or Seller's Affiliates shall desire to have a Lubricant Additive manufactured which Seller or Seller's Affiliates have developed as set forth in Sections 4.1(d)(i) and (ii) for Seller's or Seller's Affiliate's own use, Seller shall first offer (or shall cause its Affiliate that has an interest in such Lubricant Additive to first offer) to Buyer the opportunity to manufacture and supply such Lubricant Additive for a price and upon terms specified in writing by Seller and delivered to Buyer (a "First Offer"). In the event that Buyer notifies Seller in writing of its acceptance of any First Offer within thirty
     (30) days of receipt by Buyer of the First Offer, Seller shall purchase (or shall cause the Affiliate to purchase) and Buyer or Buyer's Affiliate shall manufacture and supply such Lubricant Additive upon the price and terms contained in such First Offer. In the event Buyer rejects or does not accept a First Offer within thirty (30) days of its receipt, Seller (or Seller's Affiliate) shall be entitled to offer the right to manufacture and supply referred to in the First Offer to third parties for a price and upon terms and conditions no less favorable than those set forth in the First Offer to Buyer.
     If no third party accepts any such offer within thirty (30) days of receipt of such First Offer, then Seller or Seller's Affiliate shall not have manufactured for it such Lubricant Additive unless such right is offered again to Buyer as set forth above. If any third party shall accept an offer as set forth hereunder then Buyer's right to manufacture and Seller's obligation to purchase such Lubricant Additive subject to such First Offer shall be terminated for the duration of the agreement under which Seller or Seller's Affiliates are legally bound to purchase from said third party.

          Seller shall provide and shall cause Seller's Affiliates to provide to Buyer a worldwide irrevocable royalty free immunity from suit with respect to Seller's and Seller's Affiliates trade secrets, patents and patent applications ((i) existing at the Closing Date, or (ii) which are generated by Seller or Seller's Affiliates within the five (5) year period from the Closing Date), which cover the manufacture, use or sale of Lubricant Additives by or for Buyer.

          (e) No Solicitation. Prior to the earlier of the Closing or termination of the Agreement in accordance with its terms, Seller shall not, shall cause its Affiliates not to, and shall cause Seller's and Seller's Affiliates' respective directors, officers, employees, representatives, financial and legal advisors and agents not to (i) solicit, initiate, encourage the initiation of or participate in, discussions or negotiations with, or solicit or encourage inquiries or proposals from, any Person (other than Buyer, Buyer's Affiliates, Huntsman, Huntsman's Affiliates and their respective representatives) concerning any merger, consolidation, liquidation, sale of assets (other than in the ordinary course of business consistent with past practice), sale of capital stock, change of control, business combination or similar transaction principally involving the Company, Texaco Korea, Texaco Brasil, the Belgian Company, the business of TBSA and Texaco Belgium, related to the Texaco Additive Business or the Texaco Additive Business (any of the foregoing, an "Acquisition"), (ii) enter into any Contract with respect to any Acquisition (other than with Buyer and Buyer's Affiliates and representatives), or (iii) except as required by Law (including the federal securities Laws), directly or indirectly disclose to any Person (other than Huntsman, Huntsman's Affiliates, Buyer and Buyer's Affiliates and representatives) any information not customarily disclosed concerning the Company, the Belgian Company, Texaco Korea, Texaco Brasil or the Texaco Additive Business. In the event that Seller, any of Seller's Affiliates or any of their respective representatives receives an offer or proposal relating to an Acquisition, Seller shall immediately provide Huntsman and Buyer with notice thereof (such notice to include all material terms of any such offer or proposal, including, in the case of a written offer or proposal, a copy thereof, and to identify the party making such offer or proposal); provided, that this restriction shall not apply to the Excluded Assets.

          (f) Title to the U.S. Properties. Seller binds itself and its successors and assigns to warrant and forever defend against all and singular the U.S. Fee Properties and U.S. Easements to Buyer and Buyer's successors and assigns against any Person whomsoever lawfully claiming or to claim the same or any part thereof, except as to the Permitted Encumbrances and subject to the terms of the U.S. Easements.

          (g) Discharge of Retained Liabilities. From the Effective Date to the Closing Date, Seller shall not, and shall cause Seller's Affiliates not to, use or apply any cash or cash equivalents of Texaco Brasil, the Belgian Company or Texaco Korea to pay, remove, extinguish, discharge or satisfy any of the Retained Liabilities (it being understood and agreed that the foregoing shall not mitigate Seller's obligations under Section 2.3(e)).

          (h) Perimeter Surveys. Seller, at Seller's sole cost and expense, shall promptly deliver, following the date of the Agreement but prior to the Closing Date, perimeter surveys of the U.S. Fee Properties and the Belgian Property, and, with respect to the Brazilian Fee Properties, shall use best efforts to seek to obtain perimeter surveys from the Rio State Registry within a reasonable period of time.

          (i) Ghent Real Estate Matters. Buyer shall have received a copy of the agreement of the City of Ghent Belgium, that the operations conducted at the Belgian Company additives plant located in the City of Ghent, Belgium, constitute a "port-connected activity" under the terms of the Ghent Deed, and such agreement shall remain in full force and effect and Buyer has received confirmation by the City it does not have the right to exercise its first refusal rights with respect to the property as a result of the transactions contemplated by this agreement.

          (j) Certain Real Estate Matters. At the Closing, Seller shall deliver to Buyer the following: (i) with respect to the U.S. Fee Properties, a general warranty deed in the form attached as Exhibit G, (ii) an Assignment of Easements for the U.S. Easements in the form attached as Exhibit H and (iii) as Assignment of Leases or Subleases for the U.S. Leasehold Interests in the form attached as Exhibit I.

          (k) Belgian Company Transfer. On the Closing Date, Texaco shall cause Texaco Belgium to obtain the necessary consents to transfer and to transfer (the "Belgian Transfer Date") to the Belgian Company the Belgian Assets and Intellectual Property, including without limitation, the Contracts related to the Belgian Business, and the Belgian Company shall assume the (i) current liabilities of Texaco Belgium relating to the Belgian Business which were both incurred in the ordinary course of business consistent with past practices and set forth in the Closing Working Capital;
     (ii) obligations of Texaco Belgium relating to the Belgian Business arising out of and relating to periods after the Effective Date under Contracts made prior to the Effective Date in the ordinary course of business consistent with past practices (other than the Contracts as set forth on Schedule 4.1(l)(ix); and (iii) obligations of Texaco Belgium relating to the Belgian Business arising out of and relating to periods after the Effective Date under Contracts made prior to the Effective Date as set forth on Schedule 4.1(l)(ix).

          (l)  Belgian Company Representations and Warranties.
     Seller represents and warrants to Buyer that:

               (i)  Organization and Standing of Belgian Company.
          Belgian Company has been duly organized and is validly existing under the Laws of Belgium.

               (ii)  Authority.  From and after the Belgian
          Transfer Date Belgian Company has the corporate power and authority to own, lease or otherwise control the Belgian Assets and conduct the Belgian Business.

               (iii) No Consent Required. Except as otherwise provided in Section 4.3(c) and as set forth on Schedule 4.1(l)(iii), (x) no consent, waiver, approval, authorization or other action by, or filing with, any Governmental Body, is required in connection with the transfer of the Belgian Stock as contemplated hereby, and
          (y) no consent, waiver, approval, authorization or other action by any Person (other than Governmental Bodies) is required in connection with the transfer of the Belgian Stock as contemplated hereby except for consents, waivers, approvals, authorizations or actions which, if not obtained, made or taken, would not have a material adverse effect on the Belgian Business.

               (iv) Corporate Documents. The copies of Corporate Documents of the Belgian Company which have been delivered by Seller to Buyer constitute true, correct and complete copies of the Corporate Documents of the Belgian Company and reflect all amendments thereto through and including the date of the Agreement.

               (v)  Subsidiaries.  The Belgian Company has no
          Subsidiaries and holds no interest in any partnership or other equity interest in any corporation, joint venture, trust or other entity.

               (vi) Capitalization. The Belgian Company's capital stock consists of the shares of Belgian Stock. The Belgian Stock has been duly authorized and validly issued to Texaco Belgium and Texaco Petroleum and is fully paid and nonassessable and constitutes all the issued and outstanding capital stock of the Belgian Company.

               (vii) Options or Warrants.  There are no outstanding
          (x) securities convertible into or exchangeable for capital stock of the Belgian Company, (y) options, warrants or other rights to purchase or subscribe for capital stock of the Belgian Company or securities convertible into or exchangeable for capital stock of the Belgian Company, or (z) Contracts of any kind relating to the issuance or disposition of any capital stock of the Belgian Company, or to the issuance or disposition of any securities convertible into or exchangeable for capital stock of the Belgian Company, or any options, warrants or rights to purchase or subscribe for any capital stock of the Belgian Company.

               (viii) Litigation. Except as set forth in Schedule 4.1(l)(viii), there are no actions, suits, investigations or proceedings pending or, to the actual knowledge of Seller, Texaco Belgium, or the Belgian Company threatened against the Belgian Business before any court or arbitration tribunal or before or by any Governmental Body, relating in any respect to the Belgian Business including, without limitation, any claim by a Belgian Employee, an expatriate working on the premises the Belgian Business or a trade union or similar organization in relation to such persons. The Belgian Business is not subject to any judgment, order or decree entered in any lawsuit or other proceeding before or by any Governmental Body which individually or in the aggregate would have a material adverse effect on the conduct of the Belgian Business.

               (ix) Contracts. Except as set forth on Schedule 4.1(l)(ix), from and after the Belgian Transfer Date the Belgian Company is not a party to or subject to (w) any employment or consulting Contract with any Belgian Employee, (y) any plan, fund, program or other arrangement or Contract providing for bonuses, pensions, stock or other options, deferred compensation, retirement payments, profit sharing, stock purchase rights, incentive compensation, insurance or other similar fringe or employee benefits for or with the Belgian Employees or expatriates working on its premises (iii) any collective labor agreement with any labor union or otherwise binding upon the Belgian Company with respect to Belgian Employees, (z) any work regulations with respect to Belgian Employees, (aa) any indemnification Contracts or similar agreements with respect to directors of Belgian Company, officers of Belgian Company, expatriates or Belgian Employees, (bb) any instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, which is not set forth on the December 31, 1994 Balance Sheet contained in the Combined Financial Statements, (cc) any Contract limiting the freedom of the Belgian Business to conduct business in any geographic area or to compete in any line of business or with any Person, or (dd) any other Contract which is material to the Belgian Business. There exists no default or event of default under any of the Contracts set forth on Schedule 4.1(m)(ix) which, individually or in the aggregate, would have a material adverse effect on the Belgian Business.

               (x) Title to Belgian Assets. With respect to Belgian Assets: (i) Schedule 4.1(l)(x) sets forth a comprehensive description of all Belgian Assets constituting immovable property including land, buildings, improvements and structures thereon and appurtenances thereto ("Belgian Property"); (ii) the Belgian Company has good Marketable, and Indefeasible title to Belgian Property from and after the Belgian Transfer Date; (iii) Schedule 4.1(l)(x) sets forth a comprehensive listing of all easements and rights-of-way together with any encumbrances affecting Belgian Property ("Belgian Encumbrances") and with respect to the Belgian
          Encumbrances: (x) the easements comprising the Belgian Encumbrances are in full force and effect and constitute the legal, valid and binding obligations of each party thereto, (y) there exists no default or event of default under any such easements which in the aggregate would have a material adverse effect on the Belgian Business,
          (z) the Belgian Company has good Marketable and Indefeasible title to the easements from and after the Belgian Transfer Date, and (iv) except as set forth on
          Schedule 4.1(l)(x) there is no agreement or commitment to give or create any option, lien, mortgage charge or encumbrance; (v) except as set forth on Schedule 4.1(l)(x) there are no leasehold interests in real property included in the Belgian Assets; (vi) the Belgian Company has good title to all other Belgian Assets, subject to the Permitted Encumbrances from and after the Belgian Transfer Date, and other than those that are leased, to which the Belgian Company has valid and enforceable leases from and after the Belgian Transfer Date, which are set forth in Schedule 4.1(l)(x)(vi);
          (vii) the Belgian Assets and Intellectual Property constitute all of the material rights and assets which are used in the conduct of the Belgian Business as the Belgian Business was conducted on December 4, 1994 and is presently being conducted; and (viii) no other material properties or rights (with the exception of the rights arising (x) under service or supply agreements in effect between Seller or Huntsman or their respective Affiliates which are superseded by Service, Supply and Technology Agreements effective at Effective Date, and (y) from services or supplies offered by Seller or Huntsman to Buyer which were declined by Buyer) as set forth on
          Schedule 4.1(l)(x), whether or not owned by the Belgian Company are required for the operation of the Belgian Business as the Belgian Business was operated on December 31, 1994 or is presently operated.

               (xi) Condition and Repair.  Except as set forth in
          Schedule 4.1(l)(xi), the plants, structures and equipment of the Belgian Assets taken as a whole have been operated, maintained and repaired in a reasonably prudent manner, in accordance with industry standards and past practices, contain no known structural defects which in the aggregate would have a material adverse effect on the Belgian Business and are adequate for the uses to which they are put.

               (xii) Condemnation. There are no condemnation proceedings pending or to the actual knowledge of Seller threatened with respect to any of the Belgian Properties.

               (xiii) Compliance with Applicable Law. Texaco Belgium and the Belgian Company, in the conduct of the Belgian Business, have been and are in compliance with all Laws (other than Environmental Laws), the failure to comply with which would have a material adverse effect on the Belgian Business.

               (xiv) Belgian Employees. Schedule 4.1(l)(xiv) sets forth a complete and accurate list of the Belgian Employees. Schedule 4.1(l)(xiv)(a) sets forth a complete and accurate list of those Belgian Employees who are on long term disability or on notice under a bridge pension scheme ("Excluded Belgian Employees"). All Belgian Employees are employed by Texaco Belgium up to the Belgian Transfer Date and the Belgian Company with the exception of the Excluded Belgian Employees from and after the Belgian Transfer Date. All Belgian Employees have employment contracts or arrangements which consist of individual written contracts, collective bargaining agreements or employee benefit plan arrangements.

               (xv) Inventory. The inventories of Texaco Belgium relating to the Belgian Business to the Belgian Transfer Date and the Belgian Company from and after the Belgian Transfer Date: (i) consist of a quality and quantity usable in the ordinary course of business, (ii) with respect to finished inventory, are of a quality to be salable in the ordinary course of business, and (iii) are owned by Texaco Belgium to the Belgian Transfer Date and the Belgian Company from and after the Belgian Transfer Date. Inventories of Texaco Belgium are valued in the December 31, 1994 Balance Sheet contained in the Combined Financial Statements and the Closing Statement at the lower of cost (substantially determined on a last-in, first-out basis) or market, with adequate reserves in the aggregate for inventories determined on a last-in, first-out basis to cover any obsolete or below-standard quality materials in accordance with past practices of Texaco Belgium. The excess of cost over market after any reserves for obsolete or below standard material does not exceed a total aggregate of Fifty Thousand Dollars ($50,000).

               (xvi) Bank Accounts. Schedule 4.1(l)(xvi) sets forth a complete and accurate list of all bank accounts of the Belgian Company and the signatories thereunder.

          (m) Brazilian Company Transfer. On or after September 30, 1995, but no later than the Closing Date, Seller shall cause TBSA to transfer and to obtain the necessary consents to transfer (the "Brazilian Transfer Date") to Texaco Brasil the Brazilian Assets and Intellectual Property (including, without limitation, Contracts related to the Brazilian Business) and to assume the (i) current liabilities of TBSA relating to the Brazilian Business which were both incurred in the ordinary course of business consistent with past practices and set forth in the Closing Statement; (ii) obligations of TBSA arising out of and relating to periods after the Effective Date under Contracts made prior to the Effective Date in the ordinary course of business relating to the Brazilian Business consistent with past practices (other than the Contracts as set forth on Schedule 3.4(i); and (iii) obligations of TBSA relating to the Brazilian Business arising out of and relating to periods after the Effective Date under Contracts made prior to the Effective Date as set forth on Schedule 3.4(i).

          (n)  Service Supply and Technology Agreements.   Seller
     shall, and shall cause each of its Affiliates to, perform Seller's or any of its Affiliate's obligations as set forth in the agreements to be entered into on the Closing Date among Buyer and certain Affiliates of Seller as set forth in
     Schedule 11.1(h).


          (o) Asset List Delivery. Seller shall deliver the property, plant and equipment ledger as of the close of the month prior to the Closing Date related to the U.S. Business, Belgian Business, Brazilian Business, Korean Business and Miscellaneous Business.

          (p) Environmental. On or prior to the Closing Date, Seller shall: (i) obtain revision to the BOD limits of the Integrated Permit issued to the Ghent manufacturing facility to increase the limits from the current limits to Fifty (50) ppm or on other terms satisfactory to Buyer; and (ii) clean No. 65 Ditch at the Port Arthur facility in accordance with regulatory requirements.

     Section 4.2    Covenants of Buyer.  Buyer covenants with
Seller that:

          (a) Performance Bonds, Etc.. With respect to any surety bonds, performance bonds, guaranties or financial assurances set forth on Schedule 4.2(a) relating to the Texaco Additive Business on which Seller or Seller's Affiliates, other than Texaco Brasil, the Belgian Company or Texaco Korea, is a principal or guarantor, Buyer shall use its reasonable endeavors to cause such surety bonds, performance bonds, guaranties or financial assurances to be replaced or Seller and Seller's Affiliates (other than Texaco Brasil, the Belgian Company or Texaco Korea) to be otherwise released within ninety (90) days after the Closing Date. Buyer shall reimburse Seller for any amounts paid by Seller or Seller's Affiliates with respect to such surety bonds, performance bonds, guaranties or financial assurances related to periods on or after the Closing Date.

          (b) Use of Texaco Mark. At the Closing, Buyer shall cease and shall cause Buyer's Affiliates to cease using any trademarks, symbols or trade names containing "Texaco", "Tex" as a prefix or suffix, or similar words, as well as the Star
     T Design logo associated with Seller or Seller's Affiliates ("Excluded Marks") which have not been assigned to Buyer pursuant to the Trademark Agreements. Notwithstanding the preceding sentence, Buyer and Buyer's Affiliates shall have the right for a reasonable period of time based on quantity of containers or packages existing in inventory at Closing, to use or dispose of any inventory in containers or packages bearing any of the Excluded Marks, and to use or dispose of previously prepared advertising and promotional materials and brochures, shipping, packaging and similar materials bearing any of the Excluded Marks, and to remove or replace identifications and signs; provided, that as soon as practicable after the Closing Date, Buyer shall cause such containers, packages or materials to identify Buyer or Buyer's Affiliates as the distributor of the products bearing the Excluded Marks. Notwithstanding any provision set forth in
     Section 4.2(b), Buyer shall retain the right to use trademarks, symbols or trade names containing "Tech" or "Texas" (except as used in the company names "The Texas Company" and "Texas Chemical Company") as a prefix, suffix, or individual or base word to the extent that such use is not confusingly similar to any Texaco trade name or any of the Excluded Marks such as would constitute a violation of trademark, unfair competition or false advertising Laws.

          (c) Change of Name. At the Closing or as soon thereafter as possible, Buyer shall cause the name of Texaco
     Brasil, the Belgian Company and Texaco Korea to be changed to a name which does not include the name "Texaco" or the syllable "Tex" or any word or syllable confusingly similar to "Texaco" and "Tex".

          (d) Accounts Receivable. Buyer shall use its reasonable endeavors to (i) collect or cause to be collected the accounts and notes receivable included in the Closing Working Capital and (ii) after the repurchase of the unpaid accounts and notes receivable pursuant to Section 4.3(i) assist Seller in the collection of the Uncollected Receivables.

          (e) Non-Assertion of Claims. Buyer shall not assert, and shall not permit Buyer's Affiliates to assert, any claims for damages against the Company, TOHI, Texaco Caribbean, Texaco Petroleum, Texaco Belgium or the Selling Subsidiaries in any way arising out of or related to the sale and transfer of the Additive Assets, the Korean Stock, the Belgian Stock or the Brazilian Stock. Buyer shall assert any claims for damages only against Seller.

     Section 4.3    Covenants of Seller and Buyer.  Seller and
Buyer covenant to each other as follows:

          (a) Compliance with Conditions Precedent. Seller and Buyer shall each use its reasonable endeavors to cause the conditions precedent set forth in Part Eleven, which are for the benefit of the other, to be fulfilled and satisfied as soon as practicable.

          (b) Brokers. The Parties represent to each other, that no broker, finder, financial advisor or similar person has been retained by a Party in connection with the transactions contemplated by the Agreement.

          (c) Certain Filings and Consents. With respect to certain filings and consents, the Parties agree that:

               (i) Buyer and Seller shall promptly make all required submissions under the Hart-Scott-Rodino
          Antitrust Improvements Act of 1976, as amended ("HSR");

              (ii) Buyer and Seller shall cooperate with one another in (x) determining whether any filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any other Laws of the United States, Brazil, Belgium, Korea, the European Community or any other country in which an Additive Asset is located, or where the Texaco Additive Business has activities, and (y) making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, permits, authorizations, approvals or waivers; and

             (iii) Buyer shall promptly endeavor to obtain, and Seller shall reasonably cooperate in connection with such endeavors, each consent set forth on Schedules 3.11(e) and 4.2(a), and (iv) Seller shall promptly endeavor to obtain, and Buyer shall reasonably cooperate in connection with such endeavors, each consent set forth on Schedules 3.1(e), 3.2(e), 3.3(e), 3.4(c), 3.5(c), 3.6(e),
          3.7(c), 3.8(e), 3.9(e), 3.10(e) and 4.1(l)(iii).

          (d) Press Release. Prior to the Closing, no Party shall make any press release or other announcement respecting the subject matter of the Agreement without the consent of the other Party which consent shall not be unreasonably withheld, unless a Party refuses to consent and the Party desiring to make the release or other announcement is advised by its counsel that the release or other announcement is required to comply with any Law.

          (e) Post-Closing Access. Except as otherwise expressly provided herein, from and after the Closing Date, Buyer and Seller shall reasonably cooperate and afford each other or cause their respective Affiliates, to afford to other party's respective officers, employees, accountants and other representatives access, upon reasonable notice, during business hours with respect to the facility to which access has been requested, to review and copy the books, documents, databases, records or other information systems of or relating to the Texaco Additive Business (which books, documents, databases, records, employees files or other information systems the Parties shall cooperate and assist one another in identifying and locating), interview, depose or seek testimony of employees, provide assistance in proceedings with employees as witnesses or advisors, investigate the physical premises, take photographs or videotapes, identify employees and contractors with knowledge of any matter which is the subject of a claim for which a Party has responsibility and make such employees available to such Party and provide reasonable office space to do any of the foregoing in connection with any matter affecting or alleged to affect the Party requesting such access. Access to Tax records shall be governed by Part Ten.

          (f) Exposure Litigation. Except for Exposure Liability resulting from litigation listed on Schedules 3.3(f), 3.3(q), 3.4(h), 3.5(d), 3.7(h), 4.1(l)(viii), which shall be the responsibility of Seller. If an Exposure Liability arises before but continues on and after the Effective Date, the Exposure Liability shall be allocated among Seller and Buyer in accordance with Schedule 4.3(f). The handling of any Exposure Liability which Seller or Buyer is obligated to defend, shall be governed by the Exposure Litigation Protocol set forth on Schedule 4.3(f).

          (g) Further Assurances. Each Party shall, from time to time at the request of the other, and without further consideration, execute and deliver such other instruments of sale, transfer, conveyance, assignment, clarification and termination and take such other action as the Party making the request may require to effectuate the intentions of the Parties, including to transfer, convey and assign to and vest in Buyer, and to place Buyer in possession of the Additive Assets and to sell, transfer, assign or convey the Excluded Assets to Seller. Seller intends to convey or cause to be conveyed the Additive Assets at Closing and the Excluded Assets on or before Closing; however, in the event it is determined after Closing that: (i) any part of the Additive Assets was not in fact conveyed to Buyer, and that the title to any part of the Additive Assets is incorrectly in the name of any of Seller or Seller's Affiliates; (ii) any asset which is not an Asset or Excluded Asset is conveyed to Buyer and that the title to such asset or Excluded Asset is incorrectly in the name of Buyer; or (iii) non-exclusive, irrevocable, royalty free licenses, under the know-how falling within Intellectual Property to the extent necessary for Seller to use fuel additives within the Excluded Assets were not conveyed or entered into, then, after the Closing Date, provided the use of such Intellectual Property shall not violate Section 4.1(d) of this Agreement. With respect to each of Section 4.3(g)(i) through (iii), each Party shall take all such action necessary to correctly convey any part of the Texaco Additive Business to Buyer, convey any Excluded Assets to Seller or enter into additional licensing agreements. The costs for recording the Intellectual Property Assignment Agreements, including without limitation, the Copyright, Patent and Trademark Assignment Agreements and also the costs for recording any security interest involving Intellectual Property shall be paid by the Buyer.

          (h) Employment Offer to Miscellaneous Employees. As soon as practicable, prior to the Closing Date, Buyer shall provide at its sole discretion written offers of employment to the Miscellaneous Employees. Any such Miscellaneous Employees as set forth on Schedule 4.3(h) who accept employment shall initially be paid a base salary or straight time hourly rate no less favorable than what such Miscellaneous Employees received from such Miscellaneous Employees' employer as of the Closing Date and receive benefits plans provided by Buyer to its own similarly situated employees. Such benefit plans of the Buyer shall credit all service with the Seller, the Company and Seller's Affiliates at the Closing Date for all purposes under such benefit plans.

          (i) Service, Supply and Technology Request. From and after the Closing, in addition to the supply, technology and other services provided pursuant to the Service, Supply and Technology Agreements, Buyer, Seller and Huntsman shall provide each other with reasonable additional service, supply, technology and other services including research services at Beacon, New York, Port Arthur, Texas and Ghent, Belgium on terms mutually acceptable to the Parties at competitive fair market prices (which shall not be less than the providing party's full cost of providing such services) for a period not exceeding seven (7) years following the Closing Date.

          (j) Uncollected Accounts Receivable. The Seller shall purchase all accounts receivable of the Texaco Additive Business included in the Closing Working Capital, which have not been collected prior to the One Hundred Twentieth (120th) Day following the Closing Date and One Hundred Eighty (180) days for non-U.S.accounts receivables which have payment terms more than ninety (90) days ("Uncollected Receivables"). The purchase price for the Uncollected Receivables shall be the aggregate face amount thereof (net of the aggregate reserves for bad debts relating to such receivables shown on the final Closing Statement); provided however, that if Buyer shall have collected accounts receivable included in the Closing Working Capital which, when added to the amount of the Uncollected Receivables, is greater than the amount of the accounts receivable included in the Closing Working Capital (after deducting therefrom the reserve for bad debts relating to such receivables shown on the final Closing Statement), the difference shall be credited against the amount of the Uncollected Receivables. In the event that Buyer shall collect any Uncollected Receivables subsequent to Seller's purchase of such Uncollected Receivables, Buyer shall pay all amounts so collected to Seller no later than five (5) Business Days after collection.

          (k) Transfer of Permits. Seller and Buyer agree that the transfer of all environmental permits or the request of transfer of all environmental permits with respect to the Brazilian Business relating to the Texaco Additive Business, including, but not limited to, hazardous waste permits, air permits, wastewater permits and stormwater discharge permits, shall take place on or prior to the Closing Date.

          (l) Software Agreement. At the Closing, the Parties shall enter into a Computer Software License and Assignment
     Agreement set forth in Schedule 4.3(l).

          (m) Insurance Policies. All Insurance Policies shall remain with the Seller or Seller's Affiliates, and Buyer, Texaco Korea, the Belgian Company and Texaco Brasil shall deliver copies of all Insurance Policies in their possession to Seller and may retain a copy. Seller and Seller's Affiliates shall retain all right, title and interest under the Insurance Policies. Buyer shall not and shall cause Buyer's Affiliates not to assert, by way of claim, action, litigation or otherwise, any right to any Insurance Policy or benefit thereunder. Buyer assigns or shall cause Texaco Korea, the Belgian Company or Texaco Brasil to assign any rights which Buyer or Buyer's Affiliates have in such Insurance Policies to Seller and Seller's Affiliates and authorizes Seller and Seller's Affiliates to pursue on behalf of Buyer and Buyer's Affiliates all claims with respect to the Insurance Policies, including but not limited to the claims that are the subject of litigation entitled Four Star Oil & Gas Co. v. Allianz Ins. Co. et al., Case No. BC 036944 (Cal. Sup.), and Texaco Refining and Marketing Inc. et al. v. 64 Fireman's Fund Ins. Co. et al., Case No. BC 084238 (Cal. Sup.). Buyer authorizes Seller and Seller's Affiliates to receive and retain any and all proceeds obtained as a result of such claims and litigation, and to release any and all rights under the Insurance Policies in order to resolve such claims and litigation. Buyer, at Seller's cost and expense, agrees to undertake any action requested by Seller reasonably necessary to prosecute and conclude such claims and litigation.

          (n) Offset Rights. Each Party grants to the other and the other's Affiliates the right of offset and equitable recoupment ("Offset") for amounts due under the Service, Supply and Technology Agreements. Such right shall only be exercisable upon the material default by Buyer or Seller under the terms of such agreements (and only for so long as such material default is continuing) and without regard to the mutuality of obligation between the party asserting the Offset. Upon the exercise of the Offset the offsetting party shall provide prompt notice thereof and reflect the Offset taken in any revised statement of account.

          (o) Ghent Blending. Prior to Closing, the Parties shall:

               (i)   Commence negotiations for a long-term
                     coolants and lubricants blending contract at the Ghent Manufacturing Facility: and

               (ii) If negotiations are successful, the Parties agree to enter into a contract, effective the Closing Date, for ongoing coolant and lubricant blending in the Benelux and the Ghent manufacturing facility. At the Buyer's sole option, it may elect for any reason to terminate the said contract during the first six (6) months following the Closing Date so long as the Buyer agrees to continue to provide transitional blending services to Seller for a period of up to twelve (12) months following the date of the notice of termination on the same terms as contained in said agreement.

               (iii) If no agreement on a long-term agreement is
                     reached prior to the Closing Date, Seller and Buyer will contract to continue to provide transitional blending services to Seller for a period of up to twelve (12) months following the date of the notice of termination of services. The price shall be based on a reimbursement of costs plus a profit margin equal to the actual adjusted January through September 1995 profit margin generated by the facility on a pro-rata basis. Buyer will use its best efforts to minimize costs to Seller.

               (iv) In the event that Buyer shall terminate such contract as set forth in Section 4.3(o)(ii) or no contract is reached as set forth in
                     Section 4.3(o)(iii), Seller shall reimburse
                     Buyer and the Belgian Company for any actual severance costs and other related costs incurred, required by law or the employment contract with respect to the termination of employment by the Belgian Company of up to sixty (60) of the Belgian Employees working in the lubricants and coolants blending business at the Ghent manufacturing facility; provided however, any indemnity additional to the special indemnity related to collective dismissal shall not exceed the historical practice of Texaco Belgium.

          (p) Port Arthur Pilot Plant. At Buyer's option, Buyer and Seller shall enter into a three (3) year operating/plant services agreement at cost at the Port Arthur Pilot Plant upon terms mutually agreed to by Buyer and Seller. This agreement shall include an option to purchase the equipment at the pilot plant for a price equal to Seller's Book Value.

          (q) Research and Development. Buyer shall have the right to offer employment to any and all employees of Seller or Seller's Affiliates who are engaged in research activities related to Seller's Texaco Additive Business.

          (r) Additional Ghent Land. Seller shall use best efforts to obtain a release from the City of Ghent of any obligation of Seller to sell that portion of the Ghent surplus land adjacent to the Ghent manufacturing plant, located south of Line H-I on the surveyor draft plan, marked as Schedule 4.3(r). If the City of Ghent does not purchase the property, Buyer shall have right of option to purchase said land at a price of 850 BEF per sq. meter.

          (s) Caltex. Seller shall use its best efforts in accordance with the protocol as set forth in Schedule 4.3(s) to ensure that Buyer retains Seller's and Seller's Affiliate's historic business with Caltex Petroleum Corporation, ("Caltex") and Caltex Affiliates through direct purchase, purchase and resale, or otherwise.

          (t) TSCA Matters. Buyer shall cooperate with Seller and Seller shall use best efforts to resolve TSCA matters as set forth in Section 11.1(s).

          (u) Rio Additive Plant. Seller shall and shall cause TBSA to actively pursue and take all necessary actions at its cost for the renewal of the current lease of the property that includes the Rio Additive Plant ("Rio Lease") with the necessary authorities, including, without limitation, to litigate the renewal of the Rio Lease. If: (i) the Rio Lease is not renewed for at least a five (5) year renewal term within six (6) years of the Closing Date; or (ii) at any time after three (3) months after the Closing Date, TBSA does not grant to Buyer a sublease for the additive plant property on the same terms as the Rio Lease; or (iii) due to TBSA's breach or default of the Rio Lease, the sublease is terminated, then Seller, at Buyer's discretion except as to the choice of property in Section 4.3(u)(x), shall provide to Buyer: (x) a site in the vicinity of the PIBSA Plant, at cost, for Buyer to relocate the operations of the Rio Additives Plant, of either Seven Thousand Four Hundred Fifty (7,450) square meters in the area acquired for the installation of a Grease Plant as shown on Schedule 4.3(u) ("Area 2") or Plot 54 or 58 of the property in the north boundaries of the PIBSA plant which is currently owned by Petroleo Brasileiro S.A. - PETROBRAS and which are identified in Schedule 4.3(u) as Petrobras property (the "Petrobras Property") at Seller's option; and (y) Seller or its Affiliates shall enter into a tolling arrangement with Buyer or its Affiliates to provide blending, PIBSA amination and capping services on a toll basis in Brazil to the Buyer until the earlier of the commencement of the operations of the relocated plant or the period of five (5) years from the Closing Date. The tolling arrangement will provide (a) an equivalent quality of the same services currently available at the Rio Additive Plant; (b) quantities required by Buyer up to the Rio Additive Plant's then current capacity; and (c) services on terms no less favorable than Texaco Brasil's then current cost structure.

          (v) Sublease. Seller shall continue to sublease the Additive Plant property for as long as it is the lessee of the property where the Rio Additive Plant is located provided, however, if TBSA does not obtain such renewal of the sublease consent or if consent is withdrawn by the Lessor, without fault of Texaco Brasil, Seller shall cause TBSA to provide a toll processing arrangement for Texaco Brasil set forth in
     Section 4.3(u)(iii)(y) (a), (b), and (c), for the earlier of
     (i) the commencement of the operations of the relocated plant or (ii) three (3) years from failure to obtain the sublease consent or (iii) three (3) years from the date consent was withdrawn or terminated.

          (w) Purchase of Rio Additives Plant Property. If the owner of the property covered by the Rio Lease offers the property for sale and if Seller or a Seller's Affiliate: (i) buys such property, Seller shall sell or cause its Affiliate to sell the Rio Additives plant property used by the Brazilian Business to Texaco Brasil at cost, without markup; or (ii) decides not to acquire such property, Seller or Seller's Affiliate shall consult with Texaco Brasil and present, at Texaco Brasil's request, any Texaco Brasil proposal to purchase the property.

          (x)  Brazilian Reimbursement.      In addition to the
     obligations set forth in Sections 4.3(u) and 4.3(v), should Seller or TBSA be unsuccessful in renewing the Rio Lease, as set forth in Section 4.3(u) or if there is a termination of the sublease as a result of TBSA's breach or default of the Rio Lease, Seller agrees to reimburse Buyer or Texaco Brasil for the following: (i) severance costs (required by Law or contract) related to termination of any or all of the Rio Additive Plant employees related to the Texaco Additive Business who in Texaco Brasil's sole judgment are no longer necessary as a result of the actions described above; and (ii) to the extent Seller or its Affiliates cannot provide the tolling as set forth in Section 4.3(u), liquidated damages (not including consequential damages) up to the maximum amount of One Hundred Seventy Thousand Dollars ($170,000) per month for the earlier of the commencement of operations at the relocated plant or three (3) years from the failure to renew or termination. The payment of such maximum amount shall be subject to the application of the following formula:

P = US$170,000 x (1 - A/B)

                     Where P = monthly payment to Texaco Brasil, in U.S. dollars

     A = actual quantity of Product delivered to Texaco Brasil on a toll basis in any particular month

     B = the lesser of the Rio Additive Plant monthly capacity to manufacture Product or Texaco Brasil monthly demand for Product to meet customer requirements.


          (y) Additives Plant Tankage. Subject to Sections 4.3(u), (v), and (w) as to the Rio Additive Plant in Rio de Janeiro, TBSA, upon sixty (60) days notice, shall provide Texaco Brasil with the use of two tanks (in addition to the three tanks used by the Brazilian Business) of approximately Four Hundred Seventy-Seven Thousand (477,000) or Six Hundred Thirty-Six Thousand (636,000) liters capacity, as the case may be, at a negotiated price to represent TBSA's actual cost without profit, but if no agreement can be reached by TBSA and Texaco Brasil, at book cost.

          (z)  PIBSA Plant Property.   Seller recognizes Buyer's
     possible need of additional land adjacent to the PIBSA plant for the use of Texaco Brasil in future lube additives operations. Seller shall cause TBSA to pursue the acquisition of Plots 54 and 58 of the Petrobras Property. If TBSA is successful in acquiring the Petrobras Property, Seller shall cause TBSA to sell all or part of that property to Texaco Brasil at TBSA's cost, with no markup and to grant whatever easement or other rights on TBSA's adjacent property that may be necessary in order to allow immediate road access to the piece of the Petrobras Property acquired by Texaco Brasil.

               If TBSA is unsuccessful in acquiring the Petrobras Property within two (2) years from the Closing Date (or any extension of that term defined by mutual agreement between Seller and Buyer), Seller shall cause TBSA to sell at cost up to Seven Hundred (700) square meters in the area adjacent to the west boundaries of the PIBSA plant and which is identified in Schedule 4.3(u) as Area 1 (the "Area 1"). Seller shall cause TBSA to remove at TBSA's cost any structures and equipment in such 700 square meters area.

               If before the two (2) year term defined above (or any extension thereof mutually agreed between Buyer and Seller) but no earlier than one (1) year from Closing Date, Buyer in its sole discretion requires additional tankage for the PIBSA plant, Seller shall cause TBSA to sell Area 1 to Texaco Brasil at cost with no markup. Buyer shall use reasonable efforts to avoid the requirement for new tankage at the PIBSA plant during the two year period.

               If Texaco Brasil decides to sell, transfer or otherwise dispose of, partially or totally, the property it owns in Areas 1 or 2 or in Plots 54 or 58 to any third party other than Buyer's Affiliates, Buyer shall cause Texaco Brasil to grant TBSA the right of first refusal. If TBSA decides to sell or otherwise dispose of, partially or totally, the property it owns adjacent to Texaco Brasil's facilities to any third party other than Seller's Affiliates, Seller shall cause TBSA to grant Texaco Brasil the right of first refusal.

          (aa) Post Closing Sublease. If Seller does not deliver the sublease for the Rio Additive Plant at Closing, then, in addition to the obligations in Section 4.3(x), until and unless Buyer or Texaco Brasil elects to proceed pursuant to
     Section 4.3(u) but in no event earlier than three (3) months from the Closing Date as long as Seller continues to pursue consent, Seller or its Affiliates shall provide tolling arrangements in Brazil pursuant to Section 4.3(u)(a), (b) and (c) for the lesser of (i) the period until the sublease is delivered to Buyer or (ii) five (5) years from the Closing Date.

     Section 4.4    Confidentiality.  With respect to
confidentiality:

          (a) Confidential Information. Buyer and Seller acknowledge that in connection with the execution and delivery of the Agreement and the consummation of the transactions contemplated hereby, Buyer, the Buyer Group, Seller, the Seller Group and their respective agents, advisors, or representatives ("representative") have been provided with, and may hereafter obtain, confidential business, commercial, financial, operational and environmental information and information relating to intellectual property, regarding Buyer, Seller and their respective Affiliates, whether obtained in written form, visually (such as by inspection) or orally, or based upon, in whole or in part, any such furnished information or reflecting review of, or interest in contemplated hereby collectively "Confidential Information;" provided, however, that for purposes of the Agreement, "Confidential Information" relating to the Texaco Additive Business shall be deemed to be "Confidential Information" of Buyer and the exception to nondisclosure set forth in Section 4.4(c)(iii)). For purposes of this Section 4.4, the "Confidential Information" of a Party" shall include the Confidential Information of such Party's Affiliates.

          (b) Disclosure. Each Party agrees to exercise the same degree of care as it uses in protecting its own Confidential Information from disclosure (but not less than reasonable care) to make no disclosure of any Confidential Information received from the other Party, and further agrees to make no use of any Confidential Information received from the other Party except, in each case, in connection with the execution and delivery of the Agreement and the consummation of the transactions contemplated hereby.

          (c) Non-Disclosure. The obligations of non-disclosure and restricted use contained in this Section 4.4 shall not apply to any of the disclosing Party's Confidential Information that: (i) was available to the public prior to the date such Confidential Information was disclosed to the receiving Party; (ii) becomes available to the public through no fault of the receiving Party subsequent to the date such Confidential Information was disclosed to the receiving Party; (iii) was in the possession of the receiving Party prior to the date such Confidential Information was disclosed to the receiving Party, and, to the receiving Party's best knowledge, was not obtained by the receiving Party from a third party having an obligation of confidentiality to the disclosing Party regarding such Confidential Information; (iv) is hereafter rightfully obtained by the receiving Party to the receiving Party's best knowledge from a third party not under an obligation of confidentiality to the disclosing Party regarding such Confidential Information; or (v) is independently developed by employees of the receiving Party without using the Confidential Information of the disclosing Party; or (vi) with respect to Buyer's Confidential Information, is required by Seller or Seller's Affiliates (x) for the conduct of business as specifically reserved by Seller as set forth in Section 4.1(d) or (y) with respect to Taxes, accounting and litigation associated with the ownership of the Texaco Additive Business prior to the Closing Date. Specific Confidential Information shall not be deemed to be within the exceptions of Section 4.4(c)(i)-(vi) merely because it is embraced by more general information within such exceptions, nor shall a combination of features be deemed to be within these exceptions merely because the individual features, but not the combination itself, are within these exceptions. It shall not be a breach of the obligation of non-disclosure contained in this Section 4.4 if a receiving Party discloses any Confidential Information as required by Law or judicial proceeding; provided, however, that such disclosure shall be excused only to the extent such disclosure is required by Law or such proceeding or in connection with the preparation of Tax returns and only if the receiving Party provides prior written notice to the disclosing Party sufficient to allow the disclosing Party an opportunity to oppose or attempt to limit the required disclosure. In the event such limit or protective order is not obtained, the receiving Party shall use reasonable best efforts to ensure that the confidentiality of the Confidential Information is protected by court or administrative order.

          (d) Survival. The obligations provided herein with respect to non-disclosure and restricted use of Confidential Information shall not apply to particular Confidential Information upon the occurrence of fifteen (15) years from the Closing Date.

          (e) Affiliates and Representatives. Each Party shall have the right to disclose to its Affiliates or its Affiliate's respective representatives all Confidential Information received under the Agreement; however each receiving Party shall cause its Affiliates and representatives to comply with all obligations set forth in
     Section 4.4 and shall be responsible for any breach of this
     Section 4.4 by a receiving Party's Affiliates or representatives.

          (f) Confidential Nature. Each Party agrees that it will use reasonable efforts to inform all of its Affiliates and their respective representatives to whom Confidential Information of the other Party is disclosed of the existence of the Agreement and of the confidential nature of such Confidential Information.


                                 PART FIVE

                      COVENANTS REGARDING THE COMPANY

     Section 5.1    Covenants of Seller and Buyer.  Seller and
Buyer covenant to each other regarding the Company as follows:

          (a) Non-Represented U.S. Employees. Seller has delivered, or caused to be delivered, relevant information on non-represented U.S. Employees and Buyer will provide written offers of continued employment with the Company to those non-represented U.S. Employees that Buyer desires to continue to employ from and after the Closing Date. Those non-represented U.S. Employees who have accepted Buyer's offer of employment and remain employees of the Company up to the Closing and continue employment with Buyer on and after the Closing shall be "U.S. Transferred Employees", provided however that non-represented U.S. Employees shall not be considered U.S. Transferred Employees until they commence active employment with the Buyer. Buyer shall have the right to offer employment to any employees of Seller or Seller's Affiliates (other than the Company) engaged in activity related to Texaco Additive Business, and if such employee accepts Buyer's offer of employment such employee shall be a "U.S. Transferred Employee". Seller shall have the right to designate no more than five (5) U.S. Employees to be retained by Seller.

          (b) Represented U.S. Employees. Buyer acknowledges that the Company employs represented employees and that existing contracts covering such represented employees shall remain in effect after the Closing Date unless modified by collective bargaining, and nothing herein shall preclude Buyer from engaging in appropriate collective bargaining in accordance with applicable Laws. Such represented employees who are U.S. Employees and remain employees of the Company up to the Closing and continue employment with Buyer on and after the Closing shall be included in the definition of "U.S. Transferred Employees" for purposes of the Agreement.

          (c) No Solicitation. Without the prior written consent of Seller, which consent shall not be unreasonably withheld, for one (1) year after the Closing Date, Buyer agrees not to employ or otherwise secure the services of, offer to or solicit to employ, any U.S. Employee who received a written offer of employment from Buyer but elects to retire or separate from the Company on or before the Transfer Date. Seller agrees that it shall not and shall not permit Seller's Affiliates for a period of one (1) year after the Closing Date to hire or solicit for hire any Seller's or Seller's Affiliates employee who becomes an employee of Buyer or Buyer's Affiliates as a result of this transaction.

          (d)  Compensation.  For a period of at least twelve
     (12) months from the Closing Date, all U.S. Transferred Employees shall be paid while employed by Buyer a base salary or straight time hourly rate no less than what such U.S. Transferred Employees received from the Company immediately prior to the Closing Date; provided however, Buyer shall have the right to terminate any U.S. Transferred Employee during the twelve (12) month period, subject to making severance or separation payment to such U.S. Transferred Employee equal to Seller's Separation or Severance Plans in existence on the date of the Agreement. Seller shall reimburse Buyer for Fifty percent (50%) of any such severance or separation cost.

          (e) No Termination. No U.S. Employee (including a Person who becomes a U.S. Transferred Employee) shall be treated as having terminated employment with the Company or any other Affiliate of Seller by reason of the sale of the Texaco Additive Business to Buyer and the transactions contemplated hereby, for the purpose of determining entitlement to severance or separation pay or any similar payment.

          (f) Buyer Benefit Plans. Buyer shall provide the non-represented U.S. Transferred Employees with benefit plans provided by Buyer to its own similarly situated employees as of the Closing Date as set forth on Schedule 5.1(f) ("Buyer Benefit Plans"). Except as otherwise provided in Section 5.1(g), Buyer's Benefit Plans shall credit all service of the U.S. Transferred Employees with the Seller, the Company and Seller's Affiliates as of the Transfer Date, for all purposes under the Buyer's Benefit Plans to the extent that it would be recognized under the applicable provisions of the Buyer's Benefit Plans.

          (g) Defined Benefit Plans. As of the Transfer Date, any U.S. Transferred Employee who is a participant in the retirement plan of Seller or the group pension plan of Seller ("Defined Benefit Plans"), shall cease to accrue benefits under the Defined Benefit Plans. As soon as practicable after the Closing Date and effective as of the Transfer Date, the Buyer shall establish new defined benefit plans, or shall provide for participation in its existing defined benefit plans, and, in either case, provide related trusts ("New Defined Benefit Plans") to cover the U.S. Transferred Employees. The New Defined Benefit Plans shall provide each U.S. Transferred Employee, on the Transfer Date, with service for all purposes and, but only to the extent described below, benefit accrual equal to the service credited to such U.S. Transferred Employee as of the Transfer Date under the Defined Benefit Plans and any defined benefit plan of Seller's Affiliates, Star Enterprise and Caltex. The New Defined Benefit Plans shall provide a pension benefit at Normal Retirement Date, as defined in the New Defined Benefit Plan that shall equal the greater of (i) or (ii), as follows: (i) the "Normal Retirement Benefits" based on the formula defined in, and accrued under, the New Defined Benefit Plans including any applicable Social Security offset and early retirement reductions, recognizing all benefit service recognized by the Seller, Seller's Affiliates, Star Enterprise and Caltex as of the Transfer Date and within two (2) years after the Transfer Date in accordance with the terms of the Benefit Service Restoration Program ("BSRP") under the Defined Benefit Plans and all recognized benefit service with Buyer on or after the Transfer Date, less the U.S. Transferred Employee's employer provided normal retirement benefit accrued under the Defined Benefit Plans and any defined benefit plans of, or maintained for, Star Enterprise or Caltex as of the Transfer Date and within two (2) years after the Transfer Date in accordance with the terms of the BSRP, or (ii) the Normal Retirement Benefit accrued under the New Defined Benefit Plans including any applicable Social Security offset and early retirement reductions, recognizing only benefit service with Buyer on and after the Transfer Date. If a U.S. Transferred Employee commences the payment of the U.S. Transferred Employee's benefits before Normal Retirement Date, as defined in the New Defined Benefits Plan, and the amount of the U.S. Transferred Employee's retirement benefit is determined under Section 5.1(g)(i), the early commencement discount factors under the New Defined Benefit Plans shall be applied to the net amount of the early retirement benefit after the offset of the normal retirement benefits accrued under the Defined Benefit Plans. The benefits determined under the Defined Benefit Plans shall be based on the base salary received while participating under the Defined Benefit Plans prior to the Transfer Date. Benefits accrued under the Defined Benefit Plans by U.S. Transferred Employees with respect to (x) benefit service as of the Transfer Date and (y) benefit service restored within two (2) years after the Transfer Date, in accordance with the terms of the BSRP, shall be the sole responsibility of Seller; however, Buyer and Seller shall cooperate in arranging for the collection of employee contributions, and the transfer of those contributions to Seller, as required by the BSRP for a period of two (2) years after the Transfer Date. A U.S. Transferred Employee's service with Buyer after the Transfer Date shall be recognized as vesting service under the Defined Benefit Plans in accordance with the terms of such plans.

          (h) Separation. If a U.S. Transferred Employee separates from Buyer after the Transfer Date and meets the age and service requirements under the Defined Benefit Plans, Seller shall thereafter pay or cause to be paid to the U.S. Transferred Employees the benefits accrued under the Defined Benefit Plans when the same shall be payable pursuant to the terms of such Defined Benefit Plans. The transfer of employment of a U.S. Transferred Employee from Seller to Buyer shall not be considered to be a termination of employment for the purposes of the Defined Benefit Plans. A U.S. Transferred Employee who separates from Buyer after the Transfer Date shall not be eligible for nonpension retirement benefits from the Seller's benefits plans. A U.S. Transferred Employee's benefits under the Defined Benefit Plans shall not commence until the U.S. Transferred Employee separates from Buyer's employment, unless otherwise required by applicable provisions of the Code.

          (i) Participant List, Etc. At the Closing, Seller shall deliver to the Buyer a list of the U.S. Transferred Employees who were participants in the Defined Benefit Plans as of the Closing Date, setting forth all employee benefit plan information necessary for Buyer to administer Buyer's Benefit Plans in accordance with the Agreement. Buyer agrees to provide Seller, when requested, any employee benefit information necessary for Seller to administer Seller's Defined Benefit Plans in accordance with the Agreement. Seller agrees to provide Buyer with any additional information, when requested, necessary for Buyer to administer the New Defined Benefit Plans.

          (j) Defined Contribution Plans. As of the Transfer Date, any U.S. Transferred Employee who is a participant in the employees thrift plan of Seller or the employees savings plan of Seller ("Defined Contribution Plans") shall cease to be eligible to make employee contributions or receive employer contributions in each such plan as of the Transfer Date and shall be entitled to participate in the defined contribution plans of Buyer ("New Defined Contribution Plans"). The New Defined Contribution Plans shall provide each U.S. Transferred Employee with (i) service for all purposes equal to the service credited to such U.S. Transferred Employee as of the Transfer Date under the Defined Contribution Plans to the extent that it would be recognized under the applicable provisions of the New Defined Contribution Plans, and (ii) a rollover account that accepts direct rollovers of taxable distributions from the Defined Contribution Plans.

          (k) Account Balances. The account balances of the U.S. Transferred Employees held under the Defined Contribution Plans on the Effective Date shall remain in the Defined Contribution Plans, except in the case of those U.S. Transferred Employees who elect to make a complete withdrawal (both employee stock ownership account and employee account) and have the funds paid directly to such U.S. Transferred Employee or elect to directly roll over the taxable portion of their account balance into the New Defined Contribution Plans or into an Individual Retirement Account. Buyer shall arrange for the collection of loan payments from the U.S. Transferred Employees to the Defined Contribution Plans and the transfer of those payments to Seller for a period of up to two (2) years from the Transfer Date. The Parties agree that Buyer shall function as a collection agent of such loan payments due to Seller or Seller's employee benefit plan and Buyer shall have no liability for nonpayment of such amount.

          (l) Welfare Benefit Plans. As of the Transfer Date, any U.S. Transferred Employee who is a participant in the welfare benefit plans set forth on Schedule 5.1(l)(i) ("Welfare Benefit Plans") shall cease to be a participant in each such plan as of the Transfer Date, and shall be entitled to participate in the welfare benefit plans offered by Buyer to its own similarly situated employees as set forth on Schedule 5.1(l)(ii) ("New Welfare Benefit Plans"). The New Welfare Benefit Plans shall provide each U.S. Transferred Employee with service for all purposes equal to the service credited to such U.S. Transferred Employee as of the Transfer Date under the Welfare Benefit Plans. No waiting period or exclusion from coverage of any pre-existing medical condition shall apply to the U.S. Transferred Employee's participation in the New Welfare Benefit Plans, on or after the Transfer Date, provided that the U.S. Transferred Employees participated in comparable Welfare Benefit Plans on the Transfer Date. The Seller shall pay or shall cause the applicable Welfare Benefit Plan to pay any benefits or expenses covered by the Welfare Benefit Plans that (i) in the case of any such medical or dental plans, are incurred with respect to services performed for the U.S. Transferred Employees (or other employees) or their dependents on or prior to the Transfer Date or (ii) in the case of any life insurance plans, are payable to the beneficiaries of any U.S. Transferred Employee (or other employee) who dies on or prior to the Transfer Date. If the dependent or beneficiary of a U.S. Transferred Employee is hospitalized on the Transfer Date, Seller's Texaco Comprehensive Medical Plan shall remain responsible for Medical claims incurred by such covered dependent or beneficiary after the Transfer Date and before such beneficiary or dependent is discharged from the hospital. The Seller shall assume and retain all liabilities and obligations arising under the continuation coverage requirements of Section 4980B of the Code and Part Six of Title I of ERISA with respect to all U.S. Transferred Employees (or any beneficiaries or dependents thereof) who on or before the Transfer Date have exercised or are eligible to exercise their rights to such continuation coverage.

          (m)  Vacation.  All vacation accrued by U.S.
     Transferred Employees under the Company's vacation plan, but not taken by the Closing Date, shall be the Buyer's responsibility, and shall be credited to the U.S. Transferred Employee's account under the Buyer's vacation plan; provided, however, that the final Closing Statement shall reflect, as a current liability determined in accordance with GAAP, an accrual for all vacation accrued by any U.S. Transferred Employee (or any other employee) prior to the Closing Date.

          (n) Retirees. Seller shall be responsible for all non-pension retirement obligations related to any U.S. Employee who retires on or before the Transfer Date. Buyer shall have no responsibility for any non-pension retirement obligations payable to any employees of the Seller and Seller's Affiliates other than U.S. Transferred Employees who retire after the Transfer Date. Buyer shall be responsible for non-pension retirement obligations of any U.S. Transferred Employee who retires after the Transfer Date. In no event shall Seller be responsible for any non-pension retirement obligations under the Buyer Benefit Plans of any U.S. Transferred Employee who separates from Buyer's employment after the Transfer Date.

          (o) Plan Withdrawal and Suspension of Severance. Seller shall cause the Company to withdraw as of the Transfer Date from the plans maintained or administered by Seller; provided however, that Seller, as of the Closing Date, shall cease coverage of, and shall make no payments under, the Severance Pay and Separation Plans with respect to the U.S. Transferred Employees.

          (p)  Reimbursement, Etc.   From the Effective Date
     through the Closing Date, Seller shall pay wage expenses of the U.S. Transferred Employees from the funds generated by the Texaco Additive Business. After the Closing Date, U.S. Transferred Employees shall continue to participate in the Company's Benefit Plans up to but not including the Transfer Date. Buyer shall arrange for the collection of required employee contributions from the U.S. Transferred Employees for participation in the Company Benefit Plans after the Closing Date and up to but not including the Transfer Date, and for the transfer of those employee contributions to Seller within thirty (30) days after the Closing Date. Employee contributions, collected by Seller in the month in which the Closing occurs with respect to which benefits are provided in the month immediately following, shall be promptly transferred to Buyer to purchase similar benefits for such employees in the month after Closing. Buyer shall pay to Seller as of the Closing Date an amount representing the Seller's expense to provide the benefits under the Company's Benefit Plans other than the Severance Pay or Separation Plan or any other Severance or Separation Plan, program, policy, agreement or arrangement maintained by Seller to the U.S. Transferred Employees from the Closing Date to, but not including, the Transfer Date.

          (q) Employment Claims. Buyer shall be responsible for all employment-type claims of U.S. Transferred Employees and the costs and expenses related thereto (not (i) previously provided for in Section 5.1(p) or (ii) specifically excluded in Section 5.1 (o)) relating to events that occur on or after the Closing Date


                                  PART SIX

                                 COVENANTS
                          REGARDING TEXACO BRASIL

     Section 6.1    Covenants of Buyer.  Buyer covenants with
Seller regarding Texaco Brasil that:

          (a) Brazilian Transfer Employees. Buyer acknowledges that, in as much as Buyer is purchasing the Brazilian Stock, Texaco Brasil shall retain responsibility for all Brazilian Transfer Employees on and after the Closing Date. Buyer acknowledges that Texaco Brasil shall continue to be bound by the Brazilian Collective Bargaining Convention applicable by Law on and after the Closing Date. On and after the Closing Date, Texaco Brasil shall continue to pay to all Brazilian Transfer Employees base salary or straight time hourly rates no less than what such Brazilian Transfer Employees received from TBSA immediately prior to the Closing Date. Buyer shall cause Texaco Brasil to continue on and after the Closing Date to provide the Brazilian Transfer Employees with benefit plans which, in the aggregate, are no less favorable than the Brazilian Benefit Plans provided as of the Closing Date. In particular, and without limiting the generality of the foregoing, any replacement benefit plans shall recognize all prior service to the extent recognized under the Brazilian Benefit Plans for all purposes under such plans. For greater certainty, and subject to insurer consent, no exclusion from coverage under the replacement benefit plans by reason of a pre-existing medical condition shall apply to the Brazilian Transfer Employees. The Parties shall take all steps necessary to ensure that there is no duplication of coverage or participation between the Brazilian Benefit Plans and the replacement benefit plans for the period from the Closing Date to the Brazilian Transfer Date. More particularly, where the Brazilian Transfer Employees or Texaco Brasil have contributed to any Brazilian Benefit Plans for any period up to the Brazilian Transfer Date, coverage or participation therein shall continue until the last date for which such contribution is made. Buyer shall pay to Seller as of the Closing Date an amount representing Texaco Brasil's expense in this regard.

          (b) Compensation. All Brazilian Transfer Employees shall continue to receive on and after the Brazilian Transfer Date a base salary or straight time hourly rate no less than such Brazilian Transfer Employees received from TBSA immediately prior to the transfer of employment from TBSA to Texaco Brasil.

     Section 6.2    Covenants of Buyer and Seller.  Seller and
Buyer covenant with each other regarding the Brazilian Business as follows:

          (a) Offers of Employment. As soon as practical prior to the Brazilian Transfer Date, Buyer shall provide to Seller a list of all those Brazilian Employees Buyer wishes TBSA to transfer to Texaco Brazil on the Brazilian Transfer Date ("Brazilian Transfer Employees") and TBSA shall transfer the Brazilian Transfer Employees on the Brazilian Transfer Date. Buyer shall provide Brazilian Transfer Employees with the rights established under the TBSA Collective Bargaining Convention, without prejudice to any other rights such employee may have pursuant to Brazilian Law, or any other applicable collective bargaining convention.

          (b) No Termination. No Brazilian Employee shall be treated as having terminated employment with TBSA by reason of accepting employment with Buyer, for the sole and exclusive purpose of determining entitlement to severance or separation pay or any similar payment.

          (c) Brazilian Savings Plan. Effective as of the Closing Date,Buyer shall cause Texaco Brasil to provide the Brazilian Transfer Employees with a plan with benefits no less favorable than those provided by Texaco Sociedade Previdenciaria - Tex Prev ("Brazilian Savings Plan").

          (d) Brazilian Environmental Permits. On or prior to the Closing Date, Seller shall apply for the transfer of the environmental permits for Texaco Brasil as set forth on
     Schedule 3.1(n)(ii) Environmental Matters - Brazil and Buyer and Seller shall cooperate to obtain such permits after the Closing Date.


                                 PART SEVEN

                                 COVENANTS
                         REGARDING BELGIAN BUSINESS

     Section 7.1    Covenants of Seller.  Seller covenants with
Buyer in connection with the Belgian Business that:

          (a)  Withdrawal Option Under Texaco Belgian
               Pension Plan. Promptly after the Closing Date, Texaco Belgium shall afford each Belgian Employee the option ("Withdrawal Option") provided for in the Texaco Belgium's "Texaco Pension Plan" ("Texaco's Belgian Pension Plan") for withdrawal of such employee's contributions upon termination of employment. Any Belgian Employee who exercises a Withdrawal Option shall no longer be entitled to receive any pension benefits under or by reason of the Texaco's Belgian Pension Plan.

          (b) Texaco's Belgian Pension Plan. From time to time after the Closing Date, Texaco Belgium shall pay to the ASBL Fonds de Pension Texaco, a Belgian non-profit association, such amounts as may be required in order to secure the vested rights of each Belgian Employee who has not exercised such Belgian Employee's Withdrawal Option to receive the pension to which such Belgian Employee is entitled under Texaco's Belgian Pension Plan on the basis of such Belgian Employee's pensionable salary in effect on the Closing Date for a pensionable career ending on the Closing Date.

     Section 7.2    Covenants of Buyer.  Buyer covenants with the
Seller in connection with the Belgian Business that:

          (a)  Compliance with Belgian Collective
               Labor Agreement No. 32.  From and after the
     Closing Date, Buyer shall in all respects comply with the provisions of Collective Labor Agreement No. 32. et seq.

          (b) Buyer's Belgian Pension Plan. From and after the Closing Date, Buyer shall provide the Belgian Employees pension plans (collectively, "Buyer's Belgian Pension Plan") providing benefits no less favorable than the pension plans provided by the Buyer to its own similarly situated employees incorporating the following features:

               (i) For purpose of eligibility, vesting, and benefits accrual purposes, Buyer's Belgian Pension Plan shall recognize a Belgian Employee's service that is recognized as of the Closing Date as pensionable service under Texaco's Belgian Pension Plan (to the extent that it would be recognized under the applicable provisions of Buyer's Belgian Pension Plan), except as provided below for purposes of pension accrual, and

              (ii) Buyer's Belgian Pension Plan shall provide a pension benefit which will equal the greater of (x) the pension benefit accrued under the Buyer's Belgian Pension Plan formula at normal retirement date (as defined in Buyer's Belgian Pension Plan), recognizing all service that is recognized as of the Closing Date as pensionable service for purposes of the Texaco Belgian Pension Plan and all recognized service with the Buyer on and after the Closing Date, less the Belgian Employees vested normal retirement pension benefit accrued under the Texaco's Belgian Pension Plan as of the Closing Date, or (y) the pension benefit accrued under the Buyer's Belgian Pension Plan, including any applicable early retirement or other similar adjustments or offsets recognizing only service with the Buyer on and after the Closing Date. If a Belgian Employee commences the payment of the Belgian Employee's benefits before normal retirement date (as defined in the Buyer's Belgian Pension Plan), and the amount of the Belgian Employee's retirement benefit is determined under Section 7.2(b)(ii)(x), the early commencement discount factors and other similar adjustments and offsets under the Buyer's Belgian Pension Plan shall be applied to the net amount of the early retirement benefits after the offset of the normal retirement benefits accrued under the Texaco Belgian Pension Plan.

          (c)  Belgian Life Insurance.  From and after the
     Closing Date the Buyer shall afford to each of the Belgian
     Employees life insurance benefits comparable to the "Death &
     Orphans" insurance benefits afforded prior to Closing by Texaco Belgium.

     Section 7.3    Covenants of Buyer and Seller.  Seller and
Buyer covenant to each other regarding the Belgian Business as follows:

          (a) Belgian Employees. The Belgian Employees shall, on the Belgian Transfer Date, transfer to the employment of the Belgian Company and all rights and obligations of Texaco Belgium or the Belgian Company arising from law, or acts, or decree, individual labor contract or terms and conditions of employment or otherwise, pertaining to each Belgian Employee, shall be transferred to and taken over by Buyer to the extent required by the provisions of the "Convention Collective du Travail" No. 32 et seq. made by the "Conseil National du Travail".

          (b)  Consideration for Belgian Assets.  Seller and
     Buyer agree that the Purchase Price attributed to the Belgian Assets shall be as set forth on Schedule 7.3(b).

          (c) Paritary Committees and Collective Labor Agreements. Seller and Buyer acknowledge that, as soon as reasonably possible after the Closing Date, Buyer intends to reclassify the Belgian Business and the Belgian Company as a business falling within the scope of application of the Paritary Committee for the chemical industry, and to apply to the Belgian Employees all terms and conditions of the collective labor agreements promulgated by such Paritary Committee. Seller and buyer shall cooperate to facilitate such reclassification and redesignation of the Belgian Employees.


                                 PART EIGHT

                               ENVIRONMENTAL

     Section 8.1 Survival; Applicability. Seller and Buyer covenant to each other that:

          (a) Survival of Environmental Covenants. All covenants made by Buyer and Seller in this Part Eight: (i) shall survive the Closing Date indefinitely with respect to the Texaco Additive Business facilities at Port Arthur, Texas and at Rio de Janeiro, Brasil and any property contiguous to (including separated only by a public or private right of way) such facilities; (ii) with respect to the Texaco Additive Business facilities at Ghent, Belgium shall expire twelve (12) years after the Closing Date, except with respect to any claims by Buyer and Seller in connection therewith before the expiration of such twelve
     (12) year period; and (iii) with respect to all other facilities and properties, shall expire thirty (30) years after the Closing Date, except with respect to any claims made by Buyer and Seller in connection therewith before the expiration of such thirty (30) year period; provided, however, that all covenants and indemnities given by Seller in this Part Eight shall expire with respect to any portion of the properties of the Texaco Additive Business (including the facilities at Port Arthur) when such portion is primarily used for any purpose other than industrial, manufacturing, chemical, additive industries and laboratory uses, other than a change in use at the Rio de Janeiro facilities as a result of termination or expiration of the lease or the Texaco Brasil sublease with respect to that facility but provided, further, that the shutdown of use of a facility, shall not be deemed a change of use hereunder to the extent public access to such facility remains limited. All claims under this Part Eight shall be in writing and shall reasonably describe, in light of the information then known, the basis for the Party's responsibility asserted in the claim.

          (b) Applicability to Breaches of Representations. All covenants relating to any Remediation or other work in this Part Eight shall also apply to any Remediation or other work performed for which Buyer is indemnified under Section 9.1 for breach of representations and warranties in Sections 3.1(n), 3.3(j), 3.3(k) of the Agreement, provided that the provisions of Section 12.10 relating to the survival of representations, and not of Section 8.1(a), shall govern the making of claims with respect to breaches of representations, and provided further that the provisions of
     Section 9.1 relating to the Two Hundred Fifty Thousand Dollars ($250,000) deductible amount shall apply in place of
     Section 8.3(h)(i) and Section 8.4(e).


     Section 8.2 Definitions. For purposes of the Agreement, the terms defined in this Section 8.2 have the meanings herein assigned to them:

          "Annual Environmental Deductible" means the first Two Hundred Fifty Thousand Dollars ($250,000) of Environmental Liabilities arising from Seller's Environmental Events, excluding costs incurred pursuant to Section 8.3(c), actually incurred by Buyer Group in each of the ten (10) annual periods commencing on the Closing Date and ending on each one (1) year anniversary thereof for which Seller is solely responsible or shares responsibility with Buyer. No credit for any annual period in which such Environmental Liabilities are less than Two Hundred Fifty Thousand Dollars ($250,000) shall carry over to the next annual period.

          "Buyer's Environmental Event" means an Environmental
     Event which occurred on or after the Closing Date as a result of Buyer's conduct of the Texaco Additive Business.

          "Environmental Event" means (i) any release, disposal, arrangement for disposal, emission, discharge or transportation, from, on or to any property owned, operated or leased in connection with the Texaco Additive Business on the Closing Date or any property with respect to which the Texaco Additive Business has Environmental Liabilities after the Closing Date and (ii) any operations, acts or omissions to act in connection with the Texaco Additive Business.

          "Environmental Laws" means any Laws relating to pollu-tion, the protection of the environment or the release or disposal of materials.

          "Environmental Liabilities" means all Liabilities under Environmental Laws, Stipulated Environmental Laws, or New Environmental Laws, but, with respect to any of Seller's covenants under this Part Eight, Environmental Liabilities generally shall not include any costs or expenses associated with normal, on-going activities related to compliance with Environmental Laws after the Closing Date.

          "Legally Effective Date" means the date on which a Stipulated Environmental Law becomes enforceable.

          "New Environmental Laws" means a material change in Environmental Laws, other than Stipulated Environmental Laws, which becomes effective after the Closing Date and which meets all of the following criteria: (i) it represents a new substantive area of Environmental Laws with respect to waste or waste-like deposits; (ii) it is not a change in regulation or a change in interpretation of Environmental Laws enforceable on the Closing Date; (iii) it regulates an activity which was not regulated as of the Closing Date; and
     (iv) it imposes retroactive liability which makes unlawful conduct which was lawful or requires Remediation where Remediation was not required as of the Closing Date.

          "Phase I Environmental Assessment" means an investigation and assessment of environmental conditions based on currently available information and data, including, but not limited to, interviews and review of records, and the performance of on site or offsite reconnaissance or inspections to determine the presence, release or potential release of any material from, on, or to a property, but does not include sampling of any environmental medium.

          "Remediation" means any action taken with respect to soil, land, surface, or subsurface strata, surface water, ground water, or sediments necessary to bring such medium into compliance with Environmental Laws or prevent the continuing migration of materials which threaten to result in an imminent violation of Environmental Law. The selection of an action shall include the consideration of appropriate advisories, criteria or guidance when required or provided for by Environmental Laws, for example, 40 CFR 300.400(g)(3).

          "Seller's Environmental Event" means an Environmental Event which occurred (i) prior to the Closing Date, or (ii) after the Closing Date which was a result of operations conducted by Seller or Seller's Affiliates on adjacent property.

          "Stipulated Environmental Laws" means the following Laws that become enforceable after the Closing Date: (i) With respect to the Rio de Janeiro plants, all Laws enforceable after the Closing Date but prior to June 30, 1998 addressing the Remediation of groundwater or soil; and
     (ii) with respect to the Ghent plant, the following in the form in which they exist on the date they are initially enforceable: (w) the Integrated Permit issued to the Ghent Plant on March 23, 1995 (including the amendment to the Integrated Permit issued to Texaco Belgium on August 17,
     1995); and (x) the February 22, 1995 Decree "betreffende de bodemsanering" (the "February 22, 1995 Flemish Decree") including the implementing decrees initially promulgated pursuant to it, but excluding subsequent modifications to such implementing decrees. The terms "compliance" or "comply" with on the Closing Date when used with reference to a Stipulated Environmental Law, shall refer to the condi-tion, state or practice of an asset or operation of the Texaco Additives Business on the Closing Date relative to such Stipulated Environmental Law on its Legally Effective Date, but shall not include any changes in the condition, state or practice of the asset or operation after the Clos-ing Date to the extent that such changes make compliance more expensive to achieve.

     Section 8.3    Environmental Responsibilities of Seller.
Seller covenants with Buyer that:

          (a) Seller's Performance of Covenants. Except as limited in this Part Eight, Seller shall be responsible under Environmental Laws for all Environmental Liabilities in connection with the performance of Seller's covenants under this Part Eight.

          (b) Seller's Environmental Events. Seller shall be responsible for all Environmental Liabilities which arise solely from a Seller's Environmental Event (i) under Environmental Laws enforceable on the Closing Date (ii) under Stipulated Environmental Laws enforceable on the Legally Effective Date, and (iii) with respect to remediation of soil and groundwater, under modifications or amendments to Environmental Laws, after the Closing Date, or Stipulated Environmental Laws, after the Legally Effective Date.

          (c) Additional Matters in Ghent. Seller shall be re-sponsible, without regard to the Annual Environmental Deductible, except with respect to each of Sections 8.3(c)(ii),(v), and (vi) for which Buyer shall be responsible for the first Five Thousand Dollars ($5,000) of Environmental Liabilities incurred, for the following matters regarding the Ghent plant:

               (i) costs incurred for replacing or modifying the H2S flare if such action is required by competent environmental authorities pursuant to the Integrated Permit issued to the Plant on March 23, 1995, as the permit exists on the Closing Date and excluding any subsequent modifications, within eight (8) years of the Closing Date, except that Seller's responsibility shall be limited to Fifty Percent (50%) of any such costs incurred for such replacement or modification during the first five (5) years after the Closing Date and Twenty five Percent (25%) of any such costs incurred for such replacement or modification during the sixth through eighth years after the Closing Date. Buyer shall be solely responsible for costs incurred for re-placement or modification of the H2S Flare at any time after the expiration of eight (8) years after the Closing Date;


               (ii) costs of Remediation arising from any Seller's Environmental Event associated with the tank farm;

              (iii) Fifty Percent (50%) of any costs of diking of or providing an impermeable base to or otherwise modifying the bulk storage areas to minimize the poten-tial for releases to soil or groundwater if such action is required by competent environmental authorities pursuant to the Integrated Permit issued to the Ghent Plant on March 23, 1995, as the permit exists on the Closing Date and excluding any subsequent modifications, up to a maximum of One Million Five Hundred Thousand Dollars ($1,500,000);

               (iv) costs which the Parties reasonably agree must be incurred for capital expenditures, which must be initiated within two years of the Closing Date, for the polyols plant, polyols operation, or propylene oxide use or storage areas in order to comply with changes to current operations required by the amendment of August 17, 1995 to the Integrated Permit issued to the Ghent Plant on March 23, 1995, which amendment authorizes the Ghent Plant to store propylene oxide and produce polyols, except that Buyer shall be responsible for all such modifications or changes in excess of One Million Five Hundred Thousand Dollars ($1,500,000);

               (v) in the event a portion of the discontinued Texaco refinery heavy sludge pipeline is required to be removed in connection with the installation of the DISTRIGAZ natural gas pipeline, costs of Remediation in connection with such removal, and

               (vi) costs of any Remediation arising from a Seller's Environmental Event in connection with contamination in the vicinity of the control laboratory at Ghent.

          (d) Shared Environmental Liabilities and Changes in Conditions. Seller shall be responsible for Environmental Liabilities arising after the Closing Date from a Seller's Environmental Event that continues as a Buyer's Environmental Event in an amount which is proportional to the contribution of Seller's Environmental Event to such Environmental Liabilities, except as otherwise provided in
     Section 8.3(e). In the event any change in the condition, state or practice of an asset or operation after the Closing Date makes compliance with Stipulated Environmental Laws or New Environmental Laws more expensive to achieve, Seller shall not be responsible for the share of Environmental Liabilities to the extent attributable to such change.

          (e)  Environmental Liabilities Under New
               Environmental Laws. Subject to Section 8.3(h), Seller shall be responsible for: (i) all Environmental Liabilities under New Environmental Laws arising solely from Seller's Environmental Events and (ii) all Environmental Liabilities under New Environmental Laws arising from Buyer's and Seller's Environmental Events in an amount which is proportional to the contribution of Seller's Environmental Events, if any, to such Environmental Liabilities.

          (f) Disposal by Buyer. Notwithstanding any other provision in this Part Eight, Seller shall be responsible for Environmental Liabilities resulting from Buyer Group's release, disposal, arrangement for disposal, emission, discharge, or transportation of materials generated by a Seller's Environmental Event in an amount which is proportional to the contribution of Seller's Environmental Event to such Environmental Liabilities; provided, however, that Seller shall not be responsible for any such Environmental Liabilities that result from Buyer's gross negligence, willful misconduct or arrangement to dispose of materials at a facility that is not authorized under applicable Environmental Laws to receive such materials.

          (g) Additional Matters Regarding Star Enterprise. Seller shall be responsible for a period of seven (7) years after the Closing Date for Environmental Liabilities arising from Environmental Events requiring soil or groundwater Remediation which are a result of operations conducted by Star Enterprise on adjacent property in Port Arthur, Texas, except that Seller shall not be responsible for such Environmental Liabilities resulting from a Buyer's Environmental Event.

          (h)  Limitations.  Notwithstanding Sections 8.3(a),
     (b), (d), (e), (f) and (g): (i) Seller shall not be responsible for the Annual Environmental Deductible; (ii) Seller shall not be responsible for the first Five Million Dollars ($5,000,000) in Environmental Liabilities under New Environmental Law arising from Seller's Environmental Events; and (iii) Seller shall not be responsible for any capital improvements and repairs or modifications to capital improvements associated with the operation of the Texaco Additive Business required as a consequence of any Remediation, except to the extent provided in this Section 8.3(h)(iii). If as a consequence of a Remediation for which Seller is responsible pursuant to Section 8.3, any facilities of the Texaco Additive Business must be repaired, replaced, rebuilt, or modified, Buyer and Seller shall agree upon the value of such items in their condition prior to the commencement of Remediation but without considering any diminution in value relating solely to such Remediation. In the event that Buyer and Seller cannot agree, a mutually acceptable independent appraiser shall determine such value and the fees and expenses of such appraiser shall be shared equally by Buyer and Seller. In either case, Seller's responsibility to Buyer for Environmental Liabilities associated with such items shall be limited to the value of any such item as so determined and the amount which is proportional to the contribution of Seller's Environmental Event to such Environmental Liabilities.

     Section 8.4    Environmental Responsibilities of Buyer.
Buyer covenants with Seller that:

          (a) Post-Closing Environmental Events. Buyer shall be responsible for Environmental Liabilities which arise solely from a Buyer's Environmental Event.

          (b) Shared Environmental Liabilities. Buyer shall be responsible for Environmental Liabilities arising after the Closing Date or Legally Effective Date, as applicable, from a Seller's Environmental Event that continues as a Buyer's Environmental Event in an amount which is proportional to the contribution of Buyer's Environmental Event to such Environmental Liabilities, except as otherwise provided in
     Section 8.4(d).

          (c) Changes in Conditions. In the event any change in the condition, state or practice of an asset or operation after the Closing Date makes compliance with Stipulated Environmental Laws or New Environmental Laws more expensive to achieve, Buyer shall be responsible for the Environmental Liabilities to the extent attributable to such change.

          (d)  Environmental Liabilities Under New
               Environmental Laws. Buyer shall be responsible for: (i) all Environmental Liabilities under New Environmental Laws arising solely from Buyer's Environmental Events, (ii) all Environmental Liabilities under New Environmental Laws arising from Buyer's and Seller's Environmental Events in an amount which is proportional to the contribution of Buyer's Environmental Events, if any, to such Environmental Liabilities, and (iii) the first Five Million Dollars ($5,000,000) in Environmental Liabilities under New Environmental Laws arising from Seller's Environmental Events.
          (e) Annual Environmental Deductible. Other than with respect to Section 8.3(c), Buyer shall be responsible for the Annual Environmental Deductible through the tenth (10th) anniversary of the Closing Date.

     Section 8.5 Covenant of Cooperation. Buyer and Seller covenant with each other that they shall cooperate fully with each other and act in good faith in implementing this Part Eight. Buyer and Seller agree that the performance required by the covenant set forth in the preceding sentence shall include, but not be limited to: (a) providing to the other timely notice of all potential Environmental Liabilities that they believe are covered under this Part Eight about which they become aware; (b) sharing with the other in a timely manner all material non-privileged correspondence received from any third party that is relevant to such potential Environmental Liabilities; (c) affording the other timely access to and an opportunity to comment on (both draft and final versions) any material non-privileged correspondence to third parties, study protocols and results, drawings, charts, Remediation work plans or reports, or other documentation relating to such Environmental Liabilities;
(d) providing the other with timely notice of and an opportunity to attend and participate in any meetings or hearings with Governmental Bodies or courts relating to any Environmental Liabilities that they believe are covered under this Part Eight, subject to the permission or consent of such Governmental Bodies or Courts, if required; (e) preparing all material strategies and plans relating to any potential Environmental Liabilities in consultation with each other using appropriate cost-effective technology and clean-up criteria, including risk-based clean-up standards where permitted, in accordance with applicable Environmental Laws; (f) consulting with each other to ensure that the most cost-effective remedy is selected and performing any work under this Part Eight in a workmanlike and cost-effective manner; (g) scheduling all work to be performed so as to minimize any unreasonable costs and inconvenience to each other; (h) permitting each other, upon reasonable advance notice (at the expense of the inspecting party and on reasonable terms that are mutually agreed upon by Buyer and Seller), to inspect and test all equipment, monitoring devices, transportation vehicles and facilities used or to be used or samples taken, and to observe activities, related to any work under this Part Eight; and (i) performing all work under this Part Eight in accordance with all applicable Environmental Laws and Safety and Health Laws.

     Section 8.6    Performance of Work.  Buyer and Seller
covenant to each other that:

          (a) Performance of Work by Buyer. Buyer shall oversee, approve and, at Buyer's option, supervise and perform all repairs, modifications, replacements or rebuilding of Buyer's facilities, operations, equipment, or fixtures related to any work other than a Remediation.

          (b) Remediation by Buyer. Buyer shall supervise and perform any Remediation on any property of Buyer or on any property contiguous to a property of Buyer, except such Remediation as Seller may elect to perform in accordance with Section 8.7.

          (c) Measures to Minimize Disruption. Seller shall reimburse Buyer for increased costs of Buyer attributable to reasonable measures taken to minimize disruption of, interference with or other adverse effects on the operations and property of the Texaco Additive Business relating to any Remediation or other work performed under this Part Eight to which Seller's covenants in Section 8.3 apply. Buyer and Seller shall make a good faith effort to agree on such measures in advance of such Remediation.

     Section 8.7 Remediation by Seller. Seller covenants that:

          (a) Seller's Election. Seller, at Seller's sole choice, may, by timely notice to Buyer with respect to any Environmental Liabilities which arise solely from a Seller's Environmental Event, or for which Seller has the greater responsibility if such Environmental Liabilities arise from both Buyer's and Seller's Environmental Events, supervise and perform any Remediation on any property of Buyer or any property contiguous to a property of Buyer. Seller shall be relieved of obligations to Buyer under this Part Eight for such Environmental Liabilities to the extent Seller's supervision and performance hereunder relieve Buyer of such Environmental Liabilities.

          (b) Performance of Remediation. Seller's supervision and performance of Remediation pursuant to Section 8.7(a) shall be subject to the following: (i) Buyer shall oversee, approve and, at Buyer's option, supervise and perform any portion of a Remediation which would be impracticable to perform separately from other work supervised and performed by Buyer; (ii) Buyer shall oversee, approve and, at Buyer's option, supervise and perform any repair, modification, replacement or rebuilding of any operations, equipment, fixtures, or facilities of Buyer; (iii) Buyer, in addition to other rights hereunder, may request such additions, alterations, changes or improvements to the work ("Enhancements"), and, except to the extent prohibited by a Governmental Body, Seller shall accept and perform such Enhancements, provided that all costs attributable to any Enhancements shall be paid for by Buyer; (iv) Seller shall be responsible for any Environmental Liabilities as well as personal injury and property damage arising in connection with Seller's supervision or performance of any Remediation, except to the extent attributed to the negligence, willful misconduct or failure to comply with Laws of Buyer or a third party (other than Seller's employees, agents, contractors, subcontractors, representatives and invitees);
     (v) during any Remediation on a property of Buyer or contiguous to a property of Buyer, Seller shall be solely responsible for compliance by Seller's employees, agents, contractors, subcontractors, representatives and invitees with all Laws and professional standards applicable to its work; (vi) Seller shall require all Seller's employees, agents, contractors, subcontractors, representatives and invitees entering upon any property of the Texaco Additive Business to be bound by Buyer's reasonable terms and conditions for such persons entering such properties, notice of which shall be given by Buyer to Seller prior to the commencement of the Remediation or Enhancements to be performed by Seller; (vii) Seller shall protect Buyer Group from any claims for labor or materials furnished to or for any property of the Texaco Additive Business for work to be performed by Seller under Section 8.7, which claims may be secured by any security interest, including any worker's, contractor's, mechanic's or materialman's lien against such property or any interest therein; (viii) Seller shall take reasonable measures to minimize any disruptions of, interference with, or other adverse effects on the operations and property of the Texaco Additive Business. Buyer and Seller shall make a good faith effort to agree on such measures in advance of any Remediation to be performed by Seller; and (ix) Seller, with the approval of Buyer (which shall not be unreasonably withheld), may have access to and use of the storage facilities, loading facilities, docks, rail sidings and other plant equipment or facilities, and waste water treatment plants and similar waste treatment and disposal systems on the properties of the Texaco Additive Business (but only to the extent permitted by Buyer's agreements with any co-owners or co-operators with Buyer of such facilities and systems which agreements) in conjunction with any work performed by Seller under Section
     8.7 for purposes such as the disposal of well development water and treated ground water, provided that (x) Seller shall reimburse Buyer on a monthly basis for all incremental out-of-pocket costs of Seller's use of such facilities and systems, (y) Seller's use of such facilities and systems shall not interfere with or disrupt Buyer's operations or Buyer's use of such facilities and systems (including by reducing the capacity needed for Buyer's use), (z) Seller's use of such facilities and systems shall not violate any Environmental Laws or contribute to a violation of Environmental Laws by Buyer Group, (aa) Seller shall be responsible for, and Buyer shall fully cooperate in, obtaining all approvals required by any Governmental Bodies for such use and (bb) Seller shall promptly perform any Remediation or repair any damage, malfunction or impairment of performance of such facilities and systems to the extent resulting from Seller's use of such facilities and systems.

     Section 8.8 Environmental Assessments. Seller and Buyer covenant to each other that:

          (a) Prior to the Closing Date, Buyer may conduct a Phase I Environmental Assessment of properties owned by the Texaco Additive Business on the Closing Date. From and after the Closing Date: (i) Buyer may conduct additional Phase I Environmental Assessments of such properties and any other assessments and investigations, provided that Buyer shall not conduct an assessment or investigation involving sampling to determine the existence or scope of pollution, except as required by Environmental Laws; and (ii) Buyer shall, when Buyer reasonably believes that such assessments and investigations to be made pursuant to Section 8.8(a)(i) are likely to determine the existence or scope of pollution for which Seller may be responsible under this Part Eight, including any RCRA Facility Assessment or RCRA Facility Investigation or similar investigation or assessment of the Texaco Additive Business, provide Seller, to the extent consistent with Environmental Law, a reasonable opportunity to observe such assessments and investigations fully and to take split samples, when applicable. Buyer shall promptly deliver to Seller a copy of all final reports of any Phase I assessments and any investigations and assessments performed under Section 8.8(a)(ii).

          (b) Notwithstanding any provision in Section 8.8(a), Buyer shall have the right to (i) take such emergency response action with respect to the properties of the Texaco Additive Business on the Closing Date as is consistent with prudent chemical industry practices, and in compliance with applicable Laws; and (ii) move or disturb soil in the ordinary course of facility operation, construction or modification on such property provided that prior to commencing such facility operation, construction or modification, Buyer has given prior written notice to Seller and has considered Seller's written comments (which Seller shall promptly submit to Buyer) regarding the location or placement of the construction or modification.

     Section 8.9 [RESERVED]

     Section 8.10 Reimbursement Procedures. Buyer and Seller agree as follows:

          (a) Seller shall reimburse Buyer Group for all costs and expenses of Remediation and other work performed by Buyer for which Seller is responsible under Section 8.3. Buyer shall reimburse Seller for all costs and expenses of Remediation and other work performed by Seller for which Buyer Group is responsible under Section 8.4 and for all costs and expenses of Enhancements performed by Seller for Buyer Group under Section 8.7(b)(iii).

          (b) In the event that Buyer believes that (i) Buyer Group should receive reimbursement for a Remediation or other work pursuant to any provision of this Part Eight, Buyer shall promptly and, to the extent Buyer is reasonably able to do so, prior to making any payment, submit to Seller a notice of claim reasonably describing and documenting the nature and basis for such claim and containing, as applicable and available, the types of information outlined in the Environmental Processing and Reimbursement Protocol set forth on Schedule 8.10 ("Protocol"). If Section 9.3 also applies to a claim which is the subject of this Section 8.10, Section 8.10 and Section 9.3 shall be construed to avoid duplication of effort; and (ii) Buyer has incurred or shall incur Environmental Liabilities under a New Environmental Law for which Buyer is not responsible under
     Section 8.3(e), Buyer shall provide to Seller a notice of potential claim under a New Environmental Law in the same form as the notice of claim described in this Section 8.10(b)(i). The provisions of this Section 8.10 shall apply to such notice of potential claim, except that: (x) Buyer and Seller shall use the applicable procedures set forth in the Protocol to maintain a record of costs incurred by Buyer; (y) Seller shall not be required to respond to Buyer pursuant to Section 8.10(c) or Section 8.10(d) prior to receipt from Buyer of a notice that the Five Million Dollars ($5,000,000) deductible in Section 8.4(d) has been achieved; and (z) notice that the Five Million Dollars ($5,000,000) deductible has been achieved shall be treated as a notice of claim under Section 8.10(c) for all amounts which are the Seller's responsibility under Section 8.3(e).

          (c) Upon receipt of a notice of claim, Seller shall respond in writing to Buyer as promptly as reasonably possible, but not later than thirty (30) Business Days following receipt of such notice (except as described in Section 8.10(d)) and shall: (i) acknowledge Seller's responsibility with respect to the claim for reimbursement, in which case Seller shall reimburse Buyer for Buyer's covered expenses pursuant to the process described in the Protocol; (ii) deny Seller's responsibility with respect to the claim, in which case Buyer may either resubmit the claim to Seller with additional available information or explanation or assert a claim pursuant to Section 12.13;
     (iii) acknowledge its responsibility with respect to a portion of the claim, in which case Buyer may accept reimbursement with respect to such portion (pursuant to the process described in the Protocol) without prejudice to Buyer's right to submit additional information and explanation or assert a claim pursuant to Section 12.13;
     (iv) request further information, in which case Buyer may submit the requested information or additional explanation or assert a claim pursuant to Section 12.13; or (v) any combination of the above.

          (d) Whenever a notice of claim is for a sum or for work budgeted on the date of the notice of claim or reasonably believed by Buyer to cost greater than Five Hundred Thousand Dollars ($500,000), Seller's responses described in Section 8.10(c) shall be made within sixty (60) Business Days.

          (e) No acknowledgement under this Section 8.10 of whole or partial responsibility by Seller, and no acceptance thereof by Buyer, shall prejudice the right of Buyer to revise any claim, or of Seller to revise any acknowledgement of responsibility with respect to a claim, based on further discovery or evaluation of the facts or Environmental Laws, except to the extent Seller and Buyer so agree in writing.

          (f)  If any allocation of responsibility under this
     Section 8.10 is subsequently revised, Seller and Buyer shall promptly pay or refund any amounts (with interest at the prime rate plus two (2%) percent from the date of each request for payment by Buyer or payment by Seller, as applicable) necessary to make any reimbursement already made consistent with the new allocation. If Seller fails to comply with the time periods set forth in Section 8.10(c) or
     Section 8.10(d) or in the Protocol, it shall pay interest to Buyer (at the prime rate plus two (2%) percent beginning on the date of Seller's noncompliance until the date Seller's non-compliance is rectified), provided that no time periods set forth in the Protocol shall be construed to require Seller to reimburse Buyer prior to the expiration of the periods set forth in Section 8.10(c) or Section 8.10(d).

          (g) Buyer and Seller shall use the procedures set forth in the Protocol in accordance with the terms of the Protocol in order to ensure prompt and accurate billing, reimbursement, auditing and record keeping of costs for which Buyer is reimbursed under this Part Eight.

          (h) The provisions of Section 8.10(a) through Section
     8.10(g) (including Schedule 8.10) shall apply to any claims for reimbursement made by Seller on Buyer, mutatis mutandis.


                                 PART NINE

                              INDEMNIFICATION

     Section 9.1 Seller's Indemnification. On and after the Closing Date, Seller shall fully and promptly defend, indemnify and hold harmless Buyer and Buyer's Affiliates, including Texaco Brasil, the Belgian Company and Texaco Korea, and their respective directors, officers and employees (collectively, "Buyer Group") from all liabilities, claims, demands, actions or suits, losses, costs or damages and expenses (including reasonable attorney's fees) including without limitation, claims for breach of product warranty, personal injury or death (collectively "Liabilities") made against or incurred by any member of the Buyer Group arising out of or with respect to (i) the purchase of the Brazilian Stock, Belgian Stock or the Korean Stock rather than the purchase of the Korean Assets, Belgian Assets and the Brazilian Assets, subject to the Continuing Liabilities; (ii) any breach of any representation or warranty made herein by Seller; (iii) the breach or nonfulfillment of any covenant, agreement, obligation or undertaking of Seller herein;
(iv) any alleged defect, hazard or impurity of any kind, in manufacture, processing, design, materials, workmanship or otherwise, including without limitation any alleged failure to warn of the defect, hazard or impurity or any alleged breach of express or implied warranties or any alleged misrepresentation relating to any product alleged to have been produced or manufactured by or on behalf of the Texaco Additive Business prior to the Closing Date, but specifically excluding any Exposure Liabilities other than those exposure liabilities listed in Schedules; or, (v) severance costs and related costs, required by law or employment contract or otherwise associated with the termination of the Belgian Employees, which will be identified by Buyer as Designated Employees from time to time after the Belgian Transfer Date and prior to the day which is nine months after the Closing Date, such Designated Employees not to exceed thirty (30) Designated Employees, except if the termination is for cause; provided however, any indemnity additional to the special indemnity related to collective dismissal shall not exceed the historical practice of Texaco Belgium, and (vi) the Belgian Excluded Employees; provided that Seller shall not be obligated to indemnify Buyer Group for any Liability relating to breaches of Seller's representations and warranties (except breaches of Seller's representations and warranties contained in Section 3.3(m)) unless the aggregate Liabilities relating to breaches of Seller's representations and warranties exceeds Two Hundred Fifty Thousand Dollars ($250,000), which shall be a deductible;

     Section 9.2 Buyer's Indemnification. On and after the Closing Date, Buyer shall fully and promptly defend, indemnify and hold harmless Seller and Seller's Affiliates and their respective directors, officers and employees (collectively, "Seller Group") from all Liabilities made against or incurred by any member of the Seller Group arising out of or with respect to
(i) any breach of any representation or warranty made herein by Buyer; or (ii) the breach or non-fulfillment of any covenant, agreement, obligation, or undertaking of Buyer herein, provided that Buyer shall not be obligated to indemnify Seller Group for any Liability relating to breaches of Buyer's representations and warranties unless the aggregate Liabilities relating to breaches of Buyer's representations and warranties exceeds Two Hundred Fifty Thousand Dollars ($250,000), which shall be a deductible.

     Section 9.3 Defense of Action. Promptly after receipt by a party entitled to indemnification pursuant to the Agreement ("Indemnified Party") of notice of any pending or threatened Third Party Action, such Indemnified Party shall, if a claim in respect thereof is to be made against a Party providing indemnification pursuant to the Agreement ("Indemnifying Party"), give notice thereof to the Indemnifying Party. The Indemnifying Party, at its own expense, may elect to assume the defense of any such Third Party Action through its own counsel on behalf of the Indemnified Party (with full right of subrogation to the Indemnified Party's rights and defenses). The Indemnified Party may employ separate counsel at its expense in any such Third Party Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such Third Party Action on behalf of the Indemnified Party), it being understood, however, that the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Indemnified Party, and such firm shall be designated in writing by the Indemnified Party. All fees and expenses shall be paid periodically as incurred. The Indemnifying Party shall not be liable for any settlement of any such Third Party Action effected without its consent unless the Indemnifying Party shall elect in writing not to assume the defense thereof or fails to prosecute diligently such defense and fails after written notice from the Indemnified Party to promptly remedy the same, in which case, the Indemnified Party without waiving any rights to indemnification hereunder may defend such Third Party Action and enter into any good faith settlement thereof without the prior written consent from the Indemnifying Party. The Indemnifying Party shall not without the prior written consent of the Indemnified Party, effect any settlement of any such Third Party Action unless such settlement is for the payment of money damages only and includes an unconditional release of the Indemnified Party from all liabilities that are the subject of such Third Party Action. The Parties agree to cooperate in any defense or settlement of any such Third Party Action and to give each other reasonable access to all information relevant thereto. The Parties will similarly cooperate in the prosecution of any claim or lawsuit against any third party. If, after the Indemnifying Party elects to assume the defense of a Third Party Action, it is determined by arbitration in accordance with Schedule 12.13 that the Indemnified Party is not entitled to indemnification with respect thereto, the Indemnifying Party shall discontinue the defense thereof. Seller hereby elects to assume the defense of all Third Party Actions pending as of the Closing Date, against the Company, any of the Company's Subsidiaries, Texaco Brasil, Texaco Korea or the Texaco Additive Business, which defense shall be governed by the terms of this Section.

     Section 9.4 Payments. All indemnity payments made by Buyer or Seller under this Part Nine will be treated as adjustments to the Purchase Price of the U.S. Assets, the Brazilian Stock, the Korean Stock, the Belgian Stock or the Miscellaneous Assets, as appropriate based on the Asset to which the indemnity payment relates. All computations of indemnity payments due under this Part Nine shall reflect the actual present cash cost of the obligation with respect to which the indemnity payment relates. If any member of the Buyer Group or Seller Group entitled to an indemnity payment in accordance with this Part Nine ("Indemnified Member") receives Tax Benefit by virtue of having paid or accrued an amount for which an indemnity payment is provided, the amount of such Tax Benefit will be refunded to the Party making such indemnity payment when, as and if such Indemnified Member realizes a cash Tax savings from such Tax Benefit. If for any reason an Indemnified Member has any Tax imposed on it on account of its receipt of an indemnity payment including payments pursuant to this sentence ("Additional Indemnity Taxes"), the Party liable for the indemnity payment shall also be liable for such Additional Indemnity Taxes.


                                  PART TEN

                                   TAXES

     Section 10.1 General. Seller and Buyer covenant with each other regarding Taxes as follows:

          (a) Seller's Liability. Except for Taxes reflected in the computation of the Closing Working Capital, Seller shall be liable for (i) any and all liability with respect to Taxes which are imposed on or incurred by the Texaco Additive Business for any taxable period ending on or before the Effective Date for the particular Texaco Additive Business for which the Taxes are imposed or incurred, (ii) the portion of any Taxes which are imposed or incurred by the Texaco Additive Business for any taxable period beginning before and ending after the Effective Date which are allocable as described in Section 10.1(c) to the period ending on the Effective Date and (iii) 50% of any U.S. or foreign real or personal property, transfer, recording, sales, use value added or similar Taxes, but not including any tax based on net income, ("Transfer Tax") arising from the transfer of the ownership of the Texaco Additive Business from Seller to Buyer and Buyer's Affiliates.

          (b) Buyer's Liability. Except as provided in Section 10.1(a), Buyer and Buyer's Affiliates shall be liable for
     (i) the amount of Taxes reflected in the computation of the Closing Working Capital, (ii) any and all liability with respect to Taxes which are imposed on or incurred by the Texaco Additive Business for any taxable period beginning after the Effective Date for the particular Texaco Additive Business for which the Taxes are imposed or incurred, (iii) the portion of any Taxes which are imposed on or incurred by the Texaco Additive Business for any taxable period beginning before and ending after the Effective Date which are allocable as set forth in Section 10.1(c) to the period after the Effective Date, and (iv) 50% of the Transfer Taxes referred to in Section 10.1(a)(iii).

          (c) Post-Effective Date Determination. When necessary for the purposes of Section 10.1(a) or (b) to determine the portion of any Taxes of the Texaco Additive Business for a taxable period beginning before and ending after the Effective Date which are allocable between the Seller and Buyer, the determination shall be made, in the case of property or ad valorem Taxes (other than those based upon or measured by net income) on a per diem basis and, in the case of other Taxes including, without limitation, franchise taxes, but excluding Transfer Taxes as set forth in Sections 10.1(b) on the assumption that any period beginning before and ending after the Effective Date constitutes two separate taxable periods, the first ending on the Effective Date and the second beginning on the day after the Effective Date, for which the actual taxable events occurring during such periods shall be taken into account. Notwithstanding the foregoing in the case of Income Taxes of the Belgian Company, Texaco Brazil and Texaco Korea, exemptions, allowances and deductions for the taxable period beginning before and ending after the Effective Date that are calculated on an annual or periodic basis, such as the deduction for depreciation, shall be apportioned between the period ending on the Effective Date and the period beginning after the Effective Date in a manner similar to that described in Treasury Regulation Section 1.1502-76(b)(4), taking into account the laws of Belgium, Brazil and Korea respectively. In this regard, Buyer and Seller agree that
     (i) the last day of the Belgian Company's, Texaco Brazil's and Texaco Korea's taxable years shall be the Closing Date and (ii) that all items of income, interest, loss or deduction recognized or incurred for Income Tax purposes through the Closing Date shall be included in the Returns filed by Seller. Buyer and Seller covenant and agree that each of them shall file all returns with respect to Income Taxes, and maintain all books and records and conduct all audits and legal and administrative proceedings on a basis and in a manner consistent with Section 10.1(c).

          (d) Refunds. Refunds plus interest received by Seller due to the carryback of losses, credits, deductions or other Tax Benefits incurred, created or realized by the Belgian Company, Texaco Brasil or Texaco Korea with respect to any period after the Effective Date, shall belong to the Belgian Company, Texaco Brasil or Texaco Korea, as the case may be, and if received by Seller shall be paid to Buyer or to the relevant Affiliates of Buyer, as the case may be, within thirty (30) days of Seller's receipt of same. Seller shall apply for any such refund within thirty (30) days of any appropriate written request by Buyer. Seller shall be reimbursed by the Belgian Company, Texaco Brasil or Texaco Korea, as appropriate, for its actual out-of-pocket costs and expenses incurred in connection with the filing of any such refund claim. If Buyer or any Buyer's Affiliate receives (whether by payment, credit, offset or otherwise) a refund, including interest, if any, in respect of any Taxes for which Seller is liable under Section 10.1(a), Buyer or Buyer's Affiliate receiving the refund shall, within thirty
     (30) days after receipt of such refund, remit it to Seller. Buyer and Seller shall cooperate with each other to take all reasonable steps necessary to claim any such refunds.

          (e) Tax Attributes. Seller shall provide, as soon as practicable after Closing, to Buyer the amounts of any net operating losses, net capital losses, earnings and profits, previously taxed income, foreign tax credits, and any other Income Tax attribute or other tax attributes that Texaco Brasil, the Belgian Company and Texaco Korea possess as of the Effective Date.

     Section 10.2 Tax Indemnification. Notwithstanding the provisions of Part Nine, Buyer and Seller covenant to each other as follows:

          (a) Seller's Indemnification. Seller shall indemnify the Buyer against any and all liability for Taxes imposed on the Texaco Additive Business for which Seller is liable under Sections 10.1(a). Any indemnity payable by Seller shall be paid within the later of ten (10) days after Buyer's request therefore or ten (10) days prior to the date on which the liability upon which the indemnity is based is required to be satisfied by the Belgian Company, Texaco Brazil, Texaco Korea or the Buyer. If the Tax liability of the Texaco Additive Business for any taxable period ending on or prior to the Effective Date, other than an income tax liability of Seller and Seller's Affiliates with respect to the transfer of ownership of the Texaco Additives Business from Seller and Seller's Affiliates to Buyer and Buyer's Affiliates is increased as the result of an adjustment by a Governmental Body and the item which resulted in such increase creates a Tax Benefit which is available to Buyer or an Affiliate of Buyer (each such party being referred to hereinafter as "Tax Beneficiary") for any taxable period beginning after the Effective Date, then Buyer or its Affiliate shall promptly pay to Seller an amount equal to the Tax savings directly attributable to and which would not have been realized but for such Tax Benefit. The amount payable under the preceding sentence shall in no event exceed the amount of Tax cost borne by Seller as a result of the Governmental Body's adjustment. Similarly, to the extent a Tax Beneficiary's Taxes for periods after the Effective Date are reduced by Tax Benefits (including but not limited to tax credits, net operating losses, capital losses, etc.) arising from periods prior to the Effective Date, then Buyer shall or its Affiliates shall within the later of ten (10) days after Seller's request or the date the Tax Beneficiary is deemed to have received the Tax Benefit pay to Seller an amount equal to the Tax savings directly attributable to such Tax Benefit. A Tax Beneficiary shall be deemed to have received such Tax benefit (i) on the date the Tax savings are received by way of refund of previously paid Taxes or (ii) on the date of filing of a Tax Return reflecting such savings. Any Party ("Payee") which claims the benefit of a payment from another Party pursuant to Part Ten will make available to the Party from which payment is sought ("Payor") a written memorandum which will set forth the basis upon which the claim for payment is framed. Said statement will also describe the Returns, if any, to be filed by the Payor with respect to the subject matter of the payment claim. When the subject matter of the payment claim is a Tax Benefit, the Payor will supply the Payee with a statement from a nationally recognized certified public accounting firm detailing the amount and time when the Tax Benefit is realized.

          (b) Buyer's Indemnification. Buyer shall indemnify the Seller against any and all liability for Taxes imposed on the Texaco Additive Business for which Buyer is liable under Section 10.1(b). Any indemnity payable by Buyer pursuant to this Section 10.2(b) shall be paid within the later of ten (10) days after Seller's request therefor or ten (10) days prior to the date on which the liability upon which the indemnity is based is required to be satisfied by Seller.

          (c) Payments. All payments made by Buyer or Seller under this Part Ten shall be treated as adjustments to the Purchase Price of the Texaco Additive Business to which the payment most appropriately relates. All computations of payments due under Part Ten shall reflect the actual cash cost or benefit of the Tax with respect to which the indemnity obligation arises (by way of example, if Texaco Brazil or Texaco Korea receive a refund of Tax attributable to a period prior to the Effective Date but must include the amount thereof in its taxable income, only the net after-Tax benefit enjoyed by such corporation is required to be paid by Buyer to Seller. Similarly, if Texaco Brazil and Texaco Korea are burdened by a Tax that Seller indemnifies Buyer for and such corporation then or later realizes a Tax savings by virtue of having paid or accrued the Tax, Buyer will refund such amount of Tax savings to Seller). The first sentence of this Section 10.2(c) notwithstanding, if any party entitled to indemnification under this Part Ten has any Tax imposed on it by reason of any payment to it made pursuant to this Section 10.2(c) (including pursuant to this sentence) ("Additional Section 10.2(c) Taxes"), the party liable for such payment shall also be liable for such Additional Section 10.2(c) Taxes.

          (d) No Liability, Etc.. Notwithstanding any provision to the contrary that may be contained in Part Nine or Part Ten of the Agreement: (i) Buyer and its Affiliates shall have no liability to pay Seller an amount with regard to any Tax savings which are attributable to and which would not have been realized by Buyer or its Affiliates but for a change in the Income Tax liability of Seller and Seller's Affiliates with respect to an adjustment by a Governmental Body to the Purchase Price allocation as set forth in
     Section 10.9; and (ii) with respect to the Belgian Business, Buyer and its Affiliates shall have no liability to pay any part of any Transfer Tax or penalty which is attributable to a failure to declare or pay any Transfer Tax applicable to the transfer of ownership of the Texaco Additives Business from Seller and Seller's Affiliates to Buyer and Buyer's Affiliates, and if such Transfer Tax or penalty is assessed against Buyer or its Affiliates, Seller shall indemnify Buyer and its Affiliates against such Transfer Tax or penalty provided that in either case (a) Buyer or Buyer's Affiliates shall remit to Seller or Seller's Affiliates the amount of any Tax Benefit realizable by Buyer or Buyer's Affiliates on account of payment of any such Transfer Tax or penalty which is indemnified by or paid directly by Seller or Seller's Affiliates under Section 10.2(d)(ii), (b) Buyer and Seller shall cooperate as appropriate to secure proper exemptions from Transfer Taxes, including without limitation, making "going concern" representations for U.K. VAT purposes, (c) no indemnification for any Belgian Transfer Tax or penalty shall be applicable under Section 10.2(d)(ii) if Buyer or its Affiliates causes the Belgian Company to merge with a Person within less than three (3) years after the Closing Date, and (d) Buyer and its Affiliates shall allow Seller and Seller's Affiliates to conduct or participate in a contest against such Transfer Tax Assessment before the appropriate taxing authority or court of competent jurisdiction, at Seller and Seller's Affiliates own expense.

     Section 10.3 Tax Returns. Seller and Buyer covenant with each other as follows:

          (a) Seller. Seller shall cause to be prepared and filed all Tax Returns to be filed in respect of all Taxes related to the Texaco Additive Business, including specifically Texaco Belgium, the Belgian Company, Texaco Brazil and Texaco Korea, for periods ending on or before the Closing Date and shall cause to be paid all Taxes which are due for such periods. All Tax payments made hereunder by Seller for Taxes, the liability for which is appropriately Buyer's under this Part Ten, shall be promptly reimbursed by Buyer to Seller as provided herein. With respect to Tax Returns filed by Seller that include or are in respect of the Belgian Company, Texaco Brasil or Texaco Korea for any taxable period that includes the period from the Effective Date through the Closing Date ("Closing Date Period"), Seller shall pay to Buyer the amount, if any, by which the Taxes of Seller or any Seller Affiliate or the Texaco Additive Business are reduced for the taxable period that includes the Closing Date or for any prior taxable period as a result of any Tax benefits in the nature of net operating losses, capital losses, investment tax credits or other tax credits which are realized by the Belgian Company, Texaco Brasil or Texaco Korea during the Closing Date Period. Such payments shall be made no later than ten (10) days after the date the Tax Benefit is deemed to have been received by Seller, the Seller Affiliate, or the Texaco Additive Business, as the case may be, in accordance with Section 10.2(a); provided, however, that Seller shall not be required to pay to Buyer any amounts that are deemed realized by the Texaco Additive Business after the Closing Date. Seller shall supply Buyer with a statement from a nationally recognized certified public accounting firm detailing the net after-Tax amount of such Tax Benefit and the time when it is received. Where available Seller shall elect to cause the taxable year for Income Tax Returns of the Belgian Company, Texaco Brazil and Texaco Korea to terminate on the earlier of the Effective Date or the Closing Date.

          (b) Buyer. Buyer shall cause to be prepared and filed all Tax Returns which are required by any Governmental Body to be filed in respect of all Taxes related to the Texaco Additive Business, including specifically the Belgian Company, Texaco Brazil and Texaco Korea, for taxable periods beginning on or after the Effective Date and shall cause to be paid all Taxes which are due for such periods. In addition, Buyer shall have the responsibility of filing Tax Returns for periods beginning prior to the Effective Date but ending after the Closing Date. All Tax payments made hereunder by Buyer for Taxes, the liability for which is appropriately the Seller's under this Part Ten, shall be promptly reimbursed by Seller to Buyer as provided herein.

     Section 10.4 Tax Agreements. All Tax Sharing Arrangements to which the Texaco Additive Business is subject shall be terminated as of the Effective Date canceling all rights and obligations thereunder.

     Section 10.5   Tax Audits.  From and after the Closing Date
(i) Buyer shall immediately give notice to Seller of the commencement of any Tax audit, examination or notice of a proposed adjustment arising from or affecting the Belgian Company, Texaco Korea or Texaco Brazil for any period beginning prior to the Effective Date; (ii) Buyer shall immediately furnish Seller with copies of all correspondence (including without limitation notices, requests, explanations, determinations, schedules, charts and lists) received; (iii) Seller shall have the right, at Seller's cost, to approve in advance any correspondence sent to any taxing authority by Buyer with respect to any such Tax audit, examination or notice of proposed adjustment (including but not limited to extending any applicable statute of limitations), to the extent it would impact on the Tax liability arising from such Tax audit; (iv) Seller shall have authority, at Seller's cost, to supervise and control, in consultation with Buyer, the conduct of, and to represent Texaco Brazil and Texaco Korea in connection with, any Tax audit for any taxable period ending on or prior to the Closing Date; and (v) Seller shall be entitled, at Seller's cost, to control the actions taken or proposed to be taken to avoid, mitigate or otherwise defend against any change or imposition of Tax arising from any such Tax audit; and provided, further, that Seller shall not settle or otherwise resolve any issue which may affect the liability for Taxes for any period with respect to which Buyer, the Belgian Company, Texaco Brazil or Texaco Korea have any responsibility for payments thereof, without Buyer's prior written consent, which consent shall not be unreasonably withheld. With respect to all such Tax audit matters all Parties hereby agree to cooperate with each other and to take such actions and execute such agreements, Tax forms and documents as the Party controlling the matter may reasonably request.

     Section 10.6 Other Assistance Regarding Taxes. Seller shall provide Buyer with such relevant Tax Returns and supporting information of Texaco Belgium, the Belgian Company, TBSA, Texaco Brazil and Texaco Korea, including access to such employees, books and records as may be reasonably requested, to the extent it is reasonably necessary for Buyer, the Belgian Company, Texaco Brasil or Texaco Korea in connection with the preparation of any Tax Returns, any audit, or any judicial or administrative proceeding or determination relating to liability for Taxes covered by this Part Ten of the Belgian Company, Texaco Brasil or Texaco Korea and shall provide Buyer, the Belgian Company, Texaco Brasil or Texaco Korea with such assistance as Buyer may reasonably request, at no cost to Buyer in connection with such Tax matters. Buyer shall provide Seller with such relevant Tax Returns and supporting information of Buyer, to the extent it is reasonably necessary in connection with the preparation of any Tax Returns, any audit, or any judicial or administrative proceeding or determination relating to liability for Taxes covered by this Part Ten of the Belgian Company, Texaco Brasil or Texaco Korea for periods ending on or before the Closing Date, and shall provide Seller with such assistance, including access to employees, books and records, as Seller may reasonably request, at no cost to Seller, in connection with such Tax matters. All Parties agree to keep such Tax Returns and supporting information confidential.

     Section 10.7 FIRPTA Certificate. At the Closing, Seller shall deliver to the Buyer an affidavit of Seller, signed by an officer of Seller, in the form attached hereto as Exhibit J. Notwithstanding anything to the contrary set forth in the Agreement, Buyer shall be entitled to withhold the requisite amounts from the Purchase Price if Seller fails to fulfill all of its obligations under this Section 10.7.

     Section 10.8   Preservation of Records.  For a period of ten
(10) years after the Closing Date, Buyer shall (i) preserve and retain the corporate, accounting, legal, auditing, Tax and other books and records that relate to the conduct of the Texaco Additive Business prior to the Effective Date and (ii) make such books and records available at the then current administrative headquarters of the Texaco Additive Business (or at any other place as reasonably agreed to by Buyer and Seller) to Seller upon reasonable notice and at reasonable times, it being understood that Seller shall be entitled to make and retain copies of any such books and records as it shall deem necessary at Seller's expense. In the event Seller desires Buyer to extend the period referred to in the first sentence of this Section 10.8 beyond ten
(10) years, it may do so if (x) the applicable statute of limitations for the years with respect to which the books and records relate has not expired and (y) Seller requests such extension from Buyer in writing and informs Buyer that the statute of limitations has not yet expired. Each such extension shall not be for more than twelve (12) months. In the event Buyer fails to maintain such records and as a result of such failure the Seller's Tax liabilities as described in Part Ten are increased, then Buyer shall indemnify and hold harmless the Seller for any such increase in Taxes (but only to the extent that such records were held by the Belgian Company, Texaco Korea or Texaco Brazil at the Closing Date or transferred to Buyer or its Affiliates).

     Section 10.9 Allocation of Purchase Price. The Purchase Price shall be allocated as set forth on Schedule 2.2. Each Party shall notify the other in the event it believes that any taxing authority takes a position or is proposing to take a position inconsistent with such allocation. The Parties recognize that certain reporting requirements as imposed by
Section 1060 of the Code apply to the transfer of the U.S. Assets under the Agreement. Therefore Seller and Buyer shall jointly prepare IRS Form 8594 pursuant to Temporary Treasury Regulation
Section 1.1060-IT to report the allocation of the Purchase Price among the U.S. Assets as set forth on Schedule 2.2. Each Party agrees not to assert, in connection with any Return, tax audit or similar proceedings, any allocation of the Purchase Price that differs from that set forth on Schedule 2.2.

     Section 10.10  Conflict.  In the event of a conflict
relating to Taxes between the provisions of Part Ten and any other provisions of the Agreement, including without limitation the indemnity, the provisions of Part Ten shall control.


                                PART ELEVEN

                            CONDITIONS PRECEDENT

     Section 11.1   Conditions Precedent of Buyer.  The
obligations of Buyer to consummate the transactions contemplated by the Agreement are subject to the following conditions:

          (a)  Representations and Warranties True
               at Closing. The representations and warranties of Seller contained in the Agreement or in any certificate or document delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby were true and complete when made, and shall be true and complete on and as of the Closing Date as though such representations and warranties were made at and as of such date except as otherwise expressly provided herein.

          (b) Compliance with Agreement. On and as of the Closing Date, Seller shall have performed and complied with all, and shall have caused Seller's Affiliates to perform and comply with all, covenants, agreements and conditions required by the Agreement to be performed and complied with prior to or on the Closing Date.

          (c)  Certified Resolutions and Officers'
               Certificate. Seller shall have delivered to Buyer
     (i) a certificate dated the Closing Date signed by the Secretary or an Assistant Secretary of Seller with respect to the action of Seller's Board of Directors authorizing the transactions contemplated by the Agreement, and (ii) a certificate, dated the Closing Date and signed by the Chairman, Vice Chairman or a Vice President of Seller certifying in such detail as Buyer may reasonably request to the fulfillment of the conditions specified in subparagraphs
     Section 11.1(a) and (b).

          (d)  Approval of Proceedings.  All actions,
     proceedings, instruments and documents required of Seller and Seller's Affiliates to carry out the Agreement, or incidental thereto, and all other related legal matters shall have been approved by counsel for Buyer, which approval shall not be unreasonably withheld.

          (e) Opinion of Counsel. There shall have been delivered to Buyer the opinion of such counsel designated by Seller as Buyer may approve, which approval shall not be unreasonably withheld, all dated the Closing Date as set forth on Exhibit E.

          (f) Injunction, Etc. On the Closing Date, the statutory waiting period required under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended and foreign competition laws, where applicable, has expired or terminated early and there shall be no injunction, writ, or preliminary restraining order or any order of any nature issued by a court or other Governmental Body of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided or imposing any conditions on the consummation of the transactions contemplated hereby and no material proceeding or lawsuit shall have been commenced or threatened by any Governmental Body or other Person with respect to any of the transactions contemplated by the Agreement and the Closing of the transaction as contemplated does not violate any material law or regulation, foreign or domestic.

          (g) Consents. All consents, approvals, clearances and authorizations referred to in or contemplated by Section 4.3(c) (excluding any consents contemplated by Section 4.2(a) and the consent of the Brazilian Antitrust Department) or in Schedule 3.1(e), 3.2(e), 3.3(e), 3.4(c), 3.5(c), 3.6(e), 3.7(c), 3.8(e), 3.9(e), 3.10(e) and
     4.1(l)(iii) shall have been obtained.

          (h) Service, Supply and Technology Agreements. Seller or Seller's Affiliates shall have entered into the Service, Supply and Technology Agreements as set forth in Schedule
     11.1(h).

          (i)  Patent Assignment Agreements.  Seller and its
     Affiliates shall have entered into the Patent Assignment
     Agreements.

          (j) Trademark Agreements. Seller shall have entered into the Trademark Agreements.

          (k) Resignations. Seller shall have delivered to Buyer the resignations of officers and directors of Texaco
     Korea, the Belgian Company and Texaco Brasil.

          (l) Environmental Permits. Buyer shall have obtained all environmental permits necessary to operate the Texaco
     Additive Business after the Closing except as set forth in
     Section 6.2(d).

          (m) Brazilian Fee Properties. Seller shall provide a Certificate from the Registry of Real Property with respect to the Brazilian Fee Properties providing that the Brazilian Fee Properties' title is Marketable and Indefeasible subject to the applicable Permitted Encumbrances.

          (n) Belgium Property. Buyer shall have received from Seller a statement dated the Closing Date issued by notary Hans Berquin, Kloosterdreef 7, 1050 Brussels or by any other notary mutually satisfactory to Buyer and Seller, confirming to the full satisfaction of Buyer that the Belgian Company owns the Belgian Property and has good Marketable and Indefeasible title thereto.

          (o)  Additive Plants Support Services.  Buyer and
     Huntsman shall have executed and delivered the Additive
     Plants Support Services Agreements as set forth on Schedule
     11.1(o).

          (p) Employees. Acceptance of employment with Buyer of the research and development employees which in Buyer's judgment are sufficient to transfer the Intellectual
     Property to be purchased by Buyer.

          (q) Assigned Contracts; Consents. Seller shall have caused the contracts and agreements as set forth in Schedule 11.1(q) to be assigned to Buyer or one of Buyer's Affiliates and written consent to the assignment of contracts and agreements have been obtained by Seller and Buyer shall have such consents.

          (r) Copolymer Agreements. The Contracts as set forth in Schedule 11.1(q) ("Copolymer Contracts") have been extended through December 31, 2002 without modification or amendment and DSM Copolymer, Inc. and its Affiliates have agreed to the extended Copolymer Contracts to Buyer as required under the terms of such contracts. On or prior to the Closing Date Buyer has received a copy of the extension of Copolymer Contracts and the consents to assignment of the Copolymer Contracts as provided above.

          (s) TSCA Matters. Resolution to Buyer's satisfaction of the Toxic Substances Control Act ("TSCA") Inventory and EINECS status of the sulfonate products manufactured by Witco Corporation and purchased by Texaco Additive Company as well as the Texaco TSCA matters as set forth in Schedule 11.1(s).

          (t) Ghent Gas Pipeline. Buyer shall be satisfied with the terms and conditions substantially as set forth in
     Schedule 11.1(t) of the proposed sale or encumbrances to be granted by Texaco Belgium or the Belgian Company to Distrigas or an affiliated company to be constructed on the Ghent property.

          (u) Easement and Rights of Way. Buyer shall be reasonably satisfied with proposed easements and rights of way securing access to Buyer's property in Port Arthur, Texas; Rio de Janeiro, Brazil; and Ghent, Belgium.

          (v)  Confidentiality Agreement.  Execution of the
     Confidentiality Agreement set forth in Schedule 11.1(v) by Huntsman on behalf of Huntsman and its Affiliates to maintain in confidence all information obtained by Huntsman and its Affiliates relating to the Texaco Additives
     Business.

          (w) Release of Rights. Execution of the release and covenant not to sue by Huntsman set forth in Section 11.1(w) releasing any and all rights to purchase the Texaco
     Additives Business by Huntsman from Seller and Seller's
     Affiliates.

          Section 11.2   Conditions Precedent of Seller. The
obligations of Seller to consummate the transactions contemplated by the Agreement are subject to the following conditions:

          (a) Representations and Warranties True at Closing. The representations and warranties of Buyer contained in the Agreement or in any certificate or document delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, were true and complete when made, and shall be true and complete on and as of the Closing Date as though such representations and warranties were made at and as of such date except as otherwise expressly provided herein.

          (b) Compliance with Agreement. On and as of the Closing Date, Buyer shall have performed and complied with, and shall have caused Buyer's Affiliates to perform and comply with, all agreements and conditions required by the Agreement to be performed and complied with prior to or on the Closing Date.

          (c) Certified Resolutions and Officers' Certificate. Buyer shall have delivered to Seller (i) a certificate dated the Closing Date signed by the Secretary or an Assistant Secretary of Buyer with respect to the action of Buyer's Board of Directors authorizing the transactions contemplated by the Agreement, and (ii) a certificate dated the Closing Date and signed by the President or a Vice President of Buyer certifying in such detail as Seller and the Company may reasonably request to the fulfillment of the conditions specified in Section 11.2 (a) and (b).

          (d)  Approval of Proceedings.  All actions,
     proceedings, instruments and documents required for Buyer to carry out the Agreement, or incidental thereto, and all other related legal matters shall have been approved by counsel for Seller and the Company or such other counsel designated by Seller which approval shall not be unreasonably withheld.

          (e) Opinion of Counsel of Buyer. There shall have been delivered to Seller an opinion of counsel designated by Buyer as Seller may approve, which approval shall not be unreasonably withheld, dated the Closing Date, as set forth on Exhibit K, which shall be to substantially the same effect as the opinion of such counsel delivered to Buyer's financing sources.

          (f) Injunction, Etc. On the Closing Date, the statutory waiting period required under the Hart Scott Rodino Antitrust Improvements Act 1976, as amended, and foreign competition laws, where applicable, has expired or terminated early and there shall be no injunction, writ, or preliminary restraining order or any order of any nature issued by a court or other Governmental Body of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided, or imposing any conditions on the consummation of the transactions contemplated hereby and no material proceeding or lawsuit shall have been commenced or threatened by any Governmental Body or other Person with respect to any of the transactions contemplated by the Agreement and the closing of the transaction as contemplated does not violate any material law or regulation, foreign or domestic.

          (g) Consents. All consents, approvals, clearances and authorizations referred to in or contemplated by Section 4.3(c) (excluding any consents contemplated by Section 4.2(a)and the consent of the Brazilian Antitrust Department) or in Schedule 3.11(c) shall have been obtained.

          (h) Service, Supply and Technology Agreements. Buyer shall have entered into the Service, Supply and Technology
     Agreements.

          (i) Trademark Agreements. Buyer shall have entered into the Trademark Agreements.

          (j) TSCA Matters. Resolution to Seller's satisfaction of the TSCA Inventory and EINECS status of the sulfonate products manufactured by Witco Corporation and purchased by Texaco Additive Company as well as the Texaco TSCA matters as set forth on Schedule 11.1(s).


                                PART TWELVE:

                               MISCELLANEOUS

     Section 12.1 Notices. All notices, consents, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if (i) delivered by hand, (ii) delivered by a recognized overnight commercial courier (receipt requested), or (iii) sent by telecopier (with receipt confirmed), provided that a copy is promptly thereafter mailed in the United States by first-class postage prepaid mail, to the Party as follows (or to such other address as any Party shall have last designated by fifteen (15) days' notice to the other Parties).



          If to Seller:

               Texaco Inc.
               2000 Westchester Avenue
               White Plains, New York  10650
               Fax:  (914) 253-6342
               Phone:  (914) 253-6150
               Attention:  Corporate Secretary

          If to Buyer:

               Ethyl Corporation
               330 South Fourth Street
               Richmond, Virginia 23217
               Fax:
               Phone:
               Attention:  Vice President and General Counsel

     Section 12.2   Modification.  The Agreement, including this
Section 12.2 and the Schedules, shall not be modified except by an instrument in writing signed by or on behalf of all of the Parties.

     Section 12.3 Governing Law. The Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York without regard to the conflict of laws principles thereof, except that for purposes of determining whether there has been a breach of any obligation hereunder as a result of a non-compliance with Laws involving matters of real property or employment (including employee benefit matters), reference shall be made to the relevant local, state, provincial or national Law.

     Section 12.4 Assignment. The Agreement shall not be assigned by any Party directly or indirectly to any other Person (whether by the sale of stock or other transfer of ownership interest in a Party, or the sale or transfer by a Person that has an indirect stock or ownership interest in a Party or otherwise); notwithstanding anything to the contrary herein:

      (i) each Party shall have the right to assign all or any part of its rights and obligations hereunder to one or more wholly owned Subsidiaries of such Party, provided that such assignment shall not relieve such Party from its obligations under the Agreement;

     (ii) Buyer (and, in the case of clause (x) below, the holder or holders, directly or indirectly, of Buyer's capital stock) shall have the right (x) to sell the Texaco Additive Business as a whole by means of a sale of all or substantially all of the assets of Buyer (including, without limitation, the capital stock of Texaco Brasil, the Belgian Company and Texaco Korea) to a Person, and in connection with such sale to assign to such Person all of Buyer's rights under the Agreement and to cause such Person to assume all of Buyer's obligations under the Agreement, or (y) to sell all or any of the assets of the Texaco Additive Business constituting a facility or a parcel of land or all of the Belgian Stock, Brazilian Stock or Korean Stock, to one or more Persons, and in connection with such sale to assign to such Person or Persons Buyer's rights under the Agreement that relate to the assets so sold and to cause such Person or Persons to assume Buyer's obligations under the Agreement that relate to the assets so sold; provided, however, that Buyer shall have a one time right to assign any or all of its rights and obligations with respect to any or all of the Assets under the Agreement in accordance with
     Section 12.4(ii)(x) or (y), and thereafter there shall be no further right of assignment of the rights and obligations to any such Asset under the Agreement without the consent of Seller which shall not be unreasonably withheld (it being understood and agreed that if any of Buyer's rights under that Agreement are assigned in accordance with any of Section 12.4(ii)(x) or (y), Seller shall continue to perform Seller's obligations under the Agreement that relate to the rights so assigned); and

     (iii) Buyer shall have the right to assign the Agreement and the Texaco Additive Business to any Person providing financing for the transactions contemplated by the Agreement or to any Person providing to Buyer financing relating to the Texaco Additive Business, in either case, to secure such financing, which Person, as a permitted assignee, shall have the assignment rights as set forth in Section 12.4(i) and (ii), and any permitted assignee of such Person shall have the assignment rights set forth in
     Section 12.4(i) and (ii).

     Section 12.5 Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 12.6 Invalidity. If any of the provisions of the Agreement including the Schedules is held invalid or unenforceable, such invalidity or unenforceability shall not affect in any way the validity or enforceability of any other provision of the Agreement. In the event any provision is held invalid or unenforceable, the Parties shall attempt to agree on a valid or enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the tenor of the Agreement and, on so agreeing, shall incorporate such substitute provision in the Agreement.

     Section 12.7 Entire Agreement and Construction. The Agreement contains the entire agreement between the Parties hereto with respect to the agreements and transactions contemplated herein and all prior understandings and agreements shall merge herein. There are no additional terms, whether consistent or inconsistent, oral or written, which are intended to be part of the Parties' understandings which have not been incorporated into the Agreement and the Schedules. The Parties agree that they have jointly participated in the drafting and preparation of the Agreement and that the language of the Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the Parties hereto.

     Section 12.8 Expenses. Except as otherwise expressly provided herein, each Party shall bear its fees, costs and expenses in connection with the transactions contemplated herein, including, without limitation, all legal and accounting fees and disbursements and fees and expenses of other advisors retained by such Party.

     Section 12.9 Waivers and Amendments. All amendments and other modifications hereof shall be in writing and signed by each of the Parties. Any Party may by written instrument (i) waive any inaccuracies in any of the representations or warranties made to it by any other Party contained in the Agreement or in any instruments and documents delivered to it pursuant to the Agreement, or (ii) waive compliance or performance by any other Party with or of any of the covenants or agreements made to it by any other Party contained in the Agreement. The delay or failure on the part of any Party hereto to insist, in any one instance or more, upon strict performance of any of the terms or conditions of the Agreement, or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such terms, conditions, rights or privileges but the same shall continue and remain in full force and effect. All rights and remedies are cumulative.

     Section 12.10 Survival of Representations and Covenants. All representations and warranties contained in the Agreement shall survive the Closing and continue for a period of thirty
(30) months following the Closing Date; provided, that (i) the representations and warranties of the Seller (x) contained in Sections 3.1(o) and 3.3(q) shall continue for a period of four
(4) years following the Closing Date and (y) contained in Section 3.1(g) shall continue for a period of five (5) years following the Closing Date, (ii) the representations and warranties of the Seller contained in Section 3.1(m) shall continue until the termination of the applicable statute of limitation, and (iii) the representations and warranties of Seller contained in Section 3.3(h) shall continue indefinitely. The covenants and agreements contained in the Agreement shall survive the Closing and continue in accordance with their respective terms. In the event Buyer or Buyer's Affiliates transfer, sell, assign or use all or any part of the Texaco Additive Business for any purpose other than industrial, manufacturing, chemical, additive use, or laboratories supporting such uses, all of Seller's representations, warranties, covenants, agreements, indemnities and obligations under Part Eight of the Agreement shall expire and terminate with respect to such part of the Texaco Additive Business. Any right of indemnification pursuant to Part Nine with respect to a claimed breach of a representation or warranty shall expire at the date of termination of the representation or warranty claimed to be breached ("Claim Termination Date"), unless on or prior to the Claim Termination Date a Claim has been made to an Indemnifying Party. If a Claim is timely made, it may continue to be asserted beyond the Claim Termination Date of the representation and warranty to which such Claim relates. A "Claim" means a written notice asserting a breach of a representation or warranty specified in the Agreement, which shall reasonably set forth, in light of the information then known to the Party giving such notice, a description of and estimate (if then reasonable to make) of the amount involved in such breach.

     Section 12.11 Section Headings. The section headings in the Agreement are for convenience of reference only and shall not be deemed to alter or affect the interpretation of any provision thereof.

     Section 12.12  Termination.  The Agreement may be terminated
(i) by mutual written consent of the Parties at any time prior to the Closing; (ii) by Buyer by notice to Seller given on or before the Closing Date, if Buyer shall discover any material fact or condition existing on the date of such termination which is at variance with any of the representations and warranties of Seller contained in the Agreement; (iii) by and at the option of the Seller if the Closing shall not have occurred on or before the Termination Date; or (iv) by and at the option of the Buyer if the Closing shall not have occurred on or before the Termination Date. Upon any termination the Parties shall have no further obligations under the Agreement; provided, however, Buyer shall hold all information which it has obtained during the transaction contemplated hereby, subject to the Confidentiality Agreement, and the provisions of Sections 4.3(b), 12.3 and 12.8 shall remain in full force and effect. The Parties understand and agree that, from and after the Closing Date, the Confidentiality Agreement shall be of no further force or effect.

     Section 12.13  Dispute Resolution.  Seller and Buyer
covenant with each other as follows:

          (a) Generally. Any claim, controversy or dispute arising out of, relating to, or in connection with the Agreement or the agreements and transactions contemplated hereby, by Buyer, Buyer's Affiliates, Seller or Seller's Affiliates, including the interpretation, validity, termination or breach thereof, shall be resolved solely in accordance with the dispute resolution procedures set forth in Schedule 12.13. The Parties covenant that they shall not resort to court remedies except as provided for in Schedule 12.13, or for preliminary relief in aid of arbitration.

          (b)  Violations.  A Party who violates the covenants in
     Section 12.13(a) shall pay all the legal costs incurred by the other Parties in connection with the enforcement thereof. Suits, actions or proceedings in connection with violations of the covenants in Section 12.13(a) and Schedule
     12.13 shall be instituted in the United States District Court for the Southern District of New York, and pursuant to Title IX of the United States Code. Each Party waives any option or objection which it may now or thereafter have to the laying of the venue in any such suit, action or proceeding and irrevocably submits to the jurisdiction of such court in any such suit, action or proceeding.

     Section 12.14 Schedules and Exhibits. The Parties acknowledge that the Schedules and Exhibits have not been finalized as of the time of execution and delivery of the Agreement. The Parties agree to negotiate in good faith and use reasonable best efforts to finalize such incomplete Schedules and Exhibits on or prior to forty five (45) days from the date of the Agreement. In the event that any such Schedule or Exhibit which is required to be delivered by one Party ("Delivering Party") to the other Party ("Receiving Party") is not finalized and delivered by the Delivery Party to the Receiving Party, by forty five (45) days from the date of the Agreement, or as of such date is not satisfactory in form and substance to the Receiving Party, in such Receiving Party's sole and absolute discretion, then the Agreement may be terminated by the Receiving Party. In the event that any such Schedule or Exhibit, which must be mutually prepared by both Parties, has not been finalized by the Parties by forty five (45) days from the date of the Agreement, or as of such date is not satisfactory in form and substance to any Party, in such Party's sole and absolute discretion, then the Agreement may be terminated by any Party, in such Party's sole and absolute discretion, then the Agreement may be terminated by any Party. Any such termination shall be subject to the provisions of the second sentence of Section 12.12.

     IN WITNESS WHEREOF, the Parties hereto have entered into the Agreement as of the date first herein above written.

                              TEXACO INC.


                              By:



                              TEXACO OVERSEAS HOLDINGS INC.


                              By:



                              S.A. TEXACO BELGIUM N.V.


                              By:



                              TEXACO ADDITIVE COMPANY


                              By:



                              TEXACO CARIBBEAN INC.


                              By:



                              S. A. TEXACO PETROLEUM N.V.


                              By:



                              ETHYL CORPORATION

                              By:



         RESTATEMENT OF AMENDMENTS TO PURCHASE AND SALE AGREEMENT
			     (ADDITIVE BUSINESS)

	This Restatement of Amendments to the Purchase and Sale Agreements (Additive Business), dated as of February 29, 1996 ("Restatement of Amendments"), is entered into and made by and between Texaco Inc., a Delaware corporation, having an office at 2000 Westchester Avenue, White Plains, New York 10650 ("Seller") acting on behalf of itself and the Selling Subsidiaries, S.A. Texaco Belgium N.V., a society anonyme organized under the laws of the Kingdom of Belgium, having an office at Avenue Arnaud Fraiteur 25, B-1050, Brussels, Belgium ("Texaco Belgium"), S.A. Texaco Petroleum N.V., a society anonyme organized under the laws of the Kingdom of Belgium, having an office at Avenue Arnaud Fraiteur 25, B-1050, Brussels, Belgium ("Texaco Petroleum"), Texaco Overseas Holdings, Inc., a Delaware corporation, having an office at 32 Loockerman Square, Suite L-100, Dover, Delaware 19901 ("TOHI"), Texaco Additive Company, a Delaware corporation, having an office at 3040 Post Oak Boulevard, Houston, Texas 77056 ("Company"), Texaco Caribbean Inc., a Delaware corporation, having an office at 150 Alhambra Circle, P.O. Box 343300, Coral Gables, Florida 33134-4534 ("Texaco Caribbean"), and Ethyl Corporation, a Virginia corporation having an office at 330 South Fourth Street, Richmond, Virginia 23217 ("Buyer"). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Purchase Agreement.



	WHEREAS, Seller, Texaco Belgium, Texaco Petroleum, TOHI, Company, Texaco Caribbean and Buyer wish to (i) amend the Purchase and Sale Agreement (Additive Business) dated as of September 22, 1995 between Seller, Texaco Belgium, Texaco Petroleum, TOHI, Company, Texaco Caribbean and Buyer and (ii) restate all amendments made to the Purchase Agreement as of December 31, 1995 and February 23, 1996 (the "Purchase Agreement").



	NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements in the Purchase Agreement, Seller, Texaco Belgium, Texaco Petroleum, TOHI, Company, Texaco
Caribbean and Buyer agree as follows:



	1. Section 1.2 Definitions of the Purchase Agreement is amended to read as follows:



	"Belgian Stock" means One Million One Hundred Eighty Nine
Thousand Two Hundred Fifty (1,189,250) shares of the Belgian
Company which are issued.



	"Termination Date" means February 29, 1996.



	2. Section 1.2 Other Definitions. The addition of the following defined terms:

			"Excluded Products"     4.1(q)

			"Promissory Note"       2.2

			"Principal Reduction"   10.9



The deletion of the term:



			"Assumption Agreements"...      2.3(c)



	3. Section 2.2 shall be deleted and the following shall replace it in its entirety:



		Section 2.2 Purchase Price. The purchase price of the U.S. Assets, the Belgian Stock, the Brazilian Stock, the Korean
Stock, the Miscellaneous Assets and the Intellectual Property shall be One Hundred Fifty One Million Two Hundred Thousand
Dollars ($151,200,000) ("Asset Consideration") plus the Closing
Working Capital as determined in accordance with Section 2.4
(collectively, the "Purchase Price"). At the Closing, Buyer shall delivery to Seller an amount equal to Ninety One Million
Two Hundred Thousand Dollars ($91,200,000) plus the Estimated
Working Capital in cash and a promissory note with the principal amount of Sixty Million Dollars ($60,000,000) payable on February 26, 1999 bearing interest per annum calculated by adding fifty (50) basis points to the three (3) year U.S.
Treasury Note rate quoted by Chemical Bank, New York City, at the close of business on the last Business Day prior to the Closing Date payable quarterly and substantially in the form attached as Exhibit I (the "Promissory Note").



	4. Section 2.3(b)(ii) shall be amended by deleting the words from "it being understood" to the end of the sentence and inserting a period after "Business".



	5. Section 2.3(c) shall be amended by (i) deleting the first sentence of the section and inserting the following sentence, "At the Closing Buyer hereby agrees to assume the Assumed
Liabilities.", (ii) deleting "or Assumption Agreements" at the end of the second sentence and (iii) any reference to "Assumption Agreement" shall be deleted and "Agreement" shall be inserted.



	6. Section 2.3(e) shall be amended by deleting the sentence "Seller's satisfaction of any Retained Liabilities after the Closing Date shall be treated as adjustments to the Purchase
Price of the Brazilian Stock, the Belgian Stock or the Korean
Stock, as the case may be."



	7. Section 3.8(f) shall be amended by deleting the words "One Thousand Two Hundred and Forty Nine (1,249)" and inserting One
Million One Hundred Eighty Nine Thousand Two Hundred Forty Nine
(1,189,249).



	8. Section 3.11(a)-(d) shall be amended to insert "and the Note" after "the Agreement".



	9.      The following shall be added as new Section 4.1(d):





	(vi) entering into and performing the Agreement regarding Excluded Contracts dated as of the Closing Date between Buyer and Seller or



	(vii) performing Seller's responsibilities relating to the sale of Buyer's products pursuant to the terms of Schedule
4.3(s) Caltex Protocol and the Additive Supply Agreement as it applies to the sale of marine sulfonate products, TLA414 and TLA4051 to Caltex.



	10. Section 4.1(l)(xiii) shall be amended by adding "Except as set forth in Schedule 4.1(l)(xiii),".



	11. Section 4.1(l)(ix) shall be amended by changing the Schedule reference on the third to the last line from "Schedule
4.1(m)(ix) to Schedule 4.1(l)(ix)".



	12.     Add the following as Section 4.1(q):



	Section 4.1(q) Excluded Products. Seller covenants that on the Closing Date, Seller shall not sell, transfer or otherwise convey to Buyer or Buyer's Affiliates any lubricating composition, concentrate, component, or additive product which is within the scope of one or more claims of U.S. Patent No. 4,867,890 or any foreign counterpart patents ("Excluded
Products") and such Excluded Products shall not be included in determining Closing Working Capital pursuant to Section 2.4.
Seller further covenants that neither Seller nor any of its Affiliates have made, used or sold such Excluded Products since October 1, 1995.



	13. Section 4.3(f). Delete the period at the end of the first sentence; insert a comma in its place and lower case the "If".



	14. Section 4.3(u) shall be amended as follows: (1) inserting in the eleventh line after "(iii)" and before "due" the words
"during the six (6) year period after Closing Date" and (ii) by deleting the comma in the twelfth line after the word
"terminated"; inserting a semicolon in its place and add the following language "or (iv) during the six (6) year period after Closing Date, TBSA terminates the Rio Lease for reasons other than breach or default of the sublease by Buyer or its Affiliates except for acts beyond TBSA's control.



	15. Section 9.1(v) shall be amended by deleting "Thirty (30)" and inserting "Twenty-three (23)".



	16.     Section 9.1 shall be amended by adding to the beginning of
Section 9.1(iv) "excluding the claims set forth in Section
9.1(x)"; by deleting the "or," before "(v)", by deleting the "and" before "(vi)" and adding in the third line from the bottom after "Excluded Employee" by the following:



	(vii) Texaco or Texaco's Affiliates actions related to the business relationship with NCS, including the litigation, Nippon
Chemical Sales Co., Ltd. v. Texaco Inc. and Texaco Additive
Company in Delaware and Nippon Chemical Sales Company, Ltd.'s application for provisional injunction with respect to legal relations against Texaco Additive Company in Tokyo, Japan.



	(viii) breach or nonfulfillment of any covenant, agreement, obligation or undertaking of Seller, Texaco Belgium and Texaco
Petroleum N.V. under the terms of the Framework Agreement dated as of February 29, 1996 by and among Texaco Belgium, Texaco
Petroleum N.V. and Buyer and Ethyl Additives Corporation and



	(ix) breach or nonfulfillment of any covenant, agreement, obligation or undertaking of Texaco Belgium and S.A. Texaco
Petroleum N.V. under the terms of the Share Purchase Agreement dated as of February 29, 1996 by and among Texaco Belgium and S.A. Texaco Petroleum N.V. and Buyer and Ethyl Additives
Corporation.



	(x) additive products sold to Castrol North America Automotive Inc. by the Company with an alleged odor problem prior to the Closing Date and any claim by Castrol North America Automotive
Inc. regarding the failure of the Company to pay for components supplied by Castrol North America Automotive Inc. to the Company prior to the Closing Date.



	17. Section 10.9 shall be amended by inserting after the first sentence the following: "Should the principal of the Promissory
Note referenced in Section 2.2 of the Agreement be reduced pursuant to the Conditions contained in the Promissory Note
("Principal Reduction"), Seller and Buyer agree that Schedule
2.2 of the Purchase Agreement shall be amended to reduce the amount of the Purchase Price allocated to Intangibles and Technology which are U.S. Assets by the amount of the Principal
Reduction. Within this category, the reduction shall be applied first against the Purchase price allocated to the DSM Copolymer contract, then against the Purchase Price allocated to Patents, and lastly against the Purchase Price allocated to other
Intellectual Property".



	18. Section 11.1(r) shall be amended by changing the Schedule reference in the second line to "Schedule 11.1(r)".



	19. Section 11.1(w) shall be amended by changing Section 11.1(w) reference in the second line to "Schedule 11.1(w)".



	20. Section 12.14 Schedules and Exhibits of the Purchase Agreement shall be amended by deleting January 31, 1996 where it appears and replacing it with February 29, 1996.





	21.     Exhibit F to the Purchase Agreement is deleted.



	22. All other provisions in the Purchase Agreement shall remain in full force and effect.



	23. This Restatement of Amendments may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.



	IN WITNESS WHEREOF, the parties hereto have entered into this Restatement of Amendments to the Purchase Agreement as of the date first herein above written.



						TEXACO INC.


						By:


						TEXACO OVERSEAS HOLDINGS INC.


						By:


						S.A. TEXACO BELGIUM N.V.


						By:


						TEXACO ADDITIVE COMPANY


						By:


						TEXACO CARIBBEAN INC.


						By:


						S. A. TEXACO PETROLEUM N.V.


						By:


						ETHYL CORPORATION


						By: